    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997


                                                      REGISTRATION NO. 333-34475
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                             VENTURE HOLDINGS TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       MICHIGAN                                                                          38-6530870
                                                3714
                      (Primary standard industrial classification code number)
                                             VEMCO, INC.
       MICHIGAN                                                                          38-2737797
                                   VENTURE INDUSTRIES CORPORATION
       MICHIGAN                                                                          38-2034680
                               VENTURE MOLD & ENGINEERING CORPORATION
       MICHIGAN                                                                          38-2556799
                                       VENTURE LEASING COMPANY
       MICHIGAN                                                                          38-2777356
                                         VEMCO LEASING, INC.
       MICHIGAN                                                                          38-2777324
                                    VENTURE HOLDINGS CORPORATION
       MICHIGAN                                                                          38-2793543
                                       VENTURE SERVICE COMPANY
       MICHIGAN                                                                          38-3024165
                       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (State or other                                                                       (I.R.S.
    jurisdiction of                                                                       Employer
   incorporation or                                                                    Identification
     organization)                                                                        Number)

                         ------------------------------

                           33662 James J. Pompo Drive
                             Fraser, Michigan 48026
                                 (810) 294-1500
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               MICHAEL G. TORAKIS
                     PRESIDENT AND CHIEF FINANCIAL OFFICER
                           C/O VENTURE HOLDINGS TRUST
                           33662 JAMES J. POMPO DRIVE
                             FRASER, MICHIGAN 48026
                                 (810) 294-1500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                   Copies to:

                  FREDRICK M. MILLER, ESQ.                                               PAUL LIEBERMAN, ESQ.
                    Dykema Gossett PLLC                                                  Paul Lieberman, P.C.
                   400 Renaissance Center                                            1471 S. Woodward, Suite 250
                  Detroit, Michigan 48243                                          Bloomfield Hills, Michigan 48302
                       (313) 568-6975                                                       (248) 335-4000

                         ------------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.


    If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                 SUBJECT TO COMPLETION, DATED OCTOBER 15, 1997


PROSPECTUS

VENTURE HOLDINGS TRUST                                              VENTURE LOGO

                               OFFER TO EXCHANGE
                     SERIES B 9 1/2% SENIOR NOTES DUE 2005
                           FOR ALL OF ITS OUTSTANDING
                          9 1/2% SENIOR NOTES DUE 2005
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON             , 1997, UNLESS EXTENDED.


     Venture Holdings Trust (the "Trust") and each of its wholly owned subsidiaries, other than Venture Industries Canada Ltd. ("Venture Canada"), (each an "Issuer" and, together with the Trust, the "Issuers") hereby offer upon the terms and subject to conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal," together with the Prospectus, the "Exchange Offer"), to exchange up to an aggregate principal amount of $205,000,000 of Series B 9 1/2% Senior Notes due 2005 (the "Series B Notes") for up to an aggregate principal amount of $205,000,000 of outstanding 9 1/2% Senior Notes due 2005 (the "Original Notes"). When used herein, the Company refers to the Issuers and Venture Canada, taken as a whole. The Issuers operate for the benefit of Larry J. Winget ("Mr. Winget"), as the sole beneficiary of the Trust. Mr. Winget has control of the Issuers and exercises control over their affairs, subject only to limitations contained in certain agreements related to the indebtedness of the Company, including the Series B Notes. See "Risk Factors -- Control; Affiliated Transactions."


     The terms of the Series B Notes are substantially identical in all material respects to those of the Original Notes, except for certain transfer restrictions, registration rights and liquidated damages relating to the Original Notes. The Series B Notes will be issued pursuant to, and entitled to the benefit of, the Indenture (as defined herein) governing the Original Notes. In the event that the Exchange Offer is consummated, any Original Notes which remain outstanding after the Exchange Offer and all outstanding Series B Notes will vote together as a single class for purposes of taking action under the Indenture. The Series B Notes and the Original Notes are sometimes referred to collectively as the "Notes".

     Interest on the Series B Notes will accrue from the date of issuance thereof and will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Original Notes that are exchanged for Series B Notes will accrue interest until the date of issuance of the Series B Notes. Original Notes that are exchanged for Series B Notes will cease to accrue interest as of the date of issuance of the Series B Notes. The Series B Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after July 1, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption. In addition, on or prior to July 1, 2000, the Issuers may redeem up to 35% of the aggregate principal amount of Series B Notes originally issued at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net cash proceeds of a Public Equity Offering (as defined); provided that at least 65% of the originally issued principal amount of Series B Notes remain outstanding immediately after the occurrence of such redemption.


     The Series B Notes will be senior unsecured, joint and several obligations of the Issuers, ranking pari passu in right of payment to all senior indebtedness of the Issuers. However, the Series B Notes will be effectively subordinated to all future and existing secured indebtedness of the Issuers and to all future and existing indebtedness of the Company's subsidiaries that are not Issuers of the Series B Notes. The Senior Credit Facility (as defined) is secured by substantially all of the assets of the Issuers, including all of the capital stock of the Issuers (other than the Trust) and 65% of the stock of Venture Canada. As of June 30, 1997, the Company had approximately $203 million outstanding under the Senior Credit Facility. On a pro forma basis after giving effect to the sale of the Original Notes and the application of the net proceeds therefrom, the Company had $4.0 million of borrowings under the Senior Credit Facility, a maximum of $193.2 million of availability for borrowings thereunder and $9.0 million of additional senior Indebtedness (as defined) outstanding. As of June 30, 1997, the Company's pro forma ratio of indebtedness to total capital was 0.8x. As of such date, Venture Canada had no debt other than trade payables of $15,966. See "Description of Certain Indebtedness -- Senior Credit Facility" and "Description of Notes."



     Upon the occurrence of a Change of Control (as defined), the Issuers will be required, subject to certain conditions, to make an offer to purchase the Series B Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. There can be no assurance that the Issuers will have adequate financial resources to pay all of their obligations under the Series B Notes upon the occurrence of a Change of Control. In addition, the Issuers will be obligated to repurchase the Series B Notes at 100% of their principal amount plus accrued interest to the date of repurchase in the event of certain asset sales. See "Risk Factors -- Change of Control," "Capitalization" and "Description of Notes."

                           -------------------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN DECIDING WHETHER TO EXCHANGE ORIGINAL NOTES IN THE EXCHANGE OFFER.
                           -------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                        (Continued on next page)

               The date of this Prospectus is             , 1997

(Continued from previous page)
     The Issuers will accept for exchange any and all Original Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time,
on           , 1997, unless extended by the Issuers in their sole discretion
(the "Expiration Date"). Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Issuers terminate the Exchange Offer and do not accept for exchange any Original Notes with respect to the Exchange Offer, the Issuers will promptly return the Original Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Original Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Original Notes may be tendered only in integral multiples of $1,000.

     The Series B Notes are being offered hereunder in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated as of July 9, 1997 (the "Registration Rights Agreement") among the Issuers and First Chicago Capital Markets, Inc., as the initial purchaser (the "Initial Purchaser"), with respect to the initial sale of the Original Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") contained in certain no-action requests from third parties unrelated to the Issuers, the Series B Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the respective holders thereof (other than any such holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the "Securities Act"), provided that the Series B Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such Series B Notes and is not engaged in and does not intend to engage in a distribution of the Series B Notes. However, any holder of Original Notes who is an "affiliate" of the Issuers or who intends to participate in the Exchange Offer for the purpose of distributing Series B Notes, or any broker-dealer who purchased Original Notes from the Issuers to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Original Notes for Series B Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Series B Notes.

     Each holder of Original Notes who wishes to exchange Original Notes for Series B Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Issuers, (ii) any Series B Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Series B Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Series B Notes. In addition, the Issuers may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Issuers (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Original Notes to be exchanged in the Exchange Offer. Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes. Any broker-dealer that resells Series B Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series B Notes

                                                        (Continued on next page)

(Continued from previous page)

and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Issuers believe that broker-dealers who acquired Original Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Series B Notes received upon exchange of such Original Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Series B Notes.

     Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Series B Notes received in exchange for Original Notes where such Original Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Issuers have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Series B Notes for a period ending 180 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such Series B Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution -- Exchange Offer." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Series B Notes received in exchange for Original Notes pursuant to the Exchange Offer must notify the Issuers, or cause the Issuers to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Issuers may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Series B Notes."

     Each Participating Broker-Dealer who surrenders Original Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Issuers of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Series B Notes pursuant to this Prospectus until the Issuers have amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Issuers have given notice that the sale of the Series B Notes may be resumed, as the case may be. If the Issuers give such notice to suspend the sale of the Series B Notes they shall extend the 180 day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Series B Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Series B Notes or to and including the date on which the Issuers have given notice that the sale of Series B Notes may be resumed, as the case may be.

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE

                                                        (Continued on next page)

(Continued from previous page)

DECIDING WHETHER TO TENDER THEIR ORIGINAL NOTES PURSUANT TO THE EXCHANGE OFFER.

     Prior to the Exchange Offer, there has been no public market for the Series B Notes. The Original Notes are not, and the Series B Notes are not expected to be, listed on any securities exchange or authorized for trading on The Nasdaq Stock Market. There can be no assurances as to the liquidity of any markets that may develop for the Series B Notes, the ability of holders to sell the Series B Notes, or the price at which holders would be able to sell the Series B Notes. Future trading prices of the Series B Notes will depend on many factors, including among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the Series B Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Series B Notes, if such market develops, will not be subject to similar disruptions. The Initial Purchaser has advised the Issuer that it currently intends to make a market in the Series B Notes offered hereby. However, the Initial Purchaser is not obligated to do so and any market making may be discontinued at any time without notice.

     The Original Notes were initially purchased by accredited investors and "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act). The Original Notes purchased by qualified institutional buyers were initially represented by global notes in fully registered form (the "Global Original Notes"), registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary. The Series B Notes exchanged for Original Notes represented by the Global Original Notes will be represented by global notes in fully registered form (the "Global Series B Notes") registered in the name of a nominee of DTC. The Global Series B Notes will be exchangeable for Series B Notes in registered form, in denominations of $1,000 and integral multiples thereof as set forth in the Indenture.

     The Issuer will not receive any proceeds from the Exchange Offer. See "Use of Proceeds." The Issuer has agreed to pay the expenses incident to the Exchange Offer.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     Certain statements contained or incorporated by reference in this Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import, constitute "forward-looking statements". Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: international, national and local general economic and market conditions; demographic changes; the size and growth of the automobile market or the plastic automobile component market; the ability of the Company to sustain, manage or forecast its growth; the size, timing and mix of purchases of the Company's products; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; dependence upon original equipment manufacturers; liability and other claims asserted against the Company; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; product recalls; warranty costs; the ability to attract and retain qualified personnel; the ability to protect technology; the use of proceeds from the sale of the Notes; retention of earnings; control and the level of affiliated transactions; and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus, including, without limitation, under the captions "Risk Factors," "Use of Proceeds," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Certain Transactions." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

                             ADDITIONAL INFORMATION

     The Issuers have filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Series B Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Exchange Offer, reference is made to the Registration Statement, including the exhibits and schedules thereto, copies of which may be obtained upon payment of the prescribed fees or examined without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Registration Statement may also be obtained through the Commission's electronic data gathering, analysis and retrieval system via electronic means, including the Commission's web site on the Internet (http://wwv.sec. gov). Statements contained in the Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     As a result of the Exchange Offer, the Issuers will become subject to the informational requirements of the Exchange Act, and in accordance therewith will be required to file periodic reports with the Commission. In addition, pursuant to the terms of the Indenture, the Trust shall deliver to the Trustee and, to each holder of the Notes within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Trust were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Trust's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, a management's discussion and analysis of financial condition and results of operations which would be so required. The Issuers have also agreed that, for so long as any Series B Notes remain outstanding, from and after the time the Trust files a registration statement with the Commission with respect to the Series B Notes, they will file such reports with the Commission, provided that the Commission will accept such filings.

                                    SUMMARY


     The following summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Prospective investors should carefully consider the information set forth under the heading "Risk Factors" and elsewhere in this Prospectus. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. The Company notes that EBITDA, while commonly used, is not calculated uniformly by all companies and should not be used as a comparative measure without further analysis.


                                  THE COMPANY


     The Company is a leading systems integrator, designer and manufacturer of high quality molded and painted parts for automotive original equipment manufacturers ("OEMs") and other direct, or "Tier 1," suppliers to the OEMs. The Company's products include both exterior and interior plastic components. Exterior components include such items as front and rear bumper fascias, body side moldings, claddings, fenders, grille opening panels and reinforcements, farings, wheel lips, spoilers, and large body panels such as hoods, sunroofs, doors and lift gates. Interior components include instrument panel systems, airbag covers, side wall trim, garnishment molding systems, door panels and consoles. The Company's principal customers include various divisions of General Motors Corporation ("General Motors" or "GM"), Ford Motor Company ("Ford"), Chrysler Corporation ("Chrysler") and a number of their various Tier 1 suppliers, such as Autoliv S.A., TRW Automotive Company, Textron Automotive division of Textron Corporation and Lear Corporation. The Company's net sales, EBITDA and net income (loss) were $351.8 million, $44.9 million and $(0.7) million, respectively, for the year ended December 31, 1996, and $320.1 million, $45.9 million and $13.3 million, respectively, for the six months ended June 30, 1997. For the twelve months ended June 30, 1997, the Company's net sales, EBITDA and net income were $546.1 million, $67.5 million and $6.7 million, respectively.


     The Company is a full-service supplier and an industry leader in providing plastic components and in applying new design and engineering technology to reduce product development time. The Company has purchase orders to supply an aggregate of over 1,000 components to be included on approximately 100 models of cars, minivans, light trucks and sport utility vehicles for the 1997 model year and currently expects to manufacture over 1,100 components to be included on a similar number of models to be produced for the 1998 model year, as compared to supplying 399 components on 47 models for the 1994 model year. In recent years, the Company has placed particular emphasis on designing and manufacturing airbag covers and supplying components for higher growth sport utility, light truck, minivan and high volume car segments of the market, which the Company believes are less subject to the automotive industry's historical cyclicality. As a result of this emphasis, the Company supplies certain components on a number of models, such as the Buick LeSabre; Cadillac Seville, S5S and STS; Chrysler "LH" cars (Chrysler LHS and Concorde, Dodge Intrepid and Eagle Vision), Dakota trucks and "JA" cars (Cirrus, Stratus and Breeze); Ford F-series truck, Explorer, Expedition, Mustang, Escort and Windstar; Oldsmobile Bravada, Intrigue and Eighty-Eight; and Chevrolet Corvette, General Motors "M" vans (Astro and Safari), Yukon, Tahoe, Suburban, GMX 130 and redesigned GMC and Chevrolet full size vans (Express and Savana). In addition, the Company has been selected as a sole-source supplier for certain components on the General Motors GMC Yukon sport utility truck; Honda Accord and Civic; Jaguar; and Isuzu Rodeo. The Company was awarded the engineering and design for the 1998 Chrysler "LH" interior components, Chrysler "B" vans, the new "JR" program and the 2001 Jeep Cherokee. The Company is also on the development team for the 1998 Chevrolet "CK" full size truck, 2000 Ford Explorer and 2001 GM small truck sport utility vehicle.

     The Company believes that it is enhancing its competitive position to the OEMs and other Tier 1 suppliers by moving away from positioning itself exclusively as a component supplier to being a provider of complete interior and exterior systems, consisting of rapid design, engineering, prototyping, manufacturing and assembly expertise. The Company continuously strives to maintain what it believes to be an industry leading position, applying state-of-the-art design and engineering technology, including computer-aided design/computer-aided manufacturing ("CAD/CAM") and optical-based design techniques. The Company believes that early involvement in the design and engineering of new components affords the Company a competitive advantage in securing new business and provides its customers with innovative cost reduction opportunities through the Company's involvement in the coordination of the design, development and just-in-time manufacturing processes. The Company believes this competitive advantage is further enhanced by the Company's adoption of "lean manufacturing" and "Kaizen" philosophies that seek continuous improvement by identifying and eliminating waste, not only in the Company's operations, but also in those of its customers and suppliers.

     The Company has benefited from many of the changes occurring in the automotive industry. As OEMs continue to consolidate suppliers, the Company is well-positioned to remain a leader since the OEMs favor large, multi-dimensional suppliers with global strategic relationships. In recent years, Ford and Chrysler have increasingly transferred primary responsibility for design and engineering of automotive components to full-service suppliers. The automotive industry has increased the use of plastics in both interior and exterior components of a vehicle to (i) reduce vehicle weight and cost; (ii) enhance design flexibility; and (iii) shorten development time and improve quality. As molding and painting technologies continue to improve, the use of plastics for exterior trim is expected to increase.

     In 1996, the Company expanded its customer base and technology capabilities through strategic acquisitions. The acquisition of Bailey Corporation ("Bailey") allowed the Company to expand its relationship into a Tier 1 supplier to Ford in North America. The acquisition of certain assets from AutoStyle Plastics, Inc. ("AutoStyle" or "Venture Grand Rapids") enhanced the Company's relationship with General Motors. Moreover, these acquisitions (the "Bailey and Venture Grand Rapids Acquisitions") offered the Company the ability to expand into compression molding technologies and to enhance its reaction injection molding ("RIM") capabilities, as well as the ability to leverage and provide new outlets for the Company's existing design, engineering and tooling capabilities.


     Venture Industries Corporation, the initial business which became part of the Company, was founded in 1973 by a group of individuals including Larry J. Winget ("Mr. Winget"). Mr. Winget is the only founder still involved with the Company and is the sole beneficiary of the Trust. Since its inception, the Company has experienced significant growth. The Company's net sales and EBITDA have increased from $174.8 million and $26.2 million, respectively, for the year ended December 31, 1992 to $351.8 million and $44.9 million, respectively, for the year ended December 31, 1996. This represents compound annual growth rates of 19% and 14%, respectively. Contributing to such growth were $111.5 million of net sales in the year ended December 31, 1996 attributable to the Bailey and Venture Grand Rapids Acquisitions.


     The Company's principal executive offices are located at 33662 James J. Pompo Drive, Fraser, Michigan 48026, and its telephone number is (810) 294-1500.

                               BUSINESS STRATEGY

     The Company's business strategy is to capitalize on current conditions and anticipate future automotive industry trends in order to supply an increasing number of components to its existing OEM and Tier 1 supplier customers, as well as to expand its customer base. The Company believes that the principal sources for continued growth and increased market share lie in (i) capitalizing on its engineering and design capabilities; (ii) expanding its capabilities to provide integrated interior and exterior systems; and (iii) emphasizing its status as a manufacturer of high quality components for North American OEMs. The Company believes the key elements of achieving this strategy are the following:

     Provide Full-Service Program Capability. In response to the evolving purchasing and manufacturing policies of its OEM customers, the Company has developed comprehensive full-service capabilities, including component research, design and engineering, prototype production, tooling, manufacturing and assembly. As the OEMs have focused increasingly on shortening vehicle design and production cycles and reducing design and production costs, suppliers who have the ability to take an idea or design from concept to mass production

("art to part") are being involved earlier in the process and are being selected as sole-source suppliers for vehicle components. This evolution of the OEM relationship into strategic partnerships provides a significant advantage to strong existing suppliers, such as the Company, in retaining existing contracts as well as participating during the design phase for new vehicles, which is integral to becoming a supplier to such new platforms.

     In the past several years, the Company has made a substantial commitment to product technology and product design, including establishing an Advanced Engineering Center, integrating the use of CAD/CAM, and utilizing the latest optical design technology to rapidly and cost-effectively replicate and modify existing designs (using a proprietary reverse engineering process, licensed from Mr. Winget, called reverse engineering automated process for rapid prototyping ("REAP")) as well as to design new prototypes. The Company believes its participation with customers in the early phases of product design has enabled it to provide better product quality at a lower cost in a shortened development period.

     Supply Highly Engineered, High Value-Added Components. The Company has, over the past several years, changed its marketing emphasis to include its advanced engineering capabilities to supply more highly engineered components. These components are more difficult for a customer to produce in-house and are difficult for a competitor to replicate due to the substantial up-front investment and the specialized design and engineering required. The Company believes that the number of companies that have the ability to participate in the concept and design of a component and have efficient manufacturing operations to competitively manufacture complex components, such as instrument and door panel assemblies, is limited. This affords the Company the opportunity to supply an increasing number of components to existing customers and to expand its customer base.

     Enhance Position as a Full Service Provider of Exterior and Interior Plastic Trim. The Company believes that it is one of only a small number of companies that can provide its customers with not only a full-service program capability (as described above) but also a wide array of alternative plastic molding technologies. The Company possesses the latest technologies associated with thermoplastic injection molding, compression molding and RIM. With the purchase of Bailey, the Company further completed its line of exterior technologies by obtaining expertise pertaining to sheet molding compounds, which are being increasingly utilized as a substitute for steel. By possessing a wide range of plastic design and manufacturing technologies, the Company is able to distinguish itself from its competition by offering the process that will best meet the customers' needs, while often lowering design and production costs and shortening the product development cycle.

     Develop and Manufacture High Quality Products. The Company believes it maintains an excellent reputation with the OEMs for providing world class quality and customer service at competitive prices. The Company's reputation as a high-quality, full-service supplier is exemplified by its receipt of major quality awards from its OEM customers. Both the Company's Harper and Groesbeck facilities are recipients of General Motors' highest quality award, the Mark of Excellence. The Groesbeck facility has received the Chrysler Pentastar quality award and several of the Company's facilities have also obtained Ford's Q-1 status. Quality levels are currently being standardized across OEMs through the QS-9000 program which is expected to lower the cost of maintaining separate quality programs. As of the date hereof, the Company's Harper, Groesbeck, Hillsdale, Grand Blanc, Canada and Malyn facilities have received or have been recommended for QS-9000 certification. The Company is in the process of obtaining QS-9000 certification for the remainder of the facilities and expects certification to be completed by the end of 1997.

     Emphasize Continuous Improvement. The Company follows "lean manufacturing" and "Kaizen" philosophies that seek continuous improvement by identifying and eliminating waste in its own operations and in those of its customers and suppliers. These philosophies emphasize employee involvement in all phases of the Company's operations by (i) empowering employees at all levels with responsibility for their work, which leads to the identification of opportunities for improvement and cost reduction; (ii) forming cross-functional teams to investigate opportunities for process improvements; and (iii) rewarding employee participation and involvement through financial incentives.

     Provide Just-in-Time Delivery/Sequential Shipping. As OEMs have moved to just-in-time inventory management, the timeliness and reliability of shipments by their suppliers have become increasingly important. To service its customers more effectively, the Company utilizes just-in-time manufacturing and sourcing systems, which enable it to meet its customers' requirements for on-time deliveries while minimizing the carrying levels of inventory. The Company is connected to General Motors, Ford, Chrysler and other Tier 1 suppliers through computer-linked electronic data interchange, which facilitates communication of customer demand and delivery requirements. The Company also offers its customers sequential shipping, in which components are sent to automotive OEMs in the specific order in which the vehicles are assembled, based on as little as two hours' lead time. The Company believes it has established a reputation as a highly reliable and timely supplier able to meet its customers' demanding delivery requirements.

     Increase its Global Presence. The Company and affiliated companies have established a presence in Canada, Australia, Asia, Africa and Europe in order to serve customers on a global basis. Although the affiliated companies are outside of the Trust, they are owned by Mr. Winget and use the Venture name. This global presence has allowed the Company to leverage the Venture name as General Motors, Chrysler, Ford and other Tier 1 suppliers make sourcing decisions to award purchase orders to companies with world-wide capabilities. Through these relationships, the Company has also established relationships with new customers, such as BMW and Mercedes. The affiliated companies, in turn, have provided and are expected to continue to provide, significant new outlets for the Company's existing design, engineering and tooling capabilities. The Company intends to continue to expand in foreign markets to meet the OEMs' evolving global needs, either directly or as a supplier of design services and molds to its affiliated companies.


     Make Strategic Acquisitions. In recent years, OEMs have instituted tighter quality, manufacturing, delivery and systems requirements which have resulted in consolidation of the automotive supplier industry. Through strategic acquisitions, the Company believes it can further leverage its capabilities and relationships with existing customers by adding complementary products and manufacturing processes. The Company also intends to pursue acquisitions which offer an entree to new customers and to expand or enhance its customer base. Consistent with this strategy, the recent Bailey acquisition in August 1996 has provided the Company with new opportunities to win business with Ford while expanding into new technologies such as compression molding. The Company believes that the continuing supplier consolidation may provide attractive opportunities to acquire companies which can be improved economically through cost cutting, lean manufacturing techniques and use of existing tooling and design capabilities. The Company believes that, as of the date hereof, it has improved profitability at the Bailey facilities through labor rationalization, raw materials savings and the elimination of administrative redundancies. Historically, the Company has financed acquisitions with debt and would expect to do so in the future. As such, this aspect of the Company's business strategy may be limited by provisions of current or future indebtedness. See "Risk Factors -- Significant Leverage." As of the date of this Prospectus, the Company does not have any agreements or understandings with respect to specific acquisitions.

                               THE EXCHANGE OFFER

     The Exchange Offer applies to up to $205 million aggregate principal amount of the Issuers' Series B Notes. The Series B Notes will be obligations of the Issuers evidencing the same debt as the Original Notes and will be entitled to the benefits of the same Indenture. To the extent that any Original Notes remain outstanding after the Exchange Offer, the Original Notes will rank pari passu in right of payment with the Series B Notes. See "Description of Notes." The form and terms of the Series B Notes are substantially identical to the form and terms of the Original Notes in all material respects except that the distribution of the Series B Notes has been registered under the Securities Act and, hence, the Series B Notes do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to liquidated damages applicable to the Original Notes. See "Description of Notes."

THE SERIES B NOTES............   The form and terms of the Series B Notes are
                                 substantially identical in all material
                                 respects to the form and terms of the Original
                                 Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions and registration rights relating to the Original Notes and except for certain liquidated damages provisions relating to the Original Notes described below under "The Series B Notes."

THE EXCHANGE OFFER............   The Issuers are offering to exchange up to
                                 $205,000,000 aggregate principal amount of
                                 Series B Notes for up to $205,000,000 aggregate principal amount of outstanding Original Notes.
                                 Original Notes may be exchanged only in
                                 integral multiples of $1,000.

EXPIRATION DATE; WITHDRAWAL OF
TENDER........................   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on               , 1997 or
                                 such later date and time to which it is
                                 extended by the Issuers. The tender of Original
                                 Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration
                                 Date. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

EXCHANGE OFFER, REGISTRATION
RIGHTS,
LIQUIDATED DAMAGES............   Pursuant to a Registration Rights Agreement
                                 (the "Registration Rights Agreement") among the
                                 Issuers and the Initial Purchaser, the Issuers agreed to file a registration statement (the
                                 "Exchange Offer Registration Statement") with respect to an offer to exchange the Original
                                 Notes for Series B Notes, registered under the Securities Act with terms substantially identical to those of the Original Notes. In the event that applicable interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 165 days after July 9, 1997
                                 (the "Closing Date"), the Issuers will be required to provide a shelf registration statement (the "Shelf Registration Statement"), to cover resales of the Series B Notes by the holders thereof. If the Issuers fail to satisfy these registration obligations, they may be required to pay Liquidated Damages ("Liquidated
                                 Damages") to the holders of the Original Notes under certain circumstances. See "Description of Notes -- Registration Rights; Liquidated
                                 Damages."

CONDITIONS TO THE EXCHANGE
OFFER.........................   The Exchange Offer is subject to certain
                                 customary conditions, including the institution of any action or proceeding which might materially impair the ability of the Issuers to proceed with the Exchange Offer, changes in statutory or other law which could impair the Issuer's ability to proceed with the Exchange
                                 Offer or the failure to obtain a governmental approval which the Issuers may deem necessary to consummate the Exchange Offer. Such conditions may be waived by the Issuers. See
                                 "The Exchange Offer -- Certain Conditions to the Exchange Offer."

PROCEDURES FOR TENDERING
ORIGINAL NOTES................   Brokers, dealers, commercial banks, trust
                                 companies and other nominees who hold Original
                                 Notes through DTC (as defined herein) may effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer
                                 Program ("ATOP"). Holders of such Original
                                 Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Notes.
                                 In order for Original Notes to be tendered by a means other than by book-entry transfer, a Letter of Transmittal must be completed and signed in accordance with the instructions contained herein. The Letter of Transmittal and any other documents required by the Letter of Transmittal must be delivered to the Exchange
                                 Agent by mail, facsimile, hand delivery or overnight courier and either such Original
                                 Notes must be delivered to the Exchange Agent or specified procedures for guaranteed delivery must be complied with. See "The Exchange Offer
                                 -- Procedures for Tendering Original Notes."

                                 Letters of Transmittal and certificates
                                 representing Original Notes should not be sent to the Issuers. Such documents should only be sent to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."

RESALES OF SERIES B NOTES.....   Based on interpretations by the staff of the
                                 Commission contained in certain no-action requests from third parties unrelated to the Issuers, the Series B Notes issued pursuant to the Exchange Offer in exchange for Original
                                 Notes may be offered for resale, resold and otherwise transferred by respective holders thereof (other than any such holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Series B Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such Series B Notes and is not engaged in and does not intend to engage in a distribution of the Series B Notes. However, any holder of Original Notes who is an "affiliate" of the Issuers or who intends to participate in the Exchange Offer for the purpose of distributing Series B Notes, or any broker-dealer who purchased Original Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the
                                 Securities Act in connection with any sale or other transfer of such Original Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original
                                 Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Original Notes for Series B
                                 Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Series B Notes. Each holder of Original
                                 Notes who wishes to exchange Original Notes for Series B Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Issuers, (ii) any Series B
                                 Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Series B Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Series B Notes. In addition, the Issuers may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Issuers (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Notes to be exchanged in the Exchange Offer. Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B
                                 Notes. Any broker-dealer that resells Series B
                                 Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The
                                 Letter of Transmittal states that by so
                                 acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation
                                 Finance of the Commission in the interpretive letters referred to above, the Issuers believe that broker-dealers who acquired Original Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Series B Notes received upon exchange of such Original Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Series B Notes. Accordingly, this
                                 Prospectus, as it may be amended or
                                 supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Series B Notes received in exchange for Original Notes where such Original Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities.
                                 Subject to certain provisions set forth in the Registration Rights Agreement, the Issuers have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Series B Notes for a period ending 180 days after the Expiration
                                 Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Series B Notes have been disposed of by such Participating
                                 Broker-Dealer. See "Plan of Distribution --
                                 Exchange Offer." However, a Participating
                                 Broker-Dealer who intends to use this
                                 Prospectus in connection with the resale of Series B Notes received in exchange for Original Notes pursuant to the Exchange Offer must notify the Issuers, or cause the Issuers to be notified, on or prior to the Expiration
                                 Date, that it is a Participating Broker-Dealer.
                                 Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any
                                 Participating Broker-Dealer who is an
                                 "affiliate" of the Issuers may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See
                                 "The Exchange Offer -- Resales of Series B
                                 Notes." Each Participating Broker-Dealer who surrenders Original Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Issuers of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such
                                 Participating Broker-Dealer will suspend the sale of Series B Notes pursuant to this Prospectus until the Issuers have amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented
                                 Prospectus to such Participating Broker-Dealer or the Issuers have given notice that the sale of the Series B Notes may be resumed, as the case may be. If the Issuers give such notice to suspend the sale of the Series B Notes they shall extend the 180 day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Series B Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating
                                 Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Series B
                                 Notes or to and including the date on which the Issuers have given notice that the sale of Series B Notes may be resumed, as the case may be.

GUARANTEED DELIVERY
PROCEDURES....................   Holders of Original Notes who wish to tender
                                 their Original Notes and whose Original Notes are not immediately available or who cannot deliver their Original Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange
                                 Agent, prior to the Expiration Date, must tender their Original Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."

CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS................   For a discussion of certain federal income tax
                                 considerations relating to the exchange of the Series B Notes for the Original Notes, see
                                 "Certain Federal Income Tax Considerations."

EXCHANGE AGENT................   The Huntington National Bank is the Exchange
                                 Agent. The address and telephone number of the Exchange Agent are set forth in "The Exchange
                                 Offer -- Exchange Agent."

                               THE SERIES B NOTES

SECURITIES OFFERED............   $205,000,000 aggregate principal amount of
                                 Series B 9 1/2% Senior Notes due 2005.

ISSUERS.......................   Venture Holdings Trust and each of the
                                 following wholly owned subsidiaries of the
                                 Trust: Vemco, Inc.; Vemco Leasing, Inc.;
                                 Venture Industries Corporation; Venture
                                 Holdings Corporation; Venture Leasing Company;
                                 Venture Mold & Engineering Corporation; and
                                 Venture Service Company.

INTEREST RATE; PAYMENT
DATES.........................   Interest on the Series B Notes will accrue at
                                 the rate of 9 1/2% per annum, payable
                                 semiannually in arrears on January 1 and July 1 of each year, commencing January 1, 1998.

MATURITY DATE.................   July 1, 2005.

OPTIONAL REDEMPTION...........   The Series B Notes are redeemable, in whole or
                                 in part, at the option of the Issuers at any time on or after July 1, 2001, at the declining redemption prices set forth herein, plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any, to the date of redemption. In addition, notwithstanding the foregoing, on or prior to July 1, 2000, the Issuers may redeem up to 35% of the aggregate principal amount of the Series B Notes originally issued at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any, to the date of redemption, with the net cash proceeds of a Public Equity Offering; provided, that at least
                                 65% in aggregate principal amount of the Series
                                 B Notes remain outstanding following such redemption. See "Description of Notes --
                                 Optional Redemption."


CHANGE OF CONTROL.............   In the event of a Change of Control, Holders of
                                 the Series B Notes will have the right to require that the Issuers repurchase the Series
                                 B Notes in whole or in part at a redemption price of 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any, to the date of repurchase. There can be no assurance that the Issuers will have adequate financial resources to pay all of their obligations under the Series B Notes upon the occurrence of a Change of Control. See "Risk
                                 Factors -- Change of Control," "Description of
                                 Notes -- Certain Covenants -- Repurchase of
                                 Notes at the Option of the Holder Upon a Change of Control."



RANKING.......................   The Series B Notes will constitute senior
                                 unsecured, joint and several obligations of the Issuers and will be pari passu in right of payment to all future and existing senior indebtedness of the Issuers. However, the Series B Notes will be effectively subordinated to all future and existing senior secured indebtedness of the Issuers and to all future and existing indebtedness of subsidiaries that are not Issuers. As of June 30, 1997, the
                                 Company had approximately $203 million
                                 outstanding under the Senior Credit Facility.
                                 On a pro forma basis after giving effect to the sale of the Original Notes and the application of the net proceeds therefrom, as of June 30, 1997 the Company had $4.0 million of borrowings under the Senior Credit Facility, a maximum of $193.2 million of availability for borrowings thereunder and $9.0 million of additional senior Indebtedness outstanding. As of such date, Venture Canada had no debt other than trade payables of $15,966. See "Capitalization," "Description of
                                 Certain Indebtedness -- Senior Credit Facility" and "Description of Notes."



FUTURE SUBSIDIARY
GUARANTEES....................   Future subsidiaries of the Issuers may, and
                                 under certain circumstances shall, jointly and severally guarantee, irrevocably and unconditionally (a "Guarantee"), on a senior unsecured basis, the Series B Notes (each such future subsidiary, a "Guarantor"). See
                                 "Description of Notes -- Certain Covenants --
                                 Future Subsidiary Guarantors."


CERTAIN COVENANTS.............   The Indenture contains certain covenants,
                                 including limitations on the ability of the Issuers to: (i) incur additional Indebtedness;
                                 (ii) incur certain liens; (iii) engage in certain transactions with affiliates; (iv) make certain restricted payments; (v) agree to payment restrictions affecting Subsidiaries;
                                 (vi) engage in unrelated lines of business; or
                                 (vii) engage in mergers, consolidations or the transfer of all or substantially all of the assets of the Issuers to another person. In addition, in the event of certain Asset Sales
                                 (as defined herein), the Issuers will be required to use the proceeds to reinvest in the Issuers' business, to repay certain debt or to offer to purchase Series B Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, plus
                                 Liquidated Damages, if any, to the date of purchase. See "Description of Notes -- Certain
                                 Covenants."


RELEASE OF GUARANTORS AND
CERTAIN ISSUERS...............   The Indenture provides that upon the sale or
                                 disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor or Issuer (other than the Trust) of all or substantially all of its assets to an entity which is not a Guarantor or Issuer or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture
                                 (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its Guarantee of the Series B Notes or such Issuer will be deemed released from its obligations under the Series B Notes, as the case may be;
                                 provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor or Issuer under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any other Indebtedness of the Trust or any other Subsidiary shall also terminate upon such sale, disposition or designation.


USE OF PROCEEDS...............   The Issuers will receive no cash proceeds from
                                 the issuance of the Series B Notes. Proceeds to the Issuers from the sale of the Original Notes were used to repay certain amounts outstanding under the Senior Credit Facility. See "Use of
                                 Proceeds."

                                  RISK FACTORS

     For a discussion of certain factors that should be considered in deciding whether to exchange Original Notes for Series B Notes in the Exchange Offer, see "Risk Factors."

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following table sets forth summary financial and operating data of the Company for the five years ended December 31, 1996, the six months ended June 30, 1996 and the six and twelve months ended June 30, 1997. The summary historical financial data for the five years ended December 31, 1996 have been derived from the audited consolidated financial statements of the Company. The summary historical financial data for the six months ended June 30, 1996, and for the six and twelve months ended June 30, 1997, have been derived from the Company's unaudited condensed consolidated financial statements. The following table should be read in conjunction with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements of the Company and of Bailey, including the notes thereto, and the "Unaudited Pro Forma Condensed Statement of Income and Operations" presented elsewhere in this Offering Memorandum.


                                                                                                 SIX MONTHS
                                                    YEARS ENDED DECEMBER 31,                   ENDED JUNE 30,      TWELVE MONTHS
                                      ----------------------------------------------------   -------------------   ENDED JUNE 30,
                                        1996       1995       1994       1993       1992       1997       1996          1997
                                        ----       ----       ----       ----       ----       ----       ----     --------------
                                                     (DOLLARS IN THOUSANDS)                      (UNAUDITED)        (UNAUDITED)
INCOME STATEMENT DATA(1)(2):
 Net sales........................... $351,777   $251,142   $244,112   $205,567   $174,771   $320,115   $125,795      $546,097
 Cost of products sold...............  302,940    211,262    199,717    163,521    146,157    262,160    102,131       462,969
   Gross profit......................   48,837     39,880     44,395     42,046     28,614     57,955     23,664        83,128
 Selling, general and administrative
   expense...........................   26,588     20,130     19,200     15,523     13,180     28,563      9,725        45,426
 Payments to beneficiary in lieu of
   taxes(3)..........................      666        576      3,405      1,177         --        472        666           472
   Income from operations............   21,583     19,174     21,790     25,346     15,434     28,920     13,273        37,230
 Interest expense....................   19,248     15,032     14,345     11,158     10,390     14,208      7,409        26,047
   Net income before extraordinary
     items and taxes.................    2,335      4,142      7,445     14,188      5,044     14,712      5,864        11,183
 Net extraordinary loss on early
   retirement of debt................    2,738         --         --      4,066         --         --         --         2,738
   Net income after extraordinary
     items...........................     (403)     4,142      7,445     10,122      5,044     14,712      5,864         8,445
 Tax provision(4)....................      336         --         --         --         --      1,413         --         1,749
   Net income (loss).................     (739)     4,142      7,445     10,122      5,044     13,299      5,864         6,696
 Ratio of earnings to fixed
   charges(5)........................      1.2x       1.3x       1.7x       2.2x       1.4        2.0x       1.8x          1.4x
 Pro forma ratio of earnings to fixed
   charges(5)........................      0.8x                                                   1.9x                     1.2x
OTHER FINANCIAL DATA:
 EBITDA(6)........................... $ 44,877   $ 35,818   $ 39,265   $ 38,611   $ 26,154   $ 45,942   $ 23,302      $ 67,517
 Depreciation and amortization.......   22,628     16,068     14,070     12,088     10,720     16,550      9,363        29,815
 Capital expenditures................   67,533     20,339     22,798     19,413     12,769     18,777     23,311        62,999
Net cash (used in) provided by:
 Operating activities................   37,943     10,950     (3,066)    19,422     11,413     12,634      4,715        45,862
 Investing activities................ (124,486)   (20,339)   (22,798)   (19,413)   (12,769)   (18,777)   (23,311)     (119,952)
 Financing activities................   82,977       (655)    53,643     (4,487)    (1,586)    (8,946)     4,951        78,982
BALANCE SHEET DATA
 (AT END OF PERIOD):
 Working capital..................... $ 83,404   $ 74,354   $ 85,258   $ 32,291   $ 29,556   $ 88,166   $ 57,455      $ 88,166
 Property, plant and equipment --
   net...............................  203,975    116,299    111,472    102,277     94,501    208,016    130,534       208,016
 Total assets........................  498,067    231,602    234,435    166,578    148,618    483,803    256,696       483,803
 Total debt..........................  299,996    152,463    153,118     94,957     94,064    290,710    157,414       290,710
 Warrants............................       --         --         --         --      2,673         --         --            --
 Trust principal(3)..................   52,759     53,498     49,356     41,911     31,789     66,058     59,362        66,058



                                                                    AS OF
                                                                JUNE 30, 1997
                                                                -------------
                                                                 (UNAUDITED)
ADJUSTED EBITDA AND CREDIT RATIOS:
Adjusted EBITDA(6)(7).......................................       $79,557
Cash interest expense(8)....................................        28,020
Ratio of adjusted EBITDA to cash interest expense...........           2.8x
Ratio of net debt to adjusted EBITDA(9).....................           3.7x



                                                                    AS OF JUNE 30, 1997
                                                                ---------------------------
                                                                 ACTUAL     AS ADJUSTED(10)
                                                                 ------     ---------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................    $    348       $    304
Total assets................................................     483,803        490,028
Total debt..................................................     290,710        296,935
Trust principal.............................................      66,058         66,058


                                               (see footnotes on following page)

------------
 (1) The Trust operates as a holding company and has no independent operations of its own. Separate financial statements of the Issuers have not been presented because the Issuers do not believe that such information would be material to a decision to invest in the Notes.

 (2) The results for 1996 include the operations of Bailey from August 26, 1996, and of Venture Grand Rapids from June 3, 1996.

 (3) The Company made distributions to the beneficiary of the Trust in amounts generally equal to taxes incurred by the beneficiary as a result of the activities of the Trust's subsidiaries that have elected "S" corporation status under the Internal Revenue Code of 1986, as amended (the "Code"), of approximately $0.9 million, for the year ended December 31, 1992. For the years ended December 31, 1993, 1994, 1995 and 1996, and in the six months ended June 30, 1996 and 1997, the Company paid the beneficiary compensation in lieu of a distribution of Trust principal for such purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

 (4) This provision relates solely to Bailey and its subsidiaries (see Note 2 above). Other significant subsidiaries of the Trust have elected "S" corporation status under the Code and, consequently, the Company does not incur liability for federal and certain state income taxes for these subsidiaries. Upon termination of the Trust, the S elections may terminate and the corporation succeeding the Trust according to the terms of the Trust may be subject to income tax.


 (5) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income before extraordinary items and fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized; (ii) amortization of debt discount and debt financing costs; and (iii) the portion of rental expense that management believes is representative of the interest component of rental expense. Pro forma ratio of earnings to fixed charges gives effect to the sale of the Original Notes and the application of the net proceeds therefrom as if the same had occurred on the first day of each period. Earnings are inadequate to cover fixed charges on a pro forma basis for the year ended December 31, 1996 in the amount of approximately $6.5 million. This is primarily due to the increase in fixed charges as if they had occurred at the beginning of the year without any increase in earnings. Earnings are adequate to cover the fixed charges on a pro forma basis for the six months ended June 30, 1997 and the twelve months ended June 30, 1997.



 (6) EBITDA represents income from operations before deducting taxes, depreciation, amortization, interest and Trust Tax Distributions (as defined in the Indenture). EBITDA is not presented as an alternative to net income, as a measure of operating results or as an indicator of the Company's performance, nor is it presented as an alternative to cash flow or as a measure of liquidity, but rather to provide additional information related to debt service capacity. EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability. EBITDA, while commonly used, is not calculated uniformly by all companies and should not be used as a comparative measure without further analysis, nor does EBITDA necessarily represent funds available for discretionary use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of liquidity and operating results.



 (7) Adjusted EBITDA is calculated by multiplying actual EBITDA for the nine months ended June 30, 1997 by 1.33x, in order to give full effect, on an annualized basis, to the Bailey and Venture Grand Rapids Acquisitions.



 (8) Cash interest expense represents total interest expense, less amortization of deferred financing costs and other non-cash interest charges, for the twelve months ended June 30, 1997 on a pro forma basis giving effect to the sale of the Original Notes and the application of the net proceeds therefrom as if the same had occurred on July 1, 1996.



 (9) Net debt represents total debt less cash and cash equivalents and was calculated based on the pro forma net debt as of June 30, 1997 of $296.6 million.



(10) Gives effect to the application of the net proceeds of the sale of the Original Notes. See "Use of Proceeds" and "Capitalization."

                                  RISK FACTORS

     An investment in the Series B Notes offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, the following factors should be carefully considered by prospective investors in connection with the Exchange Offer and the Series B Notes. This Prospectus contains forward-looking statements which involve known and unknown risks, uncertainties and other factors including, without limitation, those set forth in the following Risk Factors and elsewhere in this Prospectus that may cause the actual results of the Company to be materially different from the results expressed or implied in such forward-looking statements.


SIGNIFICANT LEVERAGE



     The Company has indebtedness which is substantial in relation to trust principal, as well as interest and debt service requirements which are significant compared to its cash flow from operations. As of June 30, 1997, on a pro forma basis after giving effect to the sale of the Original Notes and the application of net proceeds therefrom, the Company had approximately $296.9 million of debt outstanding, including the Notes, and a maximum availability under the Company's bank credit facility as amended contemporaneously with the closing of the sale of the Original Notes (the "Senior Credit Facility") of $193.2 million. For the twelve months ended June 30, 1997, the Company's ratio of EBITDA to cash interest expense and ratio of earnings to fixed charges and ratio of Indebtedness to total capital were approximately 2.4x, 1.2x and 0.8x, respectively, on a pro forma basis after giving effect to the sale of the Original Notes and the application of the net proceeds therefrom.



     The level and terms of the Company's indebtedness could have important consequences to holders of the Series B Notes, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations (approximately 63% for the twelve months ended June 30, 1997 on a pro forma basis after giving effect to the sale of the Original Notes and the application of the net proceeds therefrom) must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions and general corporate or other purposes may be limited; (iii) certain of the Company's borrowings may be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and (iv) the Company is and will be subject to a variety of restrictive covenants, the failure to comply with which could result in events of default that, if not cured or waived, could restrict the Company's ability to make payments of principal, interest and Liquidated Damages, if any, on the Notes. See "Description of the Notes."



ABILITY TO SERVICE OUTSTANDING DEBT



     The Company's ability to pay interest on the Series B Notes and to satisfy its other obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. The Company anticipates that its operating cash flow, together with available borrowings under the Senior Credit Facility, will be sufficient to meet its operating expenses, to service interest requirements on its debt obligations as they become due and to implement its business strategy. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Series B Notes, to make anticipated capital expenditures or to implement its business strategy. The Company may be required to refinance the Series B Notes at or prior to maturity. Further, the Company's 9 3/4% Senior Subordinated Notes due 2004 (the "Senior Subordinated Notes") will mature on April 1, 2004, and the Senior Credit Facility will require refinancing before the Series B Notes mature. It is the Company's intention to refinance the Senior Subordinated Notes and the Senior Credit Facility prior to maturity. No assurance can be given that, if required, the Company will be able to refinance the Senior Subordinated Notes, the Senior Credit Facility or the Series B Notes on terms acceptable to it, if at all. If the Company is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on terms acceptable to the Company, if at all. The Company has entered into interest rate swap agreements in order to mitigate risk associated with fluctuating interest rates on certain debt. These agreements are used by the Company solely to hedge risk, and are not entered into for speculative or profit seeking purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



RANKING: EFFECT OF SECURED INDEBTEDNESS IN THE EVENT OF BANKRUPTCY, LIQUIDATION OR REORGANIZATION



     The Series B Notes are senior unsecured, joint and several obligations of the Issuers, ranking senior in right of payment to all existing and future subordinated indebtedness of the Issuers. The Series B Notes are not secured, primarily or secondarily, by any assets of the Issuers. The Series B Notes rank pari passu in right of payment with all other existing and future senior indebtedness of the Issuers. However, the Series B Notes will be effectively subordinated to all future and existing secured indebtedness of the Issuers, including the Senior Credit Facility, and to all existing and future indebtedness of the Issuers' subsidiaries that are not Issuers of the Notes. As of June 30, 1997, the Company had approximately $203 million outstanding under the Senior Credit Facility. On a pro forma basis as of June 30, 1997, after giving effect to the sale of the Original Notes and the application of the net proceeds therefrom, the Company had $4.0 million of borrowings under the Senior Credit Facility and a maximum of $193.2 million remained available for borrowings thereunder. As of June 30, 1997, Venture Canada, the only subsidiary which is not an Issuer, had no debt, other than trade payables of $15,966. See "Description of Notes" and "Description of Certain Indebtedness -- Senior Credit Facility." The Senior Credit Facility is secured by liens on substantially all of the assets of the Company, including all of the capital stock of the Issuers and 65% of the stock of Venture Canada. In the event of the bankruptcy, liquidation or reorganization of the Issuers, the assets of the Issuers will be available to pay obligations on the Series B Notes only after all secured indebtedness has been paid in full and sufficient assets may not remain to pay amounts due on any or all of the Series B Notes then outstanding. Subject to certain limitations, the Issuers, from time to time, may incur additional secured indebtedness, which secured indebtedness will effectively rank senior to the Series B Notes to the extent of the value of the assets securing such indebtedness. See "Description of Notes -- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."


RELIANCE ON MAJOR CUSTOMERS; THE OEM SUPPLIER INDUSTRY


     The Company competes in the global OEM supplier industry, which is characterized by a small number of OEMs which are able to exert considerable pressure on OEM suppliers. The Company's sales to major OEM customers, General Motors, Ford and Chrysler, were approximately 41%, 16% and 12% of the Company's net sales, respectively, for the year ended December 31, 1996, and 45%, 27% and 8%, respectively, for the six months ended June 30, 1997 (which give full effect to the Bailey and Venture Grand Rapids Acquisitions). Sales to these customers consist of a large number of different parts, tooling and other services, which are sold to separate divisions and operating groups within each customer's organization. Although the Company has purchase orders from such customers, such purchase orders generally provide for supplying the customer's requirements for a particular model or model year rather than for manufacturing a specific quantity of products and the purchase orders may be cancelled by the OEMs. However, the Company believes that cancellation of purchase orders is rare, due, in part, to the OEM production interruptions likely to be caused by changing suppliers. The loss of any one of such customers or purchase orders, or a significant decrease in demand for certain models or a group of related models sold by any of its major customers could have a material adverse effect on the Company. The failure of the Company to obtain new business for new models or to retain or increase business on redesigned existing models could adversely affect the Company. OEM customers are also able to exert considerable pressure on component and system suppliers to reduce costs, finance tooling, improve quality and provide additional design and engineering capabilities. There can be no assurance that the additional costs of increased quality standards, price reductions or additional engineering capabilities required by OEMs will not have a material adverse effect on the financial condition or results of operations of the Company.


     Further, many of the Company's OEM and other Tier 1 supplier customers, and other suppliers to the Company's customers, are unionized, and work stoppages, slow-downs or other labor disputes experienced by, and the labor relations policies of, OEMs and other Tier 1 suppliers, could have an adverse effect on the Company's results of operations.


CYCLICAL NATURE OF THE OEM SUPPLIER INDUSTRY


     The OEM supplier industry is highly cyclical and, in large part, dependent upon the overall strength of consumer demand for light trucks and passenger cars. There can be no assurance that the automotive industry, for which the Company supplies components and systems, will not experience downturns in the future. An economic recession typically impacts substantially leveraged companies such as the Company more than similarly situated companies with less leverage. A decrease in overall consumer demand for motor vehicles, in general, or specific segments, could have a material adverse effect on the Company's financial condition and results of operations.

COMPETITION

     The industry in which the Company competes is highly competitive. A large number of actual or potential competitors exist, including the internal component operations of the OEMs as well as independent suppliers, many of which are larger than the Company. In addition, the Company's business is increasingly competitive due to supplier consolidations resulting from OEM supplier optimization policies and the spin-off by OEMs of formerly in-house plastics manufacturing facilities. The Company competes on the basis of quality, cost, timely delivery and customer service and, increasingly, on the basis of design and engineering capability, painting capability, new product innovation, broad product offerings, product testing capability and its ability to reduce the time from concept to mass production. The Company believes that as OEMs continue to strive to reduce new model development cost and timing, innovation and design and engineering capabilities will become more important as a basis for distinguishing competitors, and the Company believes that it is well positioned to compete in these areas. There can be no assurance, however, that the Company will be able to continue to compete successfully in this environment. See "Business -- Competition."

RAW MATERIALS

     The principal raw materials used by the Company are engineered plastic resins such as nylon, polypropylene (including thermoplastics), polycarbonate, acrylonitrile-butadiene-styrene, fiberglass reinforced polyester, polyethylene terephthalate ("PET") and thermoplastic polyurethane ("TPU"); a variety of ingredients used in compounding materials used in the compression molding process; paint related products; and steel for production molds. Although all of these materials are available from one or more suppliers, the Company's customers generally specify materials and suppliers to be used by the Company in connection with a specific program. The Company procures most of its raw materials by issuing purchase orders against one-year supply agreements under which the Company's annual needs for such materials are estimated. Releases against such purchase orders are made only upon the Company's receipt of corresponding orders from its customers. The Company has not experienced raw material shortages, although there can be no assurance the Company will not experience raw material shortages in the future.

CONTROL; AFFILIATED TRANSACTIONS

     The Trust, directly or indirectly, owns all of the capital stock of the other Issuers and Venture Canada. Mr. Winget is the Trustee and sole beneficiary of the Trust. As such, Mr. Winget has control of the Company. As a result of such control, Mr. Winget is able to elect or remove the directors of each Issuer and to exercise control over the Company's affairs, subject only to limitations contained in certain agreements related to indebtedness of the Company. See "Description of Certain Indebtedness." In addition to making distributions to Mr. Winget as sole beneficiary of the Trust and compensating him in his capacity as an Executive Manager of the Company, the Company has entered into numerous transactions with Mr. Winget personally and with entities he owns or controls, as more fully described under "Certain Transactions." The Company also relies upon these entities to provide facilities, machinery, equipment, technology and services to the Company which are necessary for it to provide full service to its customers and to allow the Company to promote a global presence. Since the Company operates for the benefit of Mr. Winget as sole beneficiary of the Trust, the terms of these transactions are not the result of arms'-length bargaining; however, the Company believes that such transactions are on terms no less favorable to the Company than would be obtained if such transactions or arrangements were arms'-length transactions with non-affiliated persons. Pursuant to the Indenture and the indenture relating to the Senior Subordinated Notes, the Trust and each other Issuer is required to maintain a Fairness Committee (as defined), at least one of whose members is independent, which will approve the terms and conditions of certain transactions between the Company and its affiliates and which participates in decisions concerning whether certain corporate opportunities will be pursued by the Company. The Company has complied with such requirement since the date of the issuance of the Senior Subordinated Notes for transactions initiated after such date. The indentures also contain other restrictions on transactions with affiliates, including the Corporate Opportunity Agreement (as defined), and distributions to Mr. Winget. The Corporate Opportunity Agreement, entered into in connection with the issuance of the Senior Subordinated Notes, requires Mr. Winget to offer to the Company certain corporate opportunities which relate to the Company's business before he may pursue such opportunities outside the Company. See "Description of Notes."

RISKS ASSOCIATED WITH ACQUISITIONS

     To expand its markets and take advantage of the consolidation trend in the automotive supplier industry, the Company's business strategy includes growth through selected acquisitions. The ability of the Company to successfully implement its acquisition strategy depends on a number of factors, some of which are beyond the Company's control. There can be no assurance that the Company will be able to consummate acquisitions in the future on terms acceptable to it. Also, there can be no assurance that the acquisitions will perform as expected, will be successfully integrated into the Company's operations, or that identified cost savings from operations can be achieved. The full benefits of a business combination require integration of each company's administrative, finance, sales and marketing organizations, coordination of each company's sales efforts and the implementation of appropriate operations, financial and management systems and controls in order to capture the efficiencies that are expected to result from the acquisition.

     In certain instances, a consummated acquisition may adversely affect the Company's financial condition and reporting results, including capital requirements and the accounting treatment of such acquisitions. Furthermore, there can be no assurances that acquisitions will not result in significant unexpected liabilities after the consummation of such acquisition.


     Historically, the Company has financed acquisitions with debt and would expect to do so in the future. As such, this aspect of the Company's business strategy may be limited by provisions of current or future indebtedness. See "Risk Factors -- Significant Leverage." As of the date of this Prospectus, the Company does not have any agreements or understandings with respect to specific acquisitions.


CHANGE OF CONTROL


     The Indenture provides that, upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. If a Change of Control were to occur, provisions contained in the Senior Credit Facility could prohibit the Company from satisfying its obligation to repurchase the Notes until all electing indebtedness under the Senior Credit Facility is repaid. The indenture governing the Senior Subordinated Notes contains provisions similar to those of the Series B Notes which would require compliance by the Issuers with the provisions of the instruments governing the issuance of both notes. In addition, each of the instruments defining the referenced indebtedness provides for events of default to occur upon the default of certain other indebtedness. There can be no assurance that the Company would have adequate financial resources to repay all of its obligations under the Series B Notes upon the occurrence of a Change of Control. As of the date of this Prospectus, approximately $79 million principal amount of the Senior Subordinated Notes and $205 million principal amount of the Original Notes is outstanding. See "Description of Notes -- Certain Covenants -- Repurchase of Notes at the Option of the Holders upon a Change of Control."

FRAUDULENT CONVEYANCE

     The Series B Notes are joint and several obligations of the Issuers. Under federal or state fraudulent conveyance statutes or other legal principles, the Series B Notes might be subordinated to existing or future indebtedness of the Issuers, voided or found not to be enforceable in accordance with their terms. Accordingly, under such fraudulent conveyance statutes, if a court in a lawsuit on behalf of an unpaid creditor of any Issuer or a representative of creditors, such as a trustee in bankruptcy, were to find that any of the Issuers incurred the indebtedness represented by the Series B Notes with actual intent to hinder, delay or defraud creditors, or received less than a reasonably equivalent value or fair consideration for any of such indebtedness and at the time of such incurrence (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence; (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; (iv) intended to incur, or believed that it would incur, debts (including contingent obligations) beyond its ability to pay such debts as they matured; or (v) was a defendant in an action for money damages, or had a judgment for money damages docketed against it, if, in either case, after final judgment, the judgment was unsatisfied, such court might permit such indebtedness, and prior payments thereon, to be voided by such creditor or representative and permit such prior payments to be recovered from the holders of such indebtedness (including holders of the Series B Notes), as the case may be. Similar tests could be applied to the issuance of Guarantees, if hereafter issued.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, any Issuer or any Guarantor would be considered insolvent if, at the time it incurred such indebtedness or issued the Guarantees, either the fair market value (or fair saleable value) of its assets was less than the amount required to pay its total debts and liabilities (including the Series B Notes and contingent liabilities) as they become absolute and mature or it had incurred debts (including the Series B Notes and contingent obligations) beyond its ability to repay such debts as they mature. Among other things, a legal challenge to the issuance of the Series B Notes with respect to any particular Issuer on fraudulent conveyance grounds may focus on the benefits, if any, realized by such Issuer as a result of the issuance of the Series B Notes and the fact that each Issuer (other than the Trust itself) is potentially liable for amounts in excess of its individual assets. To the extent the issuance of the Series B Notes by a particular Issuer is voided as a fraudulent conveyance or held unenforceable for any reason, the holders of the Series B Notes would cease to have any claim in respect of such Issuer and would be solely creditors of the other Issuers and the Guarantors, and may be required to return all amounts received from such Issuer. Similarly, a legal challenge to any Guarantees, if hereafter issued, on fraudulent conveyance grounds may focus on the benefits, if any, realized by a Guarantor as a result of the issuance of the Series B Notes by the Issuers. To the extent any Guarantee is voided as a fraudulent conveyance or held unenforceable for any reason, the holders of the Series B Notes would cease to have any claim in respect of such Guarantee and would be solely creditors of the Issuers, and may be required to return all amounts received pursuant to such Guarantee. Each of the Issuers believe that the indebtedness represented by the Series B Notes is being incurred for proper purposes and in good faith, and that neither the issuance of the Series B Notes nor the Guarantees, if hereafter issued, involve a fraudulent conveyance. There can be no assurance, however, that a court would reach the same conclusions.

ENVIRONMENTAL

     The Company's operations are subject to numerous federal, state and local laws and regulations pertaining to the generation and discharge of materials into the environment. The Company has taken steps related to such matters in order to minimize the risks of potentially harmful aspects of its operations on the environment. However, from time to time, the Company has been subject to claims asserted against it by regulatory agencies for environmental matters relating to the generation and disposal of hazardous substances and wastes. Some of these claims relate to properties or business lines acquired by the Company after a release had occurred. In each known instance, however, the Company believes that the claims asserted against it, or obligations incurred by it, will not result in a material adverse effect upon the Company's financial position or results of operations. Nonetheless, there can be no assurance that activities at these facilities or facilities acquired in the future, or changes in environmental laws and regulations, will not result in additional environmental claims being asserted against the Company or additional investigations or remedial actions being required. Below is a brief description of those properties that have been subject to local, state or federal inquiry or investigation. See "Business -- Environmental Matters" for a more complete discussion.



     The Company is involved in discussions with the Michigan Department of Environmental Quality concerning emissions from its Grand Blanc paint facility and is currently evaluating emissions levels. It is not anticipated that any required improvements will result in substantial expenditures, although there can be no assurance that this will be the case.



     Bailey has been notified of its status as a potentially responsible party ("PRP") at five Superfund sites. Bailey is jointly and severally liable with other PRPs for all remediation costs at these sites; therefore, the Company's proportionate share is subject to increase upon the insolvency of other PRPs. At the ReSolve Superfund site in North Dartmouth, Massachusetts, Bailey and its immediate predecessor, USM Corporation's Bailey division (in the name of Emhart Corporation) ("Emhart") have been named PRPs for wastes sent to the site during the 1970s. Recent estimates indicate that Bailey's potential liability for clean-up at this site is approximately $321,396, for which the Company is fully reserved and has posted a letter of credit in favor of the PRP group. There has been a recent discovery of certain contaminants at the site that could possibly result in the ultimate cost of remediation being higher than previously estimated. With respect to the Solvents Recovery Services of New England Site in Southington, Connecticut, the waste allocated to Bailey represented 0.11593% of the total identified waste at the site. The total cost of initial removal action is currently estimated at approximately $4 million, with the cost of long-term remediation not yet known. Both Bailey and Emhart received notices of potential liability for the Old Southington Landfill Superfund Site in Southington, Connecticut. Pursuant to a settlement agreement, Emhart agreed to assume sole responsibility for all cleanup costs at that site allocated to USM Corporation (Amesbury, Massachusetts). At the Spectron, Inc. site located in Elkton, Maryland, Bailey paid approximately $8,100 in 1989 as its share of a settlement for past costs and removal activities, providing the Company with protection against contribution claims from third parties for the first phase of site cleanup. Investigation has been conducted and additional design work will be commenced soon regarding the second phase of clean-up activity. Participants in phase one activities have not been asked to contribute to phase two until other customers have paid out an amount per gallon equal to that paid by the phase one parties. In 1995, Bailey was notified that it has liability for conducting a Remedial Investigation/Feasibility Study at the Spectron site. Terms of a possible de minimis party cash out settlement are being negotiated, which Bailey may have an opportunity to enter into. No estimate is currently possible as to the Company's liability at this site. With respect to the Hazardous Waste Disposal, Inc. site in Farmingdale, New York, it appears that Bailey's involvement is related to the shipment of two drums of waste materials to the site, and consequently minimal. The Company has demanded that Emhart assume defense of this claim, which Emhart has taken under advisement.



     Bailey faces potential successor liability with respect to waste generated and disposed of by TransPlastics at the Millcreek site in Millcreek Township, Pennsylvania, the New Lyme site in Dodgeville, Ohio and the Huth Oil site in Cleveland, Ohio. TransPlastics has accepted Bailey's claims for indemnification for these matters; however, there can be no assurance that TransPlastics and its parent companies will have sufficient assets to satisfy the Company's potential liability for remediation and any associated damage or cost caused by contamination.



     The Company faces potential liability in connection with contamination at its Hilldale facility and waste disposal at a number of off-site locations that occurred prior to the acquisition of that facility by Bailey. Pursuant to the Contour Acquisition Purchase and Sale Agreement, The Boler Company ("Boler") has agreed to indemnify Bailey for environmental liabilities arising in connection with use of the property prior to closing and has agreed to remediate the identified contamination at the Hillsdale facility. If Boler has insufficient resources to complete remediation of any contamination for which it has indemnified Bailey or otherwise become insolvent, the Company could incur successor liability for the costs of remediation and any damages to third parties.

     The Company also has potential lability in connection with contamination at certain property previously leased by Bailey in Cuba, Missouri. The landlord has undertaken to remediate the property at its own expense and the Company has negotiated the termination of all of its obligations with respect to the lease.



     Estimates of the costs of future compliance with environmental laws are necessarily imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the development and application of new technologies, the identification of new sites for which the Company may have remediation responsibility and the apportionment and collectibility of remediation costs among responsible parties. The Company establishes reserves for these environmental matters when the loss is probable and reasonably estimable. At June 30, 1997, the Company had a reserve of approximately $1.0 million to address the known issues briefly discussed above, and more fully described under "Business -- Environmental Matters," and for known compliance monitoring activities that may be incurred. It is possible that final resolution of some of these matters may require the Company to make expenditures in excess of established reserves, over an extended period of time and in a range of amounts that cannot be reasonably estimated. Although the final resolution of any such matters could have a material effect on the Company's consolidated operating results for the particular reporting period in which an adjustment of the reserve is recorded, the Company believes that any resulting adjustment should not materially affect its consolidated financial position. See "Business -- Environmental Matters."


CONSEQUENCES OF FAILURE TO EXCHANGE; POSSIBLE ADVERSE EFFECT ON TRADING MARKET FOR ORIGINAL NOTES

     Holders of Original Notes who do not exchange their Original Notes for Series B Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Original Notes may not be offered or sold unless registered under the Securities Act and applicable state laws, or pursuant to an exemption therefrom. Subject to the obligation of the Issuers to file a shelf registration statement covering resales of Original Notes in certain limited circumstances, the Issuers do not intend to register the Original Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. In addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series B Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Additionally, as a result of the Exchange Offer, it is expected that a substantial decrease in the aggregate principal amount of Original Notes outstanding will occur. As a result, it is unlikely that a liquid trading market will exist for the Original Notes at any time. This lack of liquidity will make transactions more difficult and may reduce the trading price of the Original Notes. See "The Exchange Offer" and "Description of Notes -- Registration Rights; Liquidated Damages."

ABSENCE OF PUBLIC MARKET

     The Series B Notes will constitute a new class of securities with no established trading market. The Issuers do not intend to list the Series B Notes on any national securities exchange or to seek the admission thereof to trading in The Nasdaq Stock Market's National Market. The Issuers have been advised by the Initial Purchaser that the Initial Purchaser currently intends to make a market in the Series B Notes. It is not obligated to do so, however, and any market-making activities with respect to the Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement. See "Description of Notes -- Registration Rights; Liquidated Damages." Accordingly, no assurance can be given that an active public or other market will develop for the Series B Notes or as to the liquidity of the trading market for the Series B Notes.

     If the trading market does not develop or is not maintained, holders of the Series B Notes may experience difficulty in reselling the Series B Notes or may be unable to sell them at all. If a market for the Series B Notes does develop, any such market may be discontinued at any time. If a public trading market develops for the Notes, future trading prices of such Series B Notes will depend upon many factors, including, among other things, prevailing interest rates, the Company's financial condition and results of operations, and the market for similar notes. Depending upon those and other factors, the Series B Notes may trade at a discount from their principal amount. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the Series B Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the Series B Notes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Pursuant to the Registration Rights Agreement, the Issuers agreed (i) to file a registration statement with respect to a registered offer to exchange the Original Notes for the Series B Notes, which will have terms substantially identical in all material respects to the Original Notes (except that the Series B Notes will not contain terms with respect to transfer restrictions), within 60 days after the date of original issuance of the Original Notes and (ii) to use reasonable best efforts to cause such registration statement to become effective under the Securities Act at the earliest possible time but in any event no later than 120 days after the date of original issuance of the Original Notes. In the event that applicable interpretations of the staff of the Commission do not permit the Issuers to file the registration statement to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 165 days of the Closing Date, the Company will use its reasonable best efforts to cause to become effective a shelf registration statement with respect to the resale of the Original Notes and to keep the shelf registration statement effective until the earlier of two years following the date of original issue and such time as all the Original Notes have been sold thereunder or are otherwise not restricted securities. See "Description of Notes -- Registration Rights, Liquidated Damages."

     Each holder of the Original Notes who wishes to exchange such Original Notes for Series B Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Series B Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Series B Notes, and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuers. See "Description of Notes -- Registration Rights."

RESALE OF SERIES B NOTES

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that, except as described below, Series B Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Series B Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Series B Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the information required by the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of Series B Notes only as specifically set forth herein. Each broker-dealer that receives Series B Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept for exchange any and all Original Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Series B Notes in exchange for each $1,000 principal amount of outstanding Original Notes surrendered pursuant to the Exchange Offer. Original Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Series B Notes will be the substantially identical in all material respects to the form and terms of the Original Notes except the distribution of the Series B Notes will be registered under the Securities Act and hence the Series B Notes will not bear legends restricting the transfer thereof. The Series B Notes will evidence the same debt as the Original Notes. The Series B Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Original Notes, such that both the Original Notes and the Series B Notes will be treated as a single class of debt securities under the Indenture.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

     As of the date of this Prospectus, $205,000,000 aggregate principal amount of the Original Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Original Notes. There will be no fixed record date for determining registered holders of Original Notes entitled to participate in the Exchange Offer.

     The Issuers intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Original Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

     The Issuers shall be deemed to have accepted for exchange properly tendered Original Notes when, as and if, the Issuers shall have given written notice thereof to the Exchange Agent and complied with the provisions of the Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Series B Notes from the Issuers. The Issuers expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Original Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified below under "The Exchange Offer -- Certain Conditions to the Exchange Offer."

     Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date," shall mean 5:00 p.m., New York City time on
         , 1997, unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by written notice, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date, and will mail to the registered holders of Original Notes an announcement thereof.

     The Issuers reserve the right, in their sole discretion, (i) to delay accepting for exchange any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "The Exchange Offer -- Certain Conditions to the Exchange Offer" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders of Original Notes. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuers will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Original Notes of such amendment and the Issuers will extend the Exchange Offer as necessary to provide the holders with a period of five to ten business days, after such amendment, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other terms of the Exchange Offer, the Issuers will not be required to accept for exchange, or exchange any Series B Notes for, any Original Notes, and may terminate the Exchange offer as provided herein before the acceptance of any Original Notes for exchange, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Issuers' reasonable judgment, might materially impair the ability of the Issuers to proceed with the Exchange Offer, or

          (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Issuers' reasonable judgment, might materially impair the ability of the Issuers to proceed with the Exchange Offer, or

          (c) any governmental approval has not been obtained, which approval the Issuers shall, in their reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     The Issuers expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Original Notes, by giving written notice of such extension to the holders thereof. During any such extensions, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuers. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Issuers expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Original Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above under "The Exchange Offer -- Certain Conditions to the Exchange Offer." The Issuers will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.


     The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time, subject to their reasonable discretion. The failure by the Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


     In addition, the Issuers will not accept for exchange any Original Notes tendered, and no Series B Notes will be issued in exchange for any such Original Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA").

PROCEDURES FOR TENDERING

     Only a holder of Original Notes may tender such Original Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such

Letter of Transmittal or such facsimile to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) Original Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Original Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date, or
(iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Original Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered holder of Original Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case be, must be guaranteed by an Eligible Institution (as defined below) unless the Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Original Notes listed therein, such Original Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Original Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuers, evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Original Notes and withdrawal of tendered Original Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In all cases, issuance of Series B Notes for Original Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Notes or a timely Book-Entry Confirmation of such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Original Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if Original Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder thereof (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent and DTC have confirmed that any Direct Participant (as defined in "Description of Notes -- Book-Entry, Delivery and Form") in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Original Notes. The Exchange Agent will establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Original Notes by causing DTC to transfer such Original Notes into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available or (ii) who cannot deliver their Original Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of such

     Original Notes and the principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three
     (3) New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Original Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as all tendered Original Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "The Exchange Offer -- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Original Notes to be withdrawn, identify the Original Notes to be withdrawn (including the principal amount of such Original Notes), and (where certificates for Original Notes have been transmitted) specify the name in which such Original Notes were registered, if different from that of the withdrawing holder. If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Original Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Original Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described under "Procedures for Tendering Original Notes" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

     The Huntington National Bank has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, request for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Mail, Overnight Courier or Hand Delivery:                   By Facsimile:
--------------------------------------------                   -------------
        The Huntington National Bank                   The Huntington National Bank
         41 South High Street-HC1112               Attention: Corporate Trust Department
            Columbus, Ohio 43215                              (614) 480-5223
    Attention: Corporate Trust Department            (For Eligible Institutions Only)

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, telecopy or in person by officers and directors of the Issuers and their affiliates.

     The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses.

     The Issuers will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, certificates representing Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the holder of Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

TRANSFER TAXES

     Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuers to register Series B Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Original Notes who do not exchange their Original Notes for Series B Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes, as set forth in the legend thereon as a consequence of the issuance of the Original Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not currently anticipate registering the Original Notes under the Securities Act. Based on interpretations by the staff of the Commission, Series B Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with respect to the distribution of the Series B Notes to be acquired pursuant to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series B Notes (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Series B Notes may not be offered or sold unless they have been registered or complied with. The Issuers have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Series B Notes for offer or sale under the securities or blue sky laws of such jurisdictions as are necessary to consummate the Exchange Offer.

                                USE OF PROCEEDS

SERIES B NOTES

     The Issuers will not receive any cash proceeds from the Exchange Offer. The Exchange Offer is being made to satisfy the Issuers' obligations under the Registration Rights Agreement.

ORIGINAL NOTES

     The Issuers received approximately $198.7 million in net proceeds from the sale of the Original Notes, after deducting the Initial Purchaser's discount and estimated fees and expenses of such offering. The Issuers used such net proceeds to repay certain amounts outstanding under the Senior Credit Facility. See "Description of Certain Indebtedness -- Senior Credit Facility." Amounts thereby made available under the Senior Credit Facility will be utilized by the Issuers for working capital and other general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth cash and cash equivalents and the capitalization of the Company at June 30, 1997, and as adjusted to give effect to (i) the sale of the Original Notes and the application of the net proceeds therefrom, as if the sale had occurred on June 30, 1997; and (ii) consummation of the Exchange Offer (assuming that all Original Notes are exchanged for Series B Notes pursuant thereto). This information should be read in conjunction with the Company's consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                                                                  JUNE 30, 1997
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                               ------    -----------
                                                                  (IN THOUSANDS)
Cash and cash equivalents...................................  $    348    $    304
                                                              ========    ========
Long-term debt (including current portion)
  Senior credit facility (1):
     Revolving credit portion...............................  $ 87,000    $  4,000
     Term loan "A"..........................................    71,450          --
     Term loan "B"..........................................    44,325          --
  9 3/4% Senior Subordinated Notes..........................    78,940      78,940
  Capital leases............................................     5,216       5,216
  Installment notes payable.................................     3,779       3,779
  9 1/2% Series B Notes.....................................        --     205,000
                                                              --------    --------
     Total long-term debt...................................  $290,710    $296,935
Trust principal.............................................    66,058      66,058
                                                              --------    --------
     Total capitalization...................................  $356,768    $362,993
                                                              ========    ========

------------
(1) The Senior Credit Facility provides for borrowings of up to $200 million for working capital, capital expenditures and general corporate purposes and is secured by substantially all of the assets of the Issuers, including all of the capital stock of the Issuers (other than the Trust) and 65% of the stock of Venture Canada. See "Description of Certain Indebtedness -- Senior Credit Facility."

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated balance sheet data and income statement data presented below as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996, are derived from the Company's consolidated financial statements, audited by Deloitte & Touche LLP, independent auditors, and should be read in conjunction with the Company's audited financial statements and notes thereto included elsewhere herein. The selected consolidated income statement data and balance sheet data presented below as of December 31, 1992, 1993 and 1994 and for the years ended December 31, 1992 and 1993, are derived from the Company's audited consolidated financial statements not included herein. The selected consolidated income statement data and balance sheet data as of June 30, 1996 and 1997 and for the six months then ended, are derived from unaudited financial statements but, in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for such periods and as of such dates. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full fiscal year.


                                                                                                                 SIX MONTHS
                                                                   YEARS ENDED DECEMBER 31,                    ENDED JUNE 30,
                                                     -----------------------------------------------------   -------------------
                                                       1996        1995       1994       1993       1992       1997       1996
                                                       ----        ----       ----       ----       ----       ----       ----
                                                                    (DOLLARS IN THOUSANDS)                       (UNAUDITED)
INCOME STATEMENT DATA(1)(2):
  Net sales........................................  $ 351,777   $251,142   $244,112   $205,567   $174,771   $320,115   $125,795
  Cost of products sold............................    302,940    211,262    199,717    163,521    146,157    262,160    102,131
    Gross profit...................................     48,837     39,880     44,395     42,046     28,614     57,955     23,664
  Selling, general and administrative expense......     26,588     20,130     19,200     15,523     13,180     28,563      9,725
  Payments to beneficiary in lieu of taxes(3)......        666        576      3,405      1,177         --        472        666
  Income from operations...........................     21,583     19,174     21,790     25,346     15,434     28,920     13,273
  Interest expense.................................     19,248     15,032     14,345     11,158     10,390     14,208      7,409
    Net income before extraordinary items and
      taxes........................................      2,335      4,142      7,445     14,188      5,044     14,712      5,864
  Net extraordinary loss on early retirement of
    debt...........................................      2,738         --         --      4,066         --         --         --
    Net income after extraordinary items...........       (403)     4,142      7,445     10,122      5,044     14,712      5,864
  Tax provision(4).................................        336         --         --         --         --      1,413         --
    Net income (loss)..............................       (739)     4,142      7,445     10,122      5,044     13,299      5,864
  Ratio of earnings to fixed charges(5)............       1.2x       1.3x       1.7x       2.2x       1.4x       2.0x       1.8x
  Pro forma ratio of earnings to fixed
    charges(6).....................................       0.8x                                                   1.9x
OTHER FINANCIAL DATA:
  EBITDA(7)........................................  $  44,877   $ 35,818   $ 39,265   $ 38,611   $ 26,154   $ 45,942   $ 23,302
  Depreciation and amortization....................     22,628     16,068     14,070     12,088     10,720     16,550      9,363
  Capital expenditures.............................     67,533     20,339     22,798     19,413     12,769     18,777     23,311
  Net cash provided by (used in):
    Operating activities...........................     37,943     10,950     (3,066)    19,422     11,413     12,634      4,715
    Investing activities...........................   (124,486)   (20,339)   (22,798)   (19,413)   (12,769)   (18,777)   (23,311)
    Financing activities...........................     82,977       (655)    53,643     (4,487)    (1,586)    (8,946)     4,951
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital..................................  $  83,404   $ 74,354   $ 85,258   $ 32,291   $ 29,556   $ 88,166   $ 57,455
  Property, plant and equipment -- net.............    203,975    116,299    111,472    102,277     94,501    208,016    130,534
  Total assets.....................................    498,067    231,602    234,435    166,578    148,618    483,803    256,696
  Total debt.......................................    299,996    152,463    153,118     94,957     94,064    290,710    157,414
  Warrants.........................................         --         --         --         --      2,673         --         --
  Trust principal(3)...............................     52,759     53,498     49,356     41,911     31,789     66,058     59,362


------------
(1) The Trust operates as a holding company and has no independent operations of its own. Separate financial statements of the Issuers have not been presented because the Issuers do not believe that such information would be material to a decision to invest in the Notes.

(2) The results for 1996 include the operations of Bailey from August 26, 1996, and of Venture Grand Rapids from June 3, 1996.

(3) The Company made distributions to the beneficiary of the Trust in amounts generally equal to taxes incurred by the beneficiary as a result of the activities of the Trust's subsidiaries that have elected "S" corporation status under the Code, of approximately $0.9 million, for the year ended December 31, 1992. For the years ended December 31, 1993, 1994, 1995 and 1996, and the six months ended June 30, 1996 and 1997, the Company paid the beneficiary compensation in lieu of a distribution of Trust principal for such purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) This provision relates solely to Bailey and its subsidiaries (see Note 2 above). Other significant subsidiaries of the Trust have elected "S" corporation status under the Code and, consequently, the Company does not incur liability for federal and certain state income taxes for these subsidiaries. Upon termination of the Trust, the S elections may terminate and the corporation succeeding the Trust according to the terms of the Trust would be subject to income tax.

(5) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income before extraordinary items and fixed charges. Fixed charges consist of (i) interest, whether expensed or capitalized; (ii) amortization of debt discount and debt financing costs; and (iii) the portion of rental expense that management believes is representative of the interest component of rental expense.


(6) Earnings are inadequate to cover fixed charges on a pro forma basis for the year ended December 31, 1996 in the amount of approximately $6.5 million. This is primarily due to the increase in fixed charges as if they had occurred at the beginning of the year without any increase in earnings. Earnings are adequate to cover the fixed charges on a pro forma basis for the six months ended June 30, 1997.



(7) EBITDA represents income from operations before deducting taxes, depreciation, amortization, interest and Trust Tax Distributions (as defined in the Indenture). EBITDA is not presented as an alternative to net income, as a measure of operating results or as an indicator of the Company's performance, nor is it presented as an alternative to cash flow or as a measure of liquidity, but rather to provide additional information related to debt service capacity. EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability. EBITDA, while commonly used, is not calculated uniformly by all companies and should not be used as a comparative measure without further analysis, nor does EBITDA necessarily represent funds available for discretionary use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of liquidity and operating results.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the Company's consolidated statements of income expressed as a percentage of net sales. This table and the subsequent discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere herein.


                                                                  AS A PERCENTAGE OF NET SALES
                                                        -------------------------------------------------
                                                                                            SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,         ENDED JUNE 30,
                                                        ---------------------------      ----------------
                                                        1996       1995       1994       1997       1996
                                                        -----      -----      -----      -----      -----
Net sales...........................................    100.0%     100.0%     100.0%     100.0%     100.0%
Cost of products sold...............................     86.1       84.1       81.8       81.2       81.9
                                                        -----      -----      -----      -----      -----
Gross profit........................................     13.9       15.9       18.2       18.8       18.1
Selling, general and administrative expenses........      7.6        8.0        7.9        7.7        8.9
Payments to beneficiary in lieu of Trust
  distributions.....................................      0.2        0.2        1.4        0.5        0.2
                                                        -----      -----      -----      -----      -----
Income from operations..............................      6.1        7.7        8.9       10.6        9.0
Interest expense....................................      5.4        6.0        5.9        5.9        4.4
                                                        -----      -----      -----      -----      -----
Income before extraordinary items and taxes.........      0.7        1.7        3.0        4.7        4.6
Extraordinary loss on retirement of debt............      0.8         --         --         --         --
                                                        -----      -----      -----      -----      -----
Income before taxes.................................     (0.1)       1.7        3.0        4.7        4.6
Tax provision.......................................      0.1         --         --         --        0.4
                                                        -----      -----      -----      -----      -----
Net income (loss)...................................     (0.2)%      1.7%       3.0%       4.7%       4.2%
                                                        =====      =====      =====      =====      =====


     On June 3, 1996, the Company acquired certain assets from AutoStyle and entered into a capital lease for all of AutoStyle's plant, property and equipment located in Grand Rapids, Michigan and Hopkinsville, Kentucky. Simultaneously, the Company entered into a long-term supply agreement with General Motors for substantially all of AutoStyle's former business at revised prices. This business includes General Motors U-Van (Transport, Venture, Silhouette) fascias and side moldings, Cadillac (STS, Seville and Eldorado) fascias, H-Car (LeSabre) fascias and F-Car (Camaro, Firebird) fenders, window appliques and knee bolsters.

     On August 26, 1996, the Company purchased all of the outstanding stock of Bailey, an OEM supplier to General Motors, Ford and Chrysler.

     In connection with the sale of the Original Notes, the subsidiaries of the Trust that had conducted the business of AutoStyle and Bailey were merged or otherwise consolidated with the Issuers and such subsidiaries' separate existence ceased.

THREE AND SIX MONTH PERIODS ENDED JUNE 30, 1997 COMPARED TO THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 1996.

     The period to period comparisons are substantially effected by the acquisitions of Bailey and AutoStyle. The operations of these acquisitions have been and continue to be rationalized among the various manufacturing facilities to optimize plant capacity and utilization.


     Net sales for the three and six months ended June 30, 1997 increased $85.8 million and $194.3 million, respectively, compared to the three and six months ended June 30, 1996. This is a 115.1% increase to $160.4 million for the three months ended June 30, 1997 and a 154.5% increase to $320.1 million for the six months ended June 30, 1997, compared to $74.6 million and $125.8 million, respectively, for the same periods of 1996. The substantial increase in net sales during 1997 is primarily the result of the Bailey and Venture Grand Rapids Acquisitions which generated additional net sales of approximately $82.9 million and $173.5 million for the three and six month periods ended June 30, 1997, respectively. The remainder of the increase in sales of $2.9 million and $20.8 million relate to increased volumes in the core comparable business offset by planned reduction in the selling price mandated by customers to offset expected annual productivity improvements. Strikes at the OEMs during the second quarter of 1997 did not have a significant impact on net sales.


     Gross profit for the three months ended June 30, 1997 increased $11.7 million, or 81.8% to $26.0 million compared to $14.3 for the three months ended June 30, 1996. Gross profit for the six months ended June 30, 1997 increased $34.3 million, or 144.7% to $58.0 million, compared to $23.7 million for the six months ended June 30, 1996. The increase in gross profit for the quarter and first six months is due primarily to the increase in sales. However, gross profit as a percentage of sales decreased 2.9% and 0.7% for the three and six months ended June 30, 1997, respectively, as compared to the same periods in 1996. The decrease in gross profit as a percentage of sales is attributable to launch cost and selling price reductions, which have become industry practice in recent years, as OEM customers continue to expect annual productivity improvements on the part of the supplier. As anticipated, tooling sales decreased in the three months ended June 30, 1997 compared to the three months ended March 31, 1997, principally due to the timing of revenue recognition under the completed contract method. The Company expects to realize revenue under these contracts, which generally account for higher margins than sales of components, in the second half of the year, principally in the last three months of the year.


     Selling, general and administrative expenses increased $7.8 million, or 144.4% for the three months ended June 30, 1997 to $13.2 million, compared to $5.4 million in the same period of 1996. During the six months ended June 30, 1997, selling, general and administrative expenses increased $18.9 million, or 194.8% to $28.6 million, compared to $9.7 million for the six months ended June 30, 1996. As a percentage of net sales, selling, general and administrative expenses increased to 8.2% for the second quarter and increased to 8.9% for the six months ended June 30, 1997, compared to 7.2% and 7.7%, respectively, in the corresponding periods of 1996. The increase in selling, general and administrative expenses are directly related to the Bailey and Venture Grand Rapids Acquisitions, which accounted for $16.4 million of the increase for the six months ended June 30, 1997. These costs represent engineering, design, sales and administrative support that was assumed as part of the acquisitions. The balance of the increase, or $2.5 million, is associated with increased labor, travel and professional fees which are indirectly related to the acquisitions.


     Payments to the beneficiary of the Trust, in the amounts generally equal to taxes incurred by the beneficiary as a result of the activities of the Trust's subsidiaries which have elected S Corporation status, totaled $0.3 million and $0.4 million in the three months ended June 30, 1997 and 1996, respectively. During the six months ended June 30, 1997 and 1996, $0.5 million and $0.7 million, respectively, were paid to the beneficiary. These amounts were paid as compensation rather than as distributions of Trust principal. As a result of state tax law changes, the Company may pay such amounts to the beneficiary as distributions of Trust principal in the future, rather than as compensation.

     As a result of the foregoing, income from operations in the six months ended June 30, 1997 increased $15.6 million, or 117.3%, to $28.9 million, compared to $13.3 million in the same period of 1996. Income from operations increased $4.0 million, or 47.1% to $12.5 million for the three months ended June 30, 1997, compared to $8.5 million in the same period of 1996. As a percentage of net sales, income from operations decreased to 7.8% in the three months ended June 30, 1997 from 11.4% in the three months ended June 30, 1996. For the first six months ended June 30, 1997 and 1996, income from operations as a percentage of net sales was decreased to 9.0% from 10.6%, respectively.

     Interest expense increased $3.6 million and $6.8 million to $7.3 million and $14.2 million, respectively, in the three and six months ended June 30, 1997, compared to $3.7 million and $7.4 million, respectively, in the same periods of 1996. The increase resulted from financing of the acquisitions and increased working capital needs.

     As a result of the foregoing, net income for the three months ended June 30, 1997 decreased $0.3 million, to $4.5 million compared to $4.8 million for the three months ended June 30, 1996. Net income for the six months ended June 30, 1997 increased $7.4 million, to $13.3 million; compared to $5.9 million in the six months ended June 30, 1996.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995


     Net sales for the year ended December 31, 1996 increased $100.7 million, or 40.1%, to $351.8 million, compared to net sales of $251.1 million for the year ended December 31, 1995. The increase in net sales was primarily the result of the acquisition of Bailey, from August 26, 1996, and AutoStyle, from June 3, 1996. Specifically, Bailey accounted for $72.6 million and AutoStyle for $38.9 million of the increase offset by a $10.8 million decrease in comparable operating sales. These increases offset reductions in net sales resulting from the discontinuance of the Chrysler ZJ fascias after the second quarter of 1995, Buick LeSabre fascias in December of 1995 and fascias for the GM "G" Body (Oldsmobile Aurora and Buick Riviera) during the first quarter of 1996 which were not otherwise offset due to the delay in new model start ups.



     Gross profit for the year ended December 31, 1996 increased $9.0 million, or 22.5%, to $48.8 million compared to $39.9 million for the year ended December 31, 1995. The increase in gross profit for the year is attributable to the increase in sales arising from the Bailey and Venture Grand Rapids Acquisitions. Without the impact of these acquisitions, gross profit would have decreased approximately $3.8 million. As a percentage of comparable operating sales, gross profit would have decreased from 15.9% to 15.0% for the year ended December 31, 1996, which was due to the delay in launching of the GM "M" vans (Astro and Safari) side molding program and GM full size vans (Express and Savana). Full production of these vehicles did not begin until late June 1996. Gross profit pressures are also attributable to selling price reductions, which have become industry practice in recent years, as OEMs continue to expect annual productivity improvements on the part of their suppliers. Gross profit margins fell from the third quarter of 1996 due to lower margins attributable to net sales from former Bailey operations.


     Selling, general and administrative expenses increased $6.5 million, or 32.1%, for fiscal 1996 to $26.6 million, compared to $20.1 million in fiscal 1995. As a percentage of net sales, selling, general and administrative expenses decreased to 7.6% for the year ended December 31, 1996, compared to 8.0% in 1995.

     Payments to the beneficiary of the Trust, in the amounts generally equal to taxes incurred by the beneficiary as a result of the activities of the Trust's subsidiaries which have elected S corporation status, totaled $0.7 million and $0.6 million in fiscal 1996 and 1995, respectively. These amounts were paid as compensation rather than as distributions of Trust principal.

     As a result of the foregoing, income from operations in the year ended December 31, 1996 increased $2.4 million, or 12.6%, to $21.6 million, compared to $19.2 million in fiscal 1995. As a percentage of net sales, income from operations decreased to 6.1% in fiscal 1996 from 7.7% in fiscal 1995.

     Interest expense increased $4.2 million to $19.2 million in fiscal 1996 compared to $15.0 million in fiscal 1995. The increase is the result of the new credit agreement entered into on August 26, 1996. As a result of the refinancing, the Company incurred an extraordinary loss in the amount of $2.7 million during the third quarter of 1996.

     Due to the foregoing, net income for the year ended December 31, 1996 decreased $4.8 million, to $(0.7) million compared to $4.1 million for the year ended December 31, 1995.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Net sales in fiscal 1995 increased $7.0 million, or 2.9%, to $251.1 million compared to $244.1 million in fiscal 1994. The increase in sales in 1995 results from an increase in air bag cover sales, increased sales of interior components for the Chrysler LH and JA cars, and the General Motors J-Car (Sunfire and Cavalier). In addition, the Company had increased sales of fascias for the GM Oldsmobile Aurora, Buick Riviera, and GM "M" van (Astro and Safari). Sales of Chrysler ZJ fascias were discontinued after the second quarter of 1995. As scheduled, the last shipments of Buick LeSabre fascias were sent in December 1995.

     Gross profit for fiscal 1995 decreased by $4.5 million, or 10.2%, to $39.9 million compared to $44.4 million in fiscal 1994. As a percentage of net sales, gross profit decreased from 18.2% in fiscal 1994 to 15.9% in fiscal 1995. The decrease in gross profit is partially explained by the reduction in car production from the prior year which occurred during the month of June 1995 and through the fourth quarter. This is in addition to the delay in launching of the GM "M" van (Astro and Safari) side molding program and GM full size vans (Express and Savana). The decrease is further explained by the continuing shift in sales to interior components as opposed to exterior painted components, such as fascias and side moldings. Exterior components involve additional value added activities and typically have higher margins than interior components. The decrease in gross profit is also attributable to selling price reductions, which have become industry practice in recent years, as OEM customers continue to expect annual productivity improvements on the part of their suppliers. The Company believes these price reductions will continue to be a feature of the OEM supplier marketplace for the foreseeable future. Raw material prices increased during the first part of 1995; however, the Company experienced a slight reduction late in the fourth quarter. In order to maintain profitability, the Company has sought price reductions on purchases from its suppliers and has improved production efficiency.

     Selling, general and administrative expenses increased by $0.9 million, or 4.8%, to $20.1 million in fiscal 1995, compared to $19.2 million in fiscal 1994. As a percentage of net sales, selling, general and administrative expenses increased by only 0.1%, to 8.0% in fiscal 1995, compared to 7.9% in fiscal 1994. This increase resulted from the payment of bonuses to a number of key employees during fiscal 1995, in recognition of past service. After isolating the effect of the bonuses, selling, general and administrative expenses as a percentage of net sales were 7.4%, which represents a 0.5% decrease when compared to 1994.

     Payments to the beneficiary of the Trust, in amounts generally equal to taxes incurred by the beneficiary as a result of the activities of the Trust's subsidiaries which have elected S corporation status, totaled $0.6 million in 1995 and $3.4 million in 1994. These amounts were paid as compensation rather than as distributions of Trust principal. As a result of state tax law changes, the Company may pay such amounts to the beneficiary as distributions of Trust principal in the future, rather than as compensation.

     Interest expense increased $0.7 million in fiscal 1995, to $15.0 million, compared to $14.3 million in fiscal 1994. This is due primarily to the issuance of the Senior Subordinated Notes on February 16, 1994.

     As a result of the foregoing, income from operations in fiscal 1995 decreased $2.6 million, or 12.0%, to $19.2 million compared to $21.8 million in fiscal 1994. Net income for fiscal 1995 decreased $3.3 million, or 44.4%, to $4.1 million compared to $7.4 million in fiscal 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's consolidated working capital was $83.4 million at December 31, 1996, compared to $74.4 million at December 31, 1995, an increase of $9.0 million. The Company's working capital ratio decreased to 1.7x at December 31, 1996 from 3.2x at December 31, 1995, as a result of the growth of the Company's balance sheet attributable to the Bailey and Venture Grand Rapids Acquisitions and increased current liabilities attributable to the Bailey operations. At June 30, 1997, working capital was $88.2 million, and the Company's working capital ratio increased to 1.8x.


     The Company's principal sources of liquidity are internally generated funds, cash equivalent investments and borrowings under the Senior Credit Facility. Net cash flows provided by (used in) operating activities were $37.9 million, $11.0 million and $(3.1) million for the years 1996, 1995 and 1994, respectively, and $12.6 million for the six months ended June 30, 1997. The Company's cash flow from operating activities was higher in 1996 than in 1995 as a result of increases in non-cash charges, such as depreciation, and current liabilities that resulted from significant acquisitions. Accounts receivable increased $62.7 million from 1995 to 1996. Approximately $40.4 million is related to the Bailey and Venture Grand Rapids Acquisitions. The balance of $22.3 million relates to increased tooling and engineering sales. Accounts receivable were higher than expected due to pricing difficulties with a customer which were resolved and paid in 1997. Increases in prepaids and other assets were the result of the acquisition of Bailey.


     Net cash flows used in investing activities were $124.5 million, $20.3 million and $22.8 million in 1996, 1995 and 1994 respectively, and $18.8 million for the six months ended June 30, 1997. The 1996 amount is primarily for the acquisition of Bailey. Capital expenditures for 1995 and 1994 aggregated $43.1 million, for the purchase of machinery and equipment, leasehold improvements and the expansion of facilities to accommodate increased volumes. The Company believes that it has sufficient capacity to meet current manufacturing production needs through the 1999 model year.

     In the ordinary course of business, the Company seeks additional business with existing and new customers. The Company continues to compete for the right to supply new components which could be material to the Company and require substantial capital investment in machinery, equipment, tooling and facilities. As of the date hereof, however, the Company has no formal commitments with respect to any such material business and there is no assurance that the Company will be awarded any such business.

     In addition, the Company expects that its investment in molds will increase as OEMs increasingly require the Company to finance the molds for new components and defer receipt of revenue for such tooling over the production life of the related manufactured component. Historically, OEMs paid for molds upon completion of the tool.

     In 1996 and 1994, net cash flows from financing activities were $83.0 million and $53.6 million, respectively. The increase in 1996 was the result of the Senior Credit Facility to facilitate the acquisition of Bailey and the refinancing of certain obligations resulting from this acquisition. The increase in 1994 was due to the Company's issuance of $100 million of Senior Subordinated Notes on February 16, 1994, net of debt retirements and principal reductions. During 1995, net cash flows from financing activities were $(0.7) million, principally for repayment of indebtedness.


     The Senior Credit Facility contains various covenants that require the Company to maintain stipulated financial ratios, including (a) minimum consolidated net worth (adjusted yearly) of not less than the sum of $51 million plus 75% of consolidated net income (after taxes); (b) fixed charge ratio of at least (i) 1.15 to 1.0 as of the end of each fiscal quarter ending in 1997 and 1998, (ii) 1.20 to 1.0 as of the end of each fiscal quarter ending in 1999 and 2000 and (iii) 1.25 to 1.0 as of the end of each fiscal quarter thereafter; (c) interest coverage ratio of at least (i) 2.25 to 1.0 as of June 30, 1997 and as of the end of each fiscal quarter thereafter through the fiscal quarter ending September 30, 1999, and (ii) 2.50 to 1.0 as of December 31, 1999 and as of the end of each fiscal quarter thereafter; and (d) leverage ratio (ratio of consolidated Indebtedness (as defined) to EBITDA (as defined)) of not more than
(i) 4.25 to 1.0 at any time to and including December 30, 1999, (ii) 4.0 to 1.0 at any time from and including December 31, 1999 to and including December 30, 2001 and (iii) 3.75 to 1.0 on December 30, 2001 and any time thereafter. As of December 31, 1996 and June 30, 1997, the Company was in compliance with all debt covenants.


     The Senior Credit Facility permits the Company to borrow up to the lesser of a borrowing base computed as a percentage of accounts receivable and inventory, or $200 million less the amount of any letter of credit issued against the Senior Credit Facility. At June 30, 1997, the Company had no availability thereunder. On July 9, 1997, the Company issued the Original Notes, the proceeds from which (approximately $198.7 million) were used to prepay certain amounts under the Senior Credit Facility. On a pro forma basis at June 30, 1997, the Company would have had a maximum availability of $193.2 million, and, pursuant to the borrowing base formula, could have borrowed $95.0 million under the Senior Credit Facility. See "Use of Proceeds" and "Capitalization."

     The Company believes that existing cash balances, cash flows from operations, borrowings available under the bank credit facility and other short-term arrangements will be sufficient to meet its anticipated capital expenditures and debt obligations through the end of 1999.


NEW ACCOUNTING STANDARDS



     In June, 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," effective for fiscal years beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement also requires that an entity display an amount representing total comprehensive income for the period in that financial statement. In addition, this statement requires that an entity classify items of other comprehensive income by their nature in a financial statement. For example, other comprehensive income may include foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. Reclassification of financial statements for earlier periods, provided for comparative purposes, is required. This new accounting statement is not expected to have a material impact on the Company's consolidated financial statements. The Company will adopt this accounting standard on January 1, 1998, as required.



     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This statement requires reporting segment profit or loss, certain specific revenue and expense items and segment assets. It also requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts reported in the consolidated financial statements. Restatement of comparative information for earlier periods presented is required in the initial year of application. Interim information is not required until the second year of application, at which time comparative information is required. The Company has not determined the impact that the adoption of this new accounting standard will have on its consolidated financial statement disclosures. The Company will adopt this accounting standard on January 1, 1998, as required.

                                    BUSINESS

GENERAL


     The Company is a leading systems integrator, designer and manufacturer of high quality molded and painted parts for OEMs and other Tier 1 suppliers. The Company's products include both exterior and interior plastic components. Exterior components include such items as front and rear bumper fascias, body side moldings, claddings, fenders, grille opening panels and reinforcements, farings, wheel lips, spoilers, and large body panels such as hoods, sunroofs, doors and lift gates. Interior components include instrument panel systems, airbag covers, side wall trim, garnishment molding systems, door panels and consoles. The Company's exterior products are produced by Vemco, Inc., Venture Holdings Corporation and Venture Canada, which for the six months ended June 30, 1997 contributed approximately 26%, 37% and less than 1% of the consolidated revenue of the Company and represent approximately 22%, 38% and less than 1% of the Company's total assets, respectively. Interior products are generally produced by Venture Industries Corporation, with the exception of airbags, which are produced by Vemco, Inc. Venture Industries Corporation contributed approximately 22% of the consolidated revenue of the Company for the six months ended June 30, 1997 and comprises approximately 14% of the Company's total assets. Venture Mold & Engineering Corporation designs and builds mold tooling for the Company and other outside customers, and accounted for approximately 10% of consolidated revenue for the six months ended June 30, 1997 and 12% of the Company's total assets. Venture Service Company is a provider of worldwide administrative services and mold tooling repair to the other Issuers and related parties, and accounts for approximately 5% of the Company's consolidated revenue for the six months ended June 30, 1997 and 13% of the Company's total assets. The remaining Issuers, Venture Leasing, Inc. and Vemco Leasing, Inc., own and lease molding machines and other equipment solely to the other Issuers and account for no portion of the Company's consolidated revenues for the six months ended June 30, 1997 and account for 1% of total assets. The Company's principal customers include various divisions of General Motors, Ford, Chrysler and a number of their various Tier 1 suppliers, such as Autoliv S.A., TRW Automotive Company, Textron Automotive division of Textron Corporation and Lear Corporation.


     The Company is a full-service supplier and an industry leader in providing plastic components and in applying new design and engineering technology to reduce product development time. The Company has purchase orders to supply an aggregate of over 1,000 components to be included on approximately 100 models of cars, minivans, light trucks and sport utility vehicles for the 1997 model year and currently expects to manufacture over 1,100 components to be included on a comparable number of models to be produced for the 1998 model year, as compared to supplying 399 components on 47 models for the 1994 model year. In recent years, the Company has placed particular emphasis on designing and manufacturing airbag covers and supplying components for higher growth sport utility, light truck, minivan and high volume car segments of the market, which the Company believes are less subject to the automotive industry's historical cyclicality. As a result of this emphasis, the Company supplies certain components on a number of models, such as the Buick LeSabre; Cadillac Seville, S5S and STS; Chrysler "LH" cars (Chrysler LHS and Concorde, Dodge Intrepid and Eagle Vision), Dakota trucks and "JA" cars (Cirrus, Stratus and Breeze); Ford F-series truck, Explorer, Expedition, Mustang, Escort and Windstar; Oldsmobile Bravada, Intrigue and Eighty-Eight; and Chevrolet Corvette, General Motors "M" vans (Astro and Safari), Yukon, Tahoe, Suburban, GMX 130 and redesigned GMC and Chevrolet full size vans (Express and Savana). In addition, the Company has been selected as a sole-source supplier for certain components on the General Motors GMC Yukon sport utility truck; Honda Accord and Civic; Jaguar; and Isuzu Rodeo. The Company was awarded the engineering and design for the 1998 Chrysler "LH" interior components, Chrysler "B" vans, the new "JR" program and the 2001 Jeep Cherokee. The Company is also on the development team for the 1998 Chevrolet "CK" full size truck, 2000 Ford Explorer and 2001 GM small truck sport utility vehicle.

     The Company believes that it is enhancing its competitive position to the OEMs and other Tier 1 suppliers by moving away from positioning itself exclusively as a component supplier to being a provider of complete interior and exterior systems, consisting of rapid design, engineering, prototyping, manufacturing and assembly expertise. The Company continuously strives to maintain what it believes to be an industry leading position, applying state-of-the-art design and engineering technology, including CAD/CAM and optical-based design techniques. The Company believes that early involvement in the design and engineering of new components affords the Company a competitive advantage in securing new business and provides its customers with innovative cost reduction opportunities through the Company's involvement in the coordination of the design, development and just-in-time manufacturing processes. The Company believes this competitive advantage is further enhanced by the Company's adoption of "lean manufacturing" and "Kaizen" philosophies that seek continuous improvement by identifying and eliminating waste, not only in the Company's operations, but also in those of its customers and suppliers.

     The Company has benefited from many of the changes occurring in the automotive industry. As OEMs continue to consolidate suppliers, the Company is well-positioned to remain a leader since the OEMs favor large, multi-dimensional suppliers with global strategic relationships. In recent years, Ford and Chrysler have increasingly transferred primary responsibility for design and engineering of automotive components to full-service suppliers. The automotive industry has increased the use of plastics in both interior and exterior components of a vehicle to (i) reduce vehicle weight and cost; (ii) enhance design flexibility; and (iii) shorten development time and improve quality. As molding and painting technologies continue to improve, the use of plastics for exterior trim is expected to increase.

     In 1996, the Company expanded its customer base and technology capabilities through strategic acquisitions. The acquisition of Bailey allowed the Company to expand its relationship into a Tier 1 supplier to Ford in North America. The acquisition of certain assets from AutoStyle enhanced the Company's relationship with General Motors. Moreover, the Bailey and Venture Grand Rapids Acquisitions offered the Company the ability to expand into compression molding technologies and to enhance its RIM capabilities as well as the ability to leverage and provide new outlets for the Company's existing design, engineering and tooling capabilities.


     Venture Industries Corporation, the initial business which became part of the Company, was founded in 1973 by a group of individuals, including Mr. Winget. Mr. Winget is the only founder still involved with the Company and is the sole beneficiary of the Trust. Since its inception, the Company has experienced significant growth. The Company's net sales and EBITDA have increased from $174.8 million and $26.2 million, respectively, for the year ended December 31, 1992, to $351.8 million and $44.9 million, respectively, for the year ended December 31, 1996. Contributing to such growth were $111.5 million of net sales in the year ended December 31, 1996 attributable to the Bailey and Venture Grand Rapids Acquisitions. This represents compound annual growth rates of 19% and 14%, respectively.


INDUSTRY TRENDS

     The Company's business is providing systems integration and plastic trim components to the OEM market. Although the Company sells replacement or service components to OEMs, it does not participate in the automotive aftermarket. The OEM market to which the Company sells its products consists of the design, engineering, development and production of exterior and interior plastic components to be used in the manufacture of new motor vehicles. The Company's inception, performance, growth, and strategy have been directly related to trends in the OEM market. Since the 1980s, Chrysler, Ford and GM have each outsourced an increasing percentage of their production requirements. The OEMs have also reduced the number of suppliers that may bid for new awards while insisting that the remaining participants assist OEMs in their attempts to accelerate new platform developments. Currently, OEMs are focusing on the development of long-term, sole-source relationships with more capable full-service suppliers. The criteria for supplier selection now includes not only cost, quality and responsiveness, but also certain full-service capabilities including design, research, engineering and project management support. For capable suppliers, this changing environment should continue to create the opportunity to grow by obtaining business previously awarded to competing suppliers.

     Competition for business within the Company's industry generally consists of a competitive selection process in which the OEM approaches one or several suppliers for an intended component with a conceptual design of the component as well as estimated production volumes and, in some instances, target prices. Discussions are held with each potential supplier concerning its ability to manufacture, engineer and design the component at a unit price quoted by the supplier. OEMs also have rigorous programs for evaluating and rating suppliers which encompass quality, cost control, reliability of delivery, new technology implementation and overall management leadership and structure which have resulted in a sharply reduced number of component suppliers. The supplier is generally selected to manufacture a component two to four years in advance of production. Once selected, a supplier works with the OEM's design team to design and develop a component which will satisfy the OEM's standards. The supplier is typically responsible for the design, production and necessary tooling, at negotiated fixed prices, required to manufacture the component on a sole source basis to meet requirements for a model year. In practice, model year purchase orders are typically renewed until the component is redesigned or eliminated due to a model change, which normally occurs every two to six years for cars and five to ten years for sport utility vehicles, light trucks and minivans. In recent years, there has been a change to award sole source life of the program contracts that cover components supplied for a particular model for the entire product life cycle in exchange for annual price reductions. Consequently, a supplier's ability to improve operating performance is somewhat dependent on its ability to reduce costs and operate more efficiently over the life of the program. The supplier is also at risk that the OEM will produce fewer units of the model than anticipated. In addition, the supplier must compete for new business to supply components for successor models, and as such, there is a risk that the OEM will not select the supplier to produce components on a successor model.

     As a result of ever-increasing global competition, OEMs are continually upgrading their supplier policies. The OEMs are requiring suppliers to meet increasingly strict standards of quality, overall cost reductions and increased support for up-front design, engineering, project management and the ability to supply on a global basis. These requirements are continually accelerating the trend towards consolidation of the OEM supplier base which also involves a shift in capital investment requirements from the OEMs to the suppliers.

     The decision of OEMs to outsource an increasing number of components is another area of potential growth for component suppliers. Domestic OEMs have continued to increase the outsourcing of components and subassemblies from internal divisions to outside suppliers. OEMs benefit from outsourcing because outside suppliers generally have significantly lower cost structures and shorter development periods, thus allowing the OEMs to focus on overall vehicle design, assembly and consumer marketing.

     The combined pressures of cost reduction, fuel economy enhancement, durability, design flexibility and environmental concerns have caused automotive manufacturers to concentrate their efforts on developing and employing lower cost, lighter materials, which can be recycled. As a result, plastic content in motor vehicles has grown significantly. This trend towards the use of plastic in exterior and functional components has been driven by innovations in molding and painting technologies, which have improved the performance and appearance of molded plastic components, and improvements in materials and manufacturing technologies which have a lower cost. In addition, because plastic components can be more readily redesigned than steel components, OEMs are able to rapidly and less expensively alter a vehicle's appearance through the use of plastics. Due to lower up front tooling costs, plastic generally has an advantage over steel for low volume production runs. Coupled with the industry trend towards short production runs, this should lead to increased plastic content per vehicle. Plastics are now commonly used in structural components such as grille opening reinforcements and in such nonstructural components as interior and exterior trim, door panels, instrument panels, grilles, bumpers, duct systems, tail lights and fluid reservoirs. Increasingly, automobile designs require large, plastic, molded assemblies for both the interior and exterior. Although, for interior trim applications, substitution of plastic for other materials is largely complete, interior applications which allow OEMs to enhance a vehicle's appearance in cost-effective ways may grow. The use of plastics continues to increase for exterior applications. As an example, compression molding, compared to steel, is gaining favor for its light weight, lower-cost tooling and its ability to consolidate a number of parts into one piece. Trucks, both pick-up and heavy-duty models, represent a potential area for significant growth for compression molding.

BUSINESS STRATEGY

     The Company's business strategy is to capitalize on current conditions and anticipate future automotive industry trends in order to supply an increasing number of components to its existing OEM and Tier 1 supplier customers as well as to expand these customer bases. The Company believes that the principal sources for continued growth and increased market share lie in (i) capitalizing on its engineering and design capabilities; (ii) expanding its capabilities to provide integrated interior and exterior systems; and (iii) emphasizing its status as a manufacturer of high quality components for North American OEMs. The Company believes the key elements of achieving this strategy are the following:

     Provide Full-Service Program Capability. In response to the evolving purchasing and manufacturing policies of its OEM customers, the Company has developed comprehensive full-service capabilities, including component research, design and engineering, prototype production, tooling, manufacturing and assembly. As the OEMs have focused increasingly on shortening vehicle design and production cycles and reducing design and production costs, suppliers who have the ability to take an idea or design from concept to mass production ("art to part") are being involved earlier in the process and are being selected as sole-source suppliers for vehicle components. This evolution of the OEM relationship into strategic partnerships provides a significant advantage to strong existing suppliers, such as the Company, in retaining existing contracts as well as participating during the design phase for new vehicles, which is integral to becoming a supplier to such new platforms.

     In the past several years, the Company has made a substantial commitment to product technology and product design, including establishing an Advanced Engineering Center, integrating the use of CAD/CAM, and utilizing the latest optical design technology to rapidly and cost-effectively replicate and modify existing designs (using a proprietary reverse engineering process, licensed from Mr. Winget, called reverse engineering automated process for rapid prototyping ("REAP")) as well as develop new prototypes. The Company believes its participation with customers in the early phases of product design has enabled it to provide better product quality at a lower cost in a shortened development period.

     Supply Highly Engineered, High Value-Added Components. The Company has, over the past several years, changed its marketing emphasis to include its advanced engineering capabilities to supply more highly engineered components. These components are more difficult for a customer to produce in-house and are difficult for a competitor to replicate due to the substantial up-front investment and the specialized design and engineering required. The Company believes that the number of companies that have the ability to participate in the concept and design of a component and have efficient manufacturing operations to competitively manufacture complex components, such as instrument and door panel assemblies, is limited. This affords the Company the opportunity to supply an increasing number of components to existing customers and will offer it opportunities to expand its customer base.

     Enhance Position as a Full Service Provider of Exterior and Interior Plastic Trim. The Company believes that it is one of only a small number of companies that can provide its customers with not only a full-service program capability (as described above) but also a wide array of alternative plastic molding technologies. The Company possesses the latest technologies associated with thermoplastic injection molding, compression molding and RIM. With the purchase of Bailey, the Company further completed its line of exterior technologies by obtaining expertise pertaining to sheet molding compounds, which are being increasingly utilized as a substitute for steel. By possessing a wide range of plastic design and manufacturing technologies, the Company is able to distinguish itself from its competition by offering the process that will best meet the customers' needs, while often lowering design and production costs and shortening the product development cycle.

     Develop and Manufacture High Quality Products. The Company believes it maintains an excellent reputation with the OEMs for providing world class quality and customer service at competitive prices. The Company's reputation as a high-quality, full-service supplier is exemplified by its receipt of major quality awards from its OEM customers. Both the Company's Harper and Groesbeck facilities are recipients of General Motors' highest quality award, the Mark of Excellence. The Groesbeck facility has received the Chrysler Pentastar quality award and several of the Company's facilities have also obtained Ford's Q-1 status. Quality levels are currently being standardized across OEMs through the QS-9000 program, which is expected to lower the cost of maintaining separate quality programs. As of the date hereof, the Company's Harper, Groesbeck, Hillsdale, Grand Blanc, Canada and Malyn facilities have received or have been recommended for QS-9000 certification. The Company is in the process of obtaining QS-9000 certification for the remainder of the facilities and expects certification to be completed by the end of 1997.

     Emphasize Continuous Improvement. The Company follows "lean manufacturing" and "Kaizen" philosophies that seek continuous improvement by identifying and eliminating waste in its own operations and in those of its customers and suppliers. These philosophies emphasize employee involvement in all phases of the Company's operations by (i) empowering employees at all levels with responsibility for their work, which leads to the identification of opportunities for improvement and cost reduction; (ii) forming cross-functional teams to investigate opportunities for process improvements; and (iii) rewarding employee participation and involvement through financial incentives.

     Provide Just-in-Time Delivery/Sequential Shipping. As OEMs have moved to just-in-time inventory management, the timeliness and reliability of shipments by their suppliers have become increasingly important. To service its customers more effectively, the Company utilizes just-in-time manufacturing and sourcing systems, which enable it to meet its customers' requirements for on-time deliveries while minimizing the carrying levels of inventory. The Company is connected to General Motors, Ford, Chrysler and other Tier 1 suppliers through computer-linked electronic data interchange, which facilitates communication of customer demand and delivery requirements. The Company also offers its customers sequential shipping, in which components are sent to automotive OEMs in the specific order in which the vehicles are assembled, based on as little as two hours' lead time. The Company believes it has established a reputation as a highly reliable and timely supplier able to meet its customers' demanding delivery requirements.

     Increase its Global Presence. The Company and affiliated companies have established a presence in Canada, Australia, Asia, Africa and Europe in order to serve customers on a global basis. Although the affiliated companies are outside of the Trust, they are owned by Mr. Winget and use the Venture name. This global presence has allowed the Company to leverage the Venture name as General Motors, Chrysler, Ford and other Tier 1 suppliers make parts sourcing decisions to award purchase orders to companies with world-wide capabilities. Through these relationships, the Company has also established relationships with new customers, such as BMW or Mercedes. The affiliated companies, in turn, have provided, and are expected to provide, significant new outlets for the Company's existing design, engineering and tooling capabilities. The Company or other affiliated companies intend to continue to expand in foreign markets to meet the OEMs' evolving global needs, either directly or as a supplier of design services and molds to its affiliated companies.


     Make Strategic Acquisitions. In recent years, OEMs have instituted tighter quality, manufacturing, delivery and systems requirements which have resulted in consolidation of the automotive supplier industry. Through strategic acquisitions, the Company believes it can further leverage its capabilities and relationships with existing customers by adding complementary products and manufacturing processes. The Company also intends to pursue acquisitions which offer an entree to new customers and to expand or enhance its customer base. Consistent with this strategy, the recent Bailey acquisition in August 1996 has provided the Company with new opportunities to win business with Ford while expanding into new technologies such as compression molding. The Company believes that the continuing supplier consolidation may provide attractive opportunities to acquire companies which can be improved economically through cost cutting, lean manufacturing techniques and use of existing tooling and design capabilities. The Company believes that, as of the date hereof, it has improved profitability at the Bailey facilities through labor rationalization, raw materials savings and the elimination of administrative redundancies. Historically, the Company has financed acquisitions with debt and would expect to do so in the future. As such, this aspect of the Company's business strategy may be limited by provisions of current or future indebtedness. See "Risk Factors -- Significant Leverage." As of the date of this Prospectus, the Company does not have any agreements or understandings with respect to specific acquisitions.


PRINCIPAL PRODUCTS

     The Company produces thermoplastic injection molded, compression molded and RIM plastic parts primarily for OEMs and other Tier 1 suppliers. The production of many of the Company's components requires sophisticated technology and considerable manufacturing expertise. The Company utilizes two component paint technology, including soft-touch paints for interior applications (principally air bag covers and interior consoles), as well as base coat and clear coat paints applied to exterior components including fascias, fenders, lift gates, wheel lips, spoilers and side moldings. The Company's side wall hard trim components, scuff plates and seat back trims are molded in color. Vinyl and cloth wrapping techniques are used to manufacture the Company's instrument panels, side wall hard trim components and door panels. The Company also emphasizes complex products, such as instrument panels, which require the integration of multiple components, including ash trays and glove compartments, into complete sub-assemblies.

     The Company's primary exterior and interior products are detailed and illustrated below:

                          DIAGRAM OF EXTERIOR PRODUCTS
                          DIAGRAM OF INTERIOR PRODUCTS

     The following sets forth information about the Company's automotive products and vehicle models on which they are used or for which the Company has been awarded business.

                                                                                    AWARDED BUSINESS ON
  COMPONENT      OEM/CUSTOMER                  1997 PRODUCTION(A)                   FUTURE PRODUCTION(B)
  ---------      ------------                  ------------------                   --------------------
Interior Trim   General Motors   Achieva, Blazer, Cadillac S5S, Cavalier,         Century, Regal, Skylark,
                                 Century, Express/Savana Van, Lumina, Park        GM Small Sport Utility
                                 Avenue, Regal, Skylark, Sunfire
                Ford             Continental, Escort, Mountaineer, Taurus,
                                 Thunderbird
                Chrysler         B Van, Breeze, Cirrus, Concorde, Grand           B Van, LHS, Vision,
                                 Cherokee, LHS, Intrepid, Stratus, Wrangler       Intrepid, Jeep, Breeze,
                                                                                  Cirrus, Stratus
                DEPCO            Bonneville, LeSabre, Olds 88
                Finley                                                            Beauville
                Industries
                Lear             Chrysler Ram 150/350 Pickup, Viper, Windstar
                Prince/Ford      Continental

Instrument and  General Motors   Corvette, Olds 88
Door Panels/
Assemblies
                Ford             Continental
                Chrysler                                                          Jeep Cherokee, B Van

Airbag Covers   Morton           Breeze, Caravan, Cirrus, Mazda 626, Sable,       Accord, Cobra, Dodge
                                 Taurus, Town Car, Stratus, Town & Country,       Ram, GMX130, GM S5S,
                                 Voyager                                          Mustang, Mazda MX6,
                                                                                  Mercedes, PACCAR, Probe,
                                                                                  Subaru, Volkswagen
                TRW              Continental, Cougar, Mark VIII, PN96, Ranger,
                                 Ram Pickup, Thunderbird, Windstar

Cladding/       General Motors   Achieva, Achieva GT, Astro Van, Beretta,         Cutlass, Malibu, Yukon
Exterior                         Blazer, Bonneville, Camaro, Cavalier, Century,
                                 Corvette, Firebird, Grand Am, Grand-Am GT,
                                 Grand Prix, DeVille, Eldorado, Seville, STS,
                                 Intrigue, Lumina, Monte Carlo, Olds 88, Opel,
                                 Regal, Safari, Saturn, Silhouette, Skylark,
                                 Sunfire, Transport, Yukon, Express/Savana Van,
                                 Venture
                Ford             Econoline Van, Escort, Explorer, F-Series        Mustang
                                 Pickups, Mark VIII, Mustang, Navigator, Nissan
                                 Quest, Ranger, Thunderbird, Villager, Windstar
                Chrysler         B Van, Dakota, Durango, Eclipse, Minivan, Viper  Dakota, Prowler, Viper
                Dott             Camaro, Firebird
                Evart            Intrepid, LHS
                Freightliner     Truck
                Libraltar        Bravada

Fascias         General Motors   DeVille, Eldorado, STS, Seville, LeSabre,        Yukon
                                 Safari, Transport, Opel, Venture
                Ford                                                              Expedition, F-Series
                                                                                  Pickup, Ranger
                Isuzu            Rodeo                                            Rodeo, Honda

                                                                                              AWARDED BUSINESS ON
    COMPONENT        OEM/CUSTOMER                     1997 PRODUCTION(A)                     FUTURE PRODUCTION(B)
-----------------  ----------------  ----------------------------------------------------  -------------------------
Functional         General Motors    Blazer, Delphi-AC Spark Plug, G Van, Express/Savana
Components                           Van, Seville, Skylark
                   Ford              Escort, Mustang, Mystique, Navigator                  Econoline Van, F-Series
                                                                                           Pickups, PHN131-Sport
                                                                                           Utility
Miscellaneous      Bombardier        Sea Doo, Ski Doo
Non-Automotive     Club Car          Golf Cart bodies
                   Larson Mfg.       Screen Door

------------
(a) Represents models for which the Company will produce products in 1997.

(b) The amount of products produced under these awards is dependent on the number of vehicles manufactured by the OEMs. Many of the models are versions of vehicles not yet in production. See "Risk Factors -- Reliance on Major Customers; The OEM Supplier Industry." There can be no assurance that any of these vehicles will be produced or that the Company will generate certain revenues under these awards even if the models are produced.


     For the year ended December 31, 1996 and the six month period ended June 30, 1997, interior components accounted for approximately 35% and 30%, respectively, of net sales; exterior components accounted for 55% and 59%, respectively, of net sales; and tooling accounted for 10% and 11%, respectively, of net sales. No single component accounted for in excess of 5% of net sales during such periods.


CUSTOMERS AND MARKETING


     The North American automotive market is dominated by General Motors, Ford and Chrysler, although foreign OEMs have achieved significant market share. The Company's principal customers are General Motors, Ford and Chrysler and other Tier 1 suppliers, such as Autoliv, S.A., TRW Automotive Company, Textron Automotive division of Textron Corporation and Lear Corporation. While a large percentage of the Company's sales are derived from General Motors, Ford and Chrysler, the Company maintains a diversity of volume among the various divisions of the OEMs, and is further diversified by its position as a supplier for a number of high volume vehicle platforms manufactured by those divisions. The Company has purchase orders to supply an aggregate of over 1,000 components to be included on approximately 100 models of cars, minivans, light trucks and sport utility vehicles for the 1997 model year and currently expects to manufacture over 1,100 components to be included on a comparable number of models to be produced for the 1998 model year. Such purchase orders generally provide for supplying the customer's requirements for a particular model or model year rather than for manufacturing a specific quantity of products, and the purchase orders may be cancelled by the OEMs. The acquisition of Bailey allowed the Company to expand its relationship into a Tier 1 supplier to Ford in North America. This gives the company a strong portfolio of sales among all three of the U.S. OEMs. The Company continues to pursue opportunities with foreign-based OEMs with North American operations and now supplies air dams to Isuzu Motors for the Isuzu Rodeo. Beginning with the 1998 model, the Company will also supply fascias on the Rodeo along with a companion vehicle assembled in the United States for Honda. In addition, the Company will supply air bag covers for the Honda Accord and Civic. The Company's non-automotive customers include Club Car, Inc. (golf cart bodies and cowls) and Bombardier, Inc. (Ski Doo and Sea Doo bodies).

     The approximate net sales and percentage of net sales to the Company's principal customers and customer categories for the years ended December 31, 1993 through 1996 and six months ended June 30, 1996 and 1997 are shown below (dollars in millions):


                                                                                  SIX MONTHS
                                     YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                        -------------------------------------------------   -----------------------
                           1996         1995         1994         1993         1997         1996
                        ----------   ----------   ----------   ----------   ----------   ----------
       CUSTOMER          $      %     $      %     $      %     $      %     $      %     $      %
       --------          -      -     -      -     -      -     -      -     -      -     -      -
General Motors........  $145    41%  $123    49%  $139    57%  $118    57%  $143    45%  $ 60    47%
Ford(1)...............    57    16     --    --     --    --     --    --     87    27      1     1
Chrysler..............    41    12     56    22     48    20     53    26     27     8     24    19
Tier 1 Suppliers to
  OEMs................    81    23     62    25     50    20     21    11     53    17     35    28
Other Non-Automotive..    28     8     10     4      7     3     13     6     10     3      6     5
                        ----   ---   ----   ---   ----   ---   ----   ---   ----   ---   ----   ---
     Total............  $352   100%  $251   100%  $244   100%  $205   100%  $320   100%  $126   100%
                        ====   ===   ====   ===   ====   ===   ====   ===   ====   ===   ====   ===


------------
(1) Prior to 1996, sales to Ford were not significant and are included under sales to Tier 1 suppliers.

     The Company's sales are made directly to the OEMs with marketing and customer support assistance provided by an affiliated company, wholly owned by Mr. Winget, and by other unaffiliated entities. See "Certain Transactions."

ENGINEERING AND DESIGN

     The Company believes that its state-of-the-art technology, experienced engineering and technical staff and reputation for product innovation are major factors contributing to its market position.

     Technology. The Company utilizes state-of-the-art technology to improve product quality, increase price competitiveness and reduce product development time. The Company's design and manufacturing technologies include integrated CAD/CAM; computer-aided optical scanning and proprietary manufacturing systems; gas-aided injection molding technology ("GAIN"); and two component paint technology, including soft-touch paints for interior applications (principally air bag covers and consoles). With the aid of its integrated computer design systems and the introduction of optical scanning prototyping equipment, the Company has significantly reduced the amount of time required to create a prototype part and ultimately a production component. This process not only reduces development time but also improves the accuracy of product and mold tolerances. Further, the Company's advanced systems allow hundreds of design solutions to be visualized and ergonomically tested quickly and easily, facilitating product design and manufacturing.

     Engineering and Technical Staff. The Company maintains an advanced engineering center and quality assurance center, along with an engineering and technical staff which generates ideas for new parts and extensions of existing lines. The Company's engineering and technical staff work closely with the Company's OEM customers to help design and develop new products, to ensure high quality and coordinate development with the manufacture of new vehicles. The design and engineering staff also provides suggested design and material changes to the OEMs.


     The Company maintains laboratories dedicated to product development, tryout and production certification issues. The Company does not conduct research and development activities in the experimental or laboratory sense, and any costs for these activities are expensed as incurred. These laboratories are certified for use by General Motors and Chrysler. In its tryout facility, five molding machines are dedicated to simulate the manufacturing environment.

PRODUCTION CONTROL, MANUFACTURING AND QUALITY

     Due to the evolving purchasing and manufacturing policies of the OEMs, production control has emerged as the critical factor for coordinating and integrating the customers' requirements with the Company's scheduling and manufacturing processes.

     Responding to these changes, the Company has developed and incorporated the principles of "lean manufacturing" and "Kaizen" into its manufacturing operations. These programs establish a work environment which encourages employee involvement in identifying and eliminating waste. The Company's operations are structured flexibly to respond to the demands of different product runs and changing product delivery requirements while increasing production efficiency. Additionally, the Company relies on the quality and training of its work force and, when appropriate, automation, to reduce costs.

     The Company attempts to minimize its investment in inventory by coordinating its purchasing and production activities with anticipated customer demands. Based upon their production forecasts, the OEMs generally provide the Company with weekly releases four to thirteen weeks prior to actual delivery. To facilitate the exchange of this information, the Company is connected to General Motors, Ford and Chrysler and other Tier 1 suppliers through an electronic data interchange system. To service its customers more effectively, the Company has implemented "pull systems" at each of its manufacturing locations, to help it meet its customers' requirements for on-time deliveries while reducing the carrying levels of inventory. Pursuant to the "pull system," production is based primarily upon demand rather than on forecasted need.

     The Company believes it maintains an excellent reputation with the OEMs for timely delivery and customer service and for providing world class quality at competitive prices. The Company's reputation as a high-quality, full-service supplier is exemplified by its receipt of major quality awards from its OEM customers. Both the Company's Harper and Groesbeck facilities are recipients of General Motors' highest quality award, the Mark of Excellence. The Groesbeck facility has received the Chrysler Pentastar quality award and several of the Company's facilities have also obtained Ford's Q-1 status. Quality levels are currently being standardized across OEMs through the QS-9000 program, which is expected to lower the cost of maintaining separate quality programs. As of the date hereof, the Company's Harper, Groesbeck, Hillsdale, Grand Blanc, Canada and Malyn facilities have received, or have been recommended for, QS-9000 certification. The Company is in the process of obtaining QS-9000 certification for the remainder of the facilities and expects this to be completed by the end of 1997.

     The Company's plastic components have sophisticated tooling requirements, the costs of which are generally billed to the customer at pre-authorized levels. Development of the tooling typically begins approximately two to three years before production, after being selected by the customer to develop a particular component or assembly. At that time, the Company commences its tooling design and development work and accumulates in inventory the costs incurred. The production tooling is ordered generally one year prior to production. The Company supplies substantially all of its tooling requirements from its own tooling operations.

RAW MATERIALS

     The principal raw materials used by the Company are engineered plastic resins such as nylon, polypropylene (including thermoplastics), polycarbonate, acrylonitrile-butadiene-styrene, fiberglass reinforced polyester, PET and TPU; a variety of ingredients used in the compression molding process; paint related products; and steel for production molds. Although all of these materials are available from one or more suppliers, the Company's customers generally specify materials and suppliers to be used by the Company in connection with a specific program. The Company procures most of its raw materials by issuing purchase orders against one-year supply agreements under which the Company's annual needs for such materials are estimated. Releases against such purchase orders are made only upon the Company's receipt of corresponding orders from its customers. The Company has not experienced raw material shortages, although there can be no assurance that the Company will not experience raw material shortages in the foreseeable future.

COMPETITION

     The industry in which the Company competes is highly competitive. Competition generally occurs on the basis of product groups. A large number of actual or potential competitors exist, including the internal component operations of the OEMs as well as independent suppliers, many of which are larger than the Company. Some of the Company's competitors include Magna International, Cambridge Industries, Inc., Buckeye Plastics, a division of Worthington Industries, Textron Automotive division of Textron Corporation, The Becker Group, Inc., Lear Corporation, Findley Industries, The Budd Company plastic division, the Prince division of Johnson Controls, Inc., and United Technologies Automotive division, plus a large number of smaller competitors. In addition, the Company's business is increasingly competitive due to supplier consolidations resulting from OEM supplier optimization policies and the spin-off by OEMs of formerly in-house plastics manufacturing facilities. However, these consolidations and divestitures should benefit the Company's product pricing in the future as former marginal competitors are removed and the former in-house facilities must now compete independently.

     The Company competes on the basis of quality, cost, timely delivery and customer service and, increasingly, on the basis of design and engineering capability, painting capability, new product innovation, product testing capability and its ability to reduce the time from concept to mass production ("art-to-part"). The Company believes that as OEMs continue to strive to reduce new model development cost and timing, innovation and design and engineering capabilities will become more important as a basis for distinguishing competitors. Both are areas where the Company believes it has an outstanding reputation.

     Some of the OEMs have adopted supplier management policies designed to strengthen their supply base. These policies include designating only some of the suppliers as preferred future suppliers and, in some cases, encouraging new suppliers to begin to supply selected product groups. The Company is such a supplier to Chrysler and to Ford.

EMPLOYEES


     The Company believes that its future success will continue to be enhanced by rewarding and empowering employees. At December 31, 1996, the Company employed approximately 4,300 persons. The Company has 680 hourly persons at the Seabrook, New Hampshire and Lancaster, Ohio facilities, who are covered by collective bargaining agreements with the United Auto Workers. The Lancaster contract, representing about 8% of the workforce, was recently renewed for a four year term, ending June 2001, and the Seabrook contract expires in 1999. In 1996, there was a union election at Vemco, Inc. The results of that election are being held pending resolution of challenged ballots and election objections. The Company has not experienced any work stoppages and considers its relations with its employees to be good. However, many of the Company's OEM and Tier 1 supplier customers and other suppliers to the Company's customers are unionized, and work stoppages, slow-downs or other labor disputes experienced by, and the labor relations policies of, OEMs and other Tier 1 suppliers could have an adverse effect on the Company's results of operations. Strikes at the OEMs during 1997 have not had a significant impact on the Company's net sales.


PATENTS

     The Company has the right to use various patents which aid in maintaining its competitive position. These patents begin to expire in the next 15 years. The expiration of such patents are not expected to have a material adverse effect on the Company's operations. See "Certain Transactions."

PROPERTIES

     The Company's executive offices are located in Fraser, Michigan. Molding operations are conducted at fourteen facilities in Michigan, Ohio, Kentucky, Indiana and New Hampshire. The utilization and capacity of the Company's facilities may fluctuate based upon the mix of components the Company produces and the vehicle models for which they are being produced by the Company. The Company believes that substantially all of its property and equipment is in good condition and that it has sufficient capacity to meet its current and projected manufacturing and distribution needs through the 1999 model year.

     The following table sets forth certain information concerning the Company's facilities.

                                       SQUARE    TYPE OF                       DESCRIPTION
              LOCATION                 FOOTAGE   INTEREST                        OF USE
              --------                 -------   --------                      -----------
MICHIGAN
  Masonic Facility...................  178,000     Leased(1)    Molding, Mold Fabrication and Repair
  Malyn Complex......................   23,000     Leased(1)    Molding
                                        22,000     Leased(1)    Molding
                                        18,000      Owned       Warehouse
  Technical Center...................   56,000      Owned       Headquarters, Laboratory, Tryout, Mold
                                                                  Fabrication
  Commerce Facility..................   24,000     Leased(1)    Mold Fabrication and Repair
  Doreka Center......................    6,000     Leased       Design and Engineering
  Dearborn Center....................    6,000     Leased       Design and Engineering
  Grand Blanc Facility...............  365,000      Owned       Molding, Painting, Assembly
  Grand Rapids Complex...............  440,000     Leased       Molding, Painting, Assembly
                                       125,000     Leased       Assembly Warehouse
                                        85,000     Leased       Warehouse, Shipping
  Harper Facility....................  180,000     Leased(1)    Molding, Painting, Assembly
  Groesbeck Facility.................  128,000      Owned       Molding
  Design Center......................   20,000     Leased       Design and Engineering
  Almont Facility....................   10,000     Leased(1)    Mold Fabrication and Repair
  Troy Center........................   10,000     Leased       Mold Fabrication
  Hillsdale Facility.................  119,000      Owned       Molding, Painting, Assembly
  Redford Facility...................   22,000     Leased(1)    Mold Fabrication
  Allen Park Center..................   26,000     Leased       Sales, Design, Engineering
KENTUCKY
  Hopkinsville Complex...............  104,000     Leased       Molding, Painting, Assembly
                                        80,000     Leased       Warehouse
NEW HAMPSHIRE
  Seabrook Facility..................  390,000      Owned       Molding, Painting, Assembly
WALLACEBURG, ONTARIO, CANADA
  Venture Canada Facility............   35,000      Owned       Painting and Assembly
OHIO
  Conneaut Facility..................  183,000     Leased       Molding, Painting, Assembly
  Lancaster Facility.................  156,000      Owned       Molding, Painting, Assembly
INDIANA
  Madison Facility...................   71,000      Owned       Painting and Assembly
  Hartford City Facility.............  116,000      Owned       Molding and Assembly
  Portland Facility..................  120,000      Owned       Molding and Painting (inactive)

------------
(1) Leased from an affiliate of the Company. See "Certain Transactions."

     In addition to the above facilities, the Company relies upon certain affiliated companies, which are owned or controlled by Mr. Winget, to provide facilities, machinery and equipment, technology or services to the Company that are necessary for it to be a full service supplier. Deluxe Pattern Company ("Deluxe"), a company wholly owned by Mr. Winget's living trust, makes available to the Company a 30,000 square foot advanced design and model building facility under a usage agreement. In addition, Venture Automotive Corp. ("VAC"), a company wholly owned by Mr. Winget's living trust, operates a 208,000 square foot facility in Flint, Michigan at which it performed services for the Company which included sequencing and value-added assembly of parts. Some of the services previously performed by VAC have now been contracted to MAST Services, LLC, in which N. Matthew Winget, Mr. Winget's son, owns a minority interest. In addition, the

Company has subcontracted certain work to Nova Corporation ("Nova"), a business in which Mr. Winget has a significant equity interest. See "Certain Transactions."

ENVIRONMENTAL MATTERS


     The Company's operations are subject to numerous federal, state and local laws and regulations pertaining to the generation and discharge of materials into the environment. The Company has taken steps related to such matters in order to minimize the risks of potentially harmful aspects of its operations on the environment. However, from time to time, the Company has been subject to claims asserted against it by regulatory agencies for environmental matters relating to the generation and disposal of hazardous substances and wastes. Some of these claims relate to properties or business lines acquired by the Company after a release had occurred. In each known instance, however, the Company believes that the claims asserted against it, or obligations incurred by it, will not result in a material adverse effect upon the Company's financial position or results of operations. Nonetheless, there can be no assurance that activities at these facilities or facilities acquired in the future, or changes in environmental laws and regulations, will not result in additional environmental claims being asserted against the Company or additional investigations or remedial actions being required. The agreement pursuant to which the Company acquired Bailey does not contain indemnification provisions in favor of the Company with respect to environmental matters. Bailey did, however, have certain indemnifications in their favor with respect to environmental matters, as discussed below.


     The Company is currently involved in discussions with the Michigan Department of Environmental Quality concerning the emissions from the Company's Grand Blanc paint facility. Emissions levels are being evaluated, and it is possible that the Company will be required to improve its systems to meet applicable requirements. Although it is not anticipated that the improvements will require substantial expenditures by the Company, there can be no assurances that such will be the case.

     Bailey has been notified of its status as a potentially responsible party ("PRP") at the ReSolve Superfund site in North Dartmouth, Massachusetts, the Solvents Recovery Services site in Southington, Connecticut, the Old Southington Landfill Superfund site in Southington, Connecticut, the Spectron, Inc. site in Elkton, Maryland, and the Hazardous Waste Disposal Inc. site in Farmingdale, New York. At all five sites, Bailey and all other PRPs are jointly and severally liable for all remediation costs under applicable hazardous waste laws. Therefore, the Company's proportionate share is subject to increase upon the insolvency of other PRPs.

     With respect to the ReSolve site, Bailey and its immediate predecessor, USM Corporation's Bailey division (in the name of Emhart Corporation), have been named as PRPs for wastes sent to the site during the 1970s. Recent estimates provided by the PRP group responsible for the site's remediation indicate that Bailey's potential liability for clean-up efforts at the site is approximately $321,396 for which the Company is fully reserved and has posted a letter of credit in favor of the PRP group. The recent discovery of the presence of contaminants in a form not currently susceptible of short-term remediation, however, has created uncertainty about the future scope and cost of clean-up efforts at this site, and a possibility that the ultimate cost of remediation may be higher than previously estimated. The Company is unable to predict what, if any, effect this recent discovery may have on the Company.

     On June 18, 1992, Bailey received notice from the EPA that it was a PRP under the federal Superfund law with respect to the Solvents Recovery Services of New England Site in Southington, Connecticut (the "SRSNE Site"). Based upon a volumetric ranking dated July 7, 1993, the waste allocated to Bailey represented 0.11593% of the total identified waste at the SRSNE Site. Under the terms of a settlement with Emhart, Bailey agreed to assume liability for wastes sent to the SRSNE Site by the Seabrook, New Hampshire facility and Emhart agreed to assume liability for wastes sent by USM's Amesbury, Massachusetts facility. The identified PRPs have organized a group to negotiate with the EPA, and Bailey has joined that group. The group has successfully negotiated with the EPA to reduce the total estimated cost of the initial removal action at the SRSNE Site from an original estimate of $14 million down to a current estimate of approximately $4 million. The total estimated cost of long-term remediation at the SRSNE Site is not yet known.

     In January 1994, Bailey received a Notice of Potential Liability for the Old Southington Landfill Superfund Site (the "OSL Site") located in Southington, Connecticut. Both Bailey and USM/Emhart received notices of liability for the share of OSL Site costs allocated to USM Corporation (Amesbury, Massachusetts). Bailey and Emhart entered into a settlement agreement under which Emhart will assume sole responsibility for all cleanup costs, imposed by the EPA, arising out of the alleged liabilities of USM Corporation's Bailey division (Amesbury, Massachusetts) for the OSL Site.

     In June 1989, the EPA notified Bailey that it was a PRP under the federal Superfund law for the Spectron, Inc. site located in Elkton, Maryland. A group of PRPs ("Steering Committee") entered into agreements with the EPA to fund and conduct a $2.8 million emergency response action to remove stored wastes at the site and pay the government's past costs associated with the site, approximately $635,000. There are several thousand PRPs at this site, with most being small generators with low dollar exposure. In December 1989, nearly 800 entities, including Bailey, that sent small quantities of waste to the site participated on a cash-out basis in the settlement for past costs and the removal action, and Bailey's allocated share was approximately $8,100. Participation in the cash-out settlement gives the Company protection against contribution claims from third parties for the first phase of the site cleanup ("Phase 1").

     In August 1990, a separate PRP group ("Phase II PRP Group") was formed and negotiated an agreement with the EPA to remediate contaminated seeps on the site and perform a limited privately-funded remedial investigation/feasibility study for the site (the so-called Phase II activities). Bailey was not asked to join the Phase II PRP Group because that group determined that the companies that paid for Phase I of the cleanup would not be asked to make any financial contributions toward Phase II until the other customers have paid out an amount per gallon equal to that paid by the Phase I parties. An additional investigation was conducted as part of the Phase II activities to determine the nature and extent of a new form of contamination discovered on the site; additional design work will be commenced soon.

     In October 1995, Bailey received a notice from the EPA that it was a PRP that has liability for conducting a Remedial Investigation/Feasibility Study ("RI/FS") at the Spectron site. In connection with this, Bailey may have an opportunity to enter into a de minimis party cash out settlement with the EPA and the other PRPs, the terms of which currently are being negotiated. No estimate can be made at this time as to the amount of the Company's liability at the Spectron site.

     In 1995, the New York Department of Environmental Conservation ("DEC") notified Bailey, as well as a number of other parties, that it was named a responsible party under the Environmental Conservation Law of the State of New York with respect to the Hazardous Waste Disposal, Inc. site located in Farmingdale, New York. Based on available information, Bailey's involvement at the site appears to be related to the shipment of two drums of waste materials to the site, and consequently minimal. Additional investigations have been undertaken to determine: (1) whether there are any other entities that shipped wastes to the site; and (2) whether any of the named parties actually shipped more than was originally attributed to them. The results to date do not suggest that the Company's ranking at the site will change significantly. The Company has demanded that Emhart Corporation assume the defense of this claim. Emhart Corporation has taken the Company's demand for a defense and indemnification under advisement. In doing so, Emhart Corporation has taken the position that it did not receive "prompt written notice" of the claim.

     Bailey also faces the possibility of liability if it is deemed a successor to TransPlastics with respect to wastes generated and disposed of by TransPlastics when it owned the Conneaut property. TransPlastics has been identified as a PRP at the Millcreek site in Millcreek Township, Pennsylvania, and at the New Lyme Site located in Dodgeville, Ashtabula County, Ohio, and at the Huth Oil Site in Cleveland, Ohio, three sites currently undergoing remediation. Bailey also received notices from third parties regarding potential claims in connection with the Huth Oil Site and the Millcreek site. Bailey did not agree to assume any environmental liabilities of TransPlastics and, as a result, submitted claims for indemnification for these matters to TransPlastics, which liabilities TransPlastics has accepted. Under the terms of the Conneaut Acquisition agreement, TransPlastics and its parent companies must indemnify Bailey for any liability arising out of any such claim. Nevertheless, there can be no assurance that TransPlastics and its parent companies will have sufficient assets to satisfy the Company's potential liability for the remediation and any associated damage or cost caused by the contamination.

     The Company also faces potential liability in connection with the Contour Acquisition (Hillsdale facility). An environmental site assessment completed by The Boler Company ("Boler") determined that the ground water at the Hillsdale facility was contaminated with chlorinated solvents as a result of Boler's past site activities. The ground water contamination plume has migrated onto adjacent properties. In addition, Contour is listed as a PRP for a number of off-site disposal locations. The Contour Acquisition Purchase and Sale Agreement requires Boler to indemnify Bailey for any environmental liabilities which arise in connection with use of the property prior to closing. In addition, Boler has executed a remediation agreement in which it agreed to remediate, at its own expense, the identified ground water contamination at the Hillsdale facility. Boler is currently conducting the remediation at that facility. If Boler has insufficient resources to complete remediation of any contamination for which it has indemnified Bailey or otherwise becomes insolvent, the Company could incur successor liability for the costs of remediation and any damages to third parties.

     The Company also has potential liability in connection with contamination at certain property in Cuba, Missouri, which had been leased by Bailey from 1985 to 1992. The landlord has undertaken to remediate this property at its own expense. The Company has negotiated the termination of all obligations of the Company with respect to the lease.

     As a result of the environmental investigation, conducted as part of its due diligence during the acquisition of the three Premix/E.M.S. Inc. facilities, Bailey identified a number of environmental concerns. Premix/E.M.S. Inc., as part of the acquisition agreement, agreed to pursue and address these concerns, most of which it has completed. Pursuant to the acquisition agreement, Bailey performed certain post-acquisition investigations which appeared to confirm the presence of subsurface contamination, of which it has informed Premix/E.M.S. Inc. Under the acquisition agreement, Premix/E.M.S. Inc. is obligated to undertake necessary remediation of this problem, if in fact any is required. Premix/E.M.S. Inc. is currently conducting the remediation at the Portland, Indiana facility. Premix/E.M.S. Inc. has entered into an Environmental Indemnification Agreement for the benefit of Bailey. The shareholders of Premix/E.M.S. Inc. have also severally undertaken to reimburse Bailey in certain limited circumstances, to the extent of distributions received by them from Premix/E.M.S. Inc., and to the extent that Premix/E.M.S. Inc. does not directly satisfy its indemnification obligations.

     Estimates of the future cost of such environmental matters are necessarily imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the development and application of new technologies, the identification of new sites for which the Company may have remediation responsibility and the apportionment and collectibility of remediation costs among responsible parties. The Company establishes reserves for these environmental matters when the loss is probable and reasonably estimable. At June 30, 1997, the Company had a reserve of approximately $1.0 million to address the issues discussed above and for known compliance monitoring activities that may be incurred. It is possible that final resolution of some of these matters may require the Company to make expenditures in excess of established reserves, over an extended period of time and in a range of amounts that cannot be reasonably estimated. Although the final resolution of any such matters could have a material effect on the Company's consolidated operating results for the particular reporting period in which an adjustment of the reserve is recorded, the Company believes that any resulting adjustment should not materially affect its consolidated financial position.

LEGAL PROCEEDINGS

     In addition to the environmental matters described above, the Company is a party to several legal proceedings incidental to the conduct of its business. The Company believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the financial condition or results of operations of the Company.

                                   MANAGEMENT

EXECUTIVE MANAGEMENT

     The following individuals are the Executive Managers of the Company, having the operational titles set forth opposite their names. Because of its trust structure, the Trust does not have executive officers or directors, although the Special Advisor to the Trust, acting through the Trustee, has the authority to designate individuals from time-to-time to act as officers as to particular matters. Messrs. Winget, Schutz and Torakis serve as the directors of each Issuer. Mr. Winget and Stephen M. Cheifetz serve as the directors of Venture Canada. Mr. Butler is a director of Venture Holdings Corporation only.

             NAME                AGE                             POSITION
             ----                ---                             --------
Larry J. Winget................  54    Chairman of the Board and Chief Executive Officer
Michael G. Torakis.............  40    President and Chief Financial Officer
A. James Schutz................  51    Executive Vice President
Robert Wedge...................  59    President of Mold & Engineering Operations
Philip J. Kusky................  52    President of Operations-Bailey
James E. Butler, Jr. ..........  44    Executive Vice President-Finance and Secretary
Charles Hunter.................  41    Executive Vice President-Design Engineering
Michael Juras..................  55    Executive Vice President-Advanced Engineering and Marketing
Patricia A. Stephens...........  50    Executive Vice President-Purchasing
Joseph R. Tignanelli...........  35    Executive Vice President-Customer Service Operations
Larry J. Winget, Jr. ..........  36    Executive Vice President-Manufacturing Engineering
Warren Brown...................  53    Vice President-Exterior Operations
Larry R. Marshall..............  49    Vice President-Engineering

     Larry J. Winget was one of the five original founders and shareholders of Venture Industries Corporation and is the only one still involved with the Company. Since 1987 he has owned 100% of the Company and is currently the sole beneficiary of the Trust.

     Michael G. Torakis joined the Company in 1985 and has been President, Secretary, Treasurer and Chief Financial Officer of the Trust since 1995. Prior to his appointment to his current position, he served in various other capacities at the Company, including Executive Vice President.

     A. James Schutz has been Executive Vice President since 1987, and has been in the injection molding business for 23 years.

     Robert Wedge joined the Company in November 1984 as Plant Manager, became Vice President and General Manager of Venture Mold & Engineering in December 1993 and assumed his present position in April of 1995. Mr. Wedge has 34 years of mold building experience.

     Philip Kusky joined the Bailey Corporation in 1994 and assumed his current role in 1995. Prior to that, he was, from 1988 to 1994, employed by Rockwell International, his last position being Director of Sales, Marketing and Engineering. Mr. Kusky has over 15 years in various senior management positions for product engineering, sales and marketing.

     James E. Butler joined the Company in 1994 and assumed his current position in April of 1995. From 1981 until joining the Company, he was employed by Coopers & Lybrand L.L.P., a certified public accounting firm.

     Charles Hunter has been with the Company since 1989 and has held a number of different positions in the Company involving mold building, design engineering and prototype operations. He currently oversees world-wide design and advanced engineering operations.

     Michael Juras joined the Company in his current position in January 1997. Prior to joining the Company, Mr. Juras had spent 30 years in various product and manufacturing positions with General Motors, with his last position as Director of Engineering Mid-Size Cars.

     Patricia A. Stephens joined the Company in 1993 and has held positions involving program management, contract administration and purchasing. She previously had been employed for 23 years with General Motors, her last position being purchasing agent.

     Joseph R. Tignanelli, Larry J. Winget's son-in-law, has been employed by the Company in several positions since 1980, including Molding Manager for Venture Industries Corporation -- Groesbeck plant from 1985 until 1990, Assistant Manager of Venture Industries Corporation from 1990 until 1993, and Vice President of Venture Industries until being named to his current position in October of 1995.

     Larry J. Winget, Jr., Larry J. Winget's son, has been employed by the Company in various positions since 1976, including Molding Plant Manager of Vemco, Inc. from 1988 until 1990, Assistant Manager of Vemco, Inc. from 1990 until 1993, and Vice President and General Manager of Vemco, Inc. until being named to his present position in April of 1995.

     Warren Brown joined the Company in 1993 as Vice President-Mergers and Acquisitions and assumed his current position in 1996. Prior to joining the Company, Mr. Brown was employed for eight years as Chief Operating Officer of Autodie Corporation. He has over 30 years experience in the automotive supplier industry.

     Larry R. Marshall joined the Company in 1985 and in April of 1995, assumed his current position as Vice President Engineering. Prior to his current position, he had been General Manager Sales and Estimating.

     Stephen M. Cheifetz, 41, is a partner of Wilson, Walker, Hochberg, Slopen, a Windsor, Ontario law firm, and has served as a partner of such firm for over five years.

EXECUTIVE COMPENSATION

     The following Summary Compensation Tables sets forth compensation paid for the years ended December 31, 1996, 1995 and 1994, respectively, to those persons who were, at such date, the chief executive officer of the Company and four other executive officers who received more than $100,000 in compensation during such year (collectively, the "Named Officers") for services in all capacities to the Company.

                                                           SUMMARY COMPENSATION TABLE(1)
                                       ----------------------------------------------------------------------
             NAME AND                                                       OTHER ANNUAL         ALL OTHER
        PRINCIPAL POSITION             YEAR    SALARY($)(2)    BONUS($)    COMPENSATION(3)    COMPENSATION(4)
        ------------------             ----    ------------    --------    ---------------    ---------------
Larry J. Winget....................    1996      $513,820            --      $  675,799          $250,807
Chairman of the Board and              1995       509,779            --         576,905           253,271
Chief Executive Officer                1994       550,105            --       3,405,445            15,747
Michael G. Torakis.................    1996      $257,615      $250,000              --          $  4,800
President and                          1995       216,039       250,000              --             4,800
Chief Financial Officer                1994       183,339            --              --             2,740
A. James Schutz....................    1996      $231,491      $ 41,760              --          $  4,800
Executive Vice President               1995       210,444       141,760              --             4,800
                                       1994       191,260        41,760              --             2,836
Larry J. Winget, Jr................    1996      $216,034            --              --          $  3,950
Executive Vice President               1995       189,562       125,000              --             1,600
                                       1994       165,297            --              --             1,500
Joseph R. Tignanelli...............    1996       189,084            --              --          $  4,800
Executive Vice President               1995       166,426       120,000              --             4,800
                                       1994       142,958            --              --             4,011

------------
(1) The compensation described in this table does not include benefits under group plans which do not discriminate in scope, terms or operation in favor of the Named Officers and that are generally available to all salaried employees, and certain perquisites and personal benefits received by the Named Officers, where such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) Includes salary reductions made under the Company's 401(k) Plan and the Company's Cafeteria Benefit Plan.

(3) The amount indicated for Mr. Winget represents compensation in lieu of a distribution of Trust Principal equal to taxes incurred by the beneficiary as a result of activities of the subsidiaries of the Trust. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(4) "All Other Compensation" is comprised of: (i) a contribution made by the Company to the accounts of each of the Named Officers under the Company's 401(k) Plan; (ii) the incremental cost to the Company of additional premiums for term life insurance benefits for the Named Officers which are not generally available to the other salaried employees of the Company, and
    (iii) with respect to Mr. Winget, the portion of the premium paid by the Company under a life insurance policy (the "Reverse Split Dollar Policy") attributable to the build-up of the cash surrender value of the policy, which aggregated $1,039,195, $793,188 and $544,717 at December 31, 1996,
    1995 and 1994, respectively, and is owned by Mr. Winget. The beneficiary of the term insurance portion of the Reverse Split Dollar Policy is the Company, which pays all premiums due under the policy and is entitled to receive a $20 million benefit in the event of Mr. Winget's death. Mr. Winget has the right to designate the distribution of the cash surrender value and may, prior to his death, surrender the policy in cancellation thereof and receive the benefit of the cash surrender value.

     See the table below for complete details concerning all other compensation.

NAME AND YEAR  401(K)   TERM LIFE INSURANCE   REVERSE SPLIT DOLLAR POLICY    TOTAL
-------------  ------   -------------------   ---------------------------    -----
Winget
1996           $4,500          $300                     246,007             250,807
1995            4,500           300                     248,471             253,271
1994            2,312           325                      13,110              15,747
Torakis
1996           $4,500          $300                          --              $4,800
1995            4,500           300                          --               4,800
1994            2,415           325                          --               2,740
Schutz
1996           $4,500          $300                          --              $4,800
1995            4,500           300                          --               4,800
1994            2,511           325                          --               2,836
Winget Jr.
1996           $3,650          $300                          --              $3,950
1995            1,300           300                          --               1,600
1994            1,175           325                          --               1,500
Tignanelli
1996           $4,500          $300                          --              $4,800
1995            4,500           300                          --               4,800
1994            3,686           325                          --               4,011

COMPENSATION OF DIRECTORS

     Messrs. Winget, Schutz, Torakis and Butler serve as the directors of the Issuers and do not receive any additional compensation or fees for their service to the Issuers in such capacities. Mr. Cheifetz does not receive compensation for acting as a director of Venture Canada; however, the law firm of which he is a partner acts as counsel to Venture Canada.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All of the Named Officers' compensation for the year ended December 31, 1996 was paid by Venture Service. Messrs. Winget and Torakis, in their capacities as directors of Venture Service, participated in the deliberations concerning executive compensation. In addition, some of the Named Officers have engaged in certain transactions with the Company. See "Certain Transactions."

                                STOCK OWNERSHIP

     All of the capital stock of the subsidiaries of the Trust is owned by the Trust., of which Mr. Winget is the sole beneficiary. Mr. Winget's address is c/o Venture Holdings Trust, 33662 James J. Pompo Drive, Fraser, Michigan 48026.

                              CERTAIN TRANSACTIONS

     In addition to making distributions to Mr. Winget as sole beneficiary of the Trust and compensating him in his capacity as an Executive Manager of the Company, the Company has maintained business relationships and engaged in certain transactions with Mr. Winget and certain companies owned or controlled by him (each an "affiliate" and collectively, the "affiliates") as described below. Since the Company operates for the benefit of Mr. Winget as sole beneficiary of the Trust, the terms of these transactions are not the result of arms'-length bargaining; however, the Company believes that such transactions are on terms no less favorable to the Company than would be obtained if such transactions or arrangements were arms'-length transactions with non-affiliated persons.

     Pursuant to the Indenture and the indenture relating to the Senior Subordinated Notes, the Trust, each Issuer and each Guarantor is required to maintain a Fairness Committee, at least one of whose members is independent, which approves the terms and conditions of certain transactions between the Company and its affiliates and participates in decisions concerning whether certain corporate opportunities will be pursued by the Company. The Company has complied with such requirement since the date of the issuance of the Senior Subordinated Notes for transactions initiated after such date. The indentures also contain other restrictions on transactions with affiliates, including the Corporate Opportunity Agreement, and distributions to Mr. Winget. The Corporate Opportunity Agreement, entered into in connection with the issuance of the Senior Subordinated Notes, requires Mr. Winget to offer to the Company certain corporate opportunities which relate to the Company's business before he may pursue such opportunities outside the Company. See "Description of Notes."

FACILITIES AND EQUIPMENT

     The Company leases, or has arranged for the usage of, certain facilities, machinery and equipment that are owned by affiliates, as set forth below. The Company believes that the lease and usage agreements are based on the fair market value of the facilities, machinery and equipment at the inception of the agreements. The Company has made significant capital improvements to these properties. Such improvements are accounted for as leasehold improvements by the Company. At the conclusion of the applicable lease or usage agreement, the benefits of such improvements inure to the benefit of the lessor.

     Venture Real Estate, Inc., a corporation wholly owned by Mr. Winget's living trust since 1988, leases to the Company two separate injection molding buildings in the Company's Malyn Complex, and its Commerce Mold Shop. Starting in 1996, the Redford facility was leased to the Company. Monthly rental charges under these leases are $49,650 through July 1996, and $84,567 beginning in August 1996. Amounts paid to Venture Real Estate, Inc. and a predecessor affiliate were approximately $440,800, $595,800 and $770,383 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Deluxe Pattern Company ("Deluxe"), a corporation wholly owned by Mr. Winget's living trust since 1989, provides an advanced design, model and tool-building facility, and is engaged in the business of providing design and model and tool-building services to the Company and to customers unaffiliated with the Company. Since July, 1992, the Company has occupied and staffed the Deluxe facility pursuant to a usage agreement. The Company paid Deluxe usage fees of $396,000 for each of the years ended December 31, 1994, 1995 and 1996. Such fees are based upon the amount of time the facility and advanced equipment housed there are made available to the Company. In addition to the usage fees, the Company paid Deluxe $879,419, $1,153,286 and $5,870,780 for the years ended December 31, 1994, 1995 and 1996, respectively, for the purchase of goods and services and equipment at net book value. The increase in 1996 relates primarily to design services provided for 1998 model year production. Deluxe does not directly employ its own workforce, but rather, employees of the Company are made available to Deluxe on an as needed basis, for which Deluxe pays the Company a fee. During the years ended December 31, 1994, 1995 and 1996, the Company made sales to Deluxe of $1,083,780, $1,080,000 and $1,080,000 respectively, and Deluxe paid the Company $2,075,266, $3,286,861 and $9,632,131, respectively, for time spent by the
Company's employees on Deluxe business.

     Harper Properties of Clinton Township Limited Partnership ("Harper Properties") and Realven Corporation ("Realven") lease to the Company its Harper facility (the "Harper Lease") and the machinery and equipment located at such facility (the "Realven Lease"), respectively, pursuant to operating leases which terminate on June 7, 1999. Harper Properties is a limited partnership in which the living trusts of Mr. Winget and his wife, Alicia, and an affiliated company are the general partners and Mr. Winget, members of his family, A. James Schutz, an Executive Manager of the Company, and Michael G. Torakis, an Executive Manager of the Company, are the limited partners. Realven is a corporation wholly owned by Mr. Winget and his wife, Alicia. The Harper Lease provides for semi-annual lease payments of $872,000, and the Realven Lease provides for semi-annual lease payments of $218,000. Harper Properties and Realven have the right to require the Company to enter into negotiations regarding an increase in the lease payments under the Harper Lease and the Realven Lease, so that lease payments under these leases will reflect all expenses to Harper Properties, Realven and their owners. The Company has made several improvements to the Harper facility and the machinery and equipment leased from Realven, and has accounted for them as leasehold improvements. At the termination of the Harper and Realven Leases, Harper Properties and Realven, respectively, will retain the value, if any, of the leasehold improvements. The Company paid Harper Properties $1,744,000 in each of the years ended December 31, 1994, 1995 and 1996, respectively, under the Harper Lease. The Company paid Realven $436,000 in each of the years ended December 31, 1994, 1995 and 1996, respectively, under the Realven Lease.

     Mr. Winget has since 1991 allowed the Company to use approximately 12 molding machines pursuant to the terms of usage agreements. In January of 1994, Mr. Winget leased 28 additional injection molding machines to the Company as part of the expansions of the Harper and Groesbeck facilities. Mr. Winget also leases to the Company certain injection molding equipment. In February of 1995, Mr. Winget contributed and assigned his interests in the leases to the various injection molding machines and equipment to a new entity, Venture Heavy Machinery Limited Liability Company. The Company paid Mr. Winget and/or Venture Heavy Machinery Limited Liability Company $1,765,800 in each of the years ended December 31, 1994, 1995 and 1996, respectively, under the usage agreements.

     Venture Real Estate Acquisition Company and Venture Equipment Acquisition Company, each wholly owned by Mr. Winget's living trust, acquired a 176,000 square foot injection molding facility and the machinery and equipment located therein (including 35 molding machines), on February 4, 1994. The Company entered into usage agreements for such facility (the Masonic facility), machinery and equipment, the terms of which were reviewed and approved by the Fairness Committee. During 1994, 1995 and 1996 the Company paid $728,570, $584,075 and $1,277,431, respectively, to Venture Real Estate Acquisition Company and Venture Equipment Acquisition Company pursuant to these agreements.

     During 1994, 1995 and 1996 the Company purchased machinery and equipment from VAC for a total cash purchase price of $717,242, $82,185 and $49,161, respectively. In each of the equipment purchases, the price paid by the Company was the affiliated seller's net book value of such assets.

BUSINESS RELATIONSHIPS

     The Company maintains ongoing business relationships with affiliates, as set forth below.

     Nova Corporation ("Nova") is a corporation in which Windall Industries, a corporation in which Mr. Winget owns a significant equity interest, owns 49% and a former Executive Manager of the Company owns the controlling 51% interest. Nova is a successor to Windall Industries' business. Nova supplies the Company with certain small parts or components of large assemblies that are sold to the Company's customers. The Company paid Nova $3,147,372, $3,651,666 and $2,286,308 for the years ended December 31, 1994, 1995 and 1996, respectively. In connection with this relationship, the Company has provided Nova with various raw materials at cost and receives commission income, for which Nova paid the Company $1,937,061, $1,381,575 and $811,659 in the years ended December 31, 1994, 1995 and 1996. Nova sells products to customers other than the Company, and has and will compete with the Company for certain contracts. Nova paid the Company $131,760, $162,300 and $162,300 pursuant to machinery and equipment operating leases for the years ended December 31, 1994, 1995 and 1996, respectively. The Company paid Windall Industries usage fees of $84,000 in each of the years ended December 31, 1994, 1995 and 1996.

     Venture Sales and Engineering ("VS&E") and Venture Foreign Sales Corporation ("VFS"), corporations wholly owned by Mr. Winget, serve as the Company's outside sales agencies for sales of products manufactured at the Company's Vemco, Inc., Venture Industries and Venture Grand Rapids facilities. Currently, the Company pays VS&E and VFS, in the aggregate, a sales commission of 3% on all production sales. The Company paid VS&E, $5,926,653, $6,071,627 and $6,391,229 in the years ended December 31, 1994, 1995 and 1996, respectively. During 1994, VFS was established to handle foreign sales and the Company paid VFS $258,000, $0 and $0 in 1994, 1995 and 1996, respectively.

     VAC has, since 1991, performed sequencing and value-added assembly of parts manufactured at the Company's Grand Blanc facility. The Company paid VAC $10,909,874, $8,040,717 and $3,268,109 in the years ended December 31, 1994,
1995 and 1996, respectively, under this arrangement. During the years ended December 31, 1994, 1995 and 1996, the Company made sales to VAC of $136,709, $56,782 and $68,743 respectively. Beginning October 1, 1996 the manufacturing services previously provided by VAC have been contracted to MAST Services LLC, a company in which N. Matthew Winget, Mr. Winget's son, owns a minority interest. Services for the period ending December 31, 1996 were $265,386.

MANAGEMENT SERVICES

     Venture Service Company ("Venture Service") provides administrative services and insurance to Deluxe, Windall Industries, VS&E and VAC. Deluxe, Windall Industries, VS&E and VAC paid the Company $896,838, $652,093 and $1,787,112 in the years ended December 31, 1994, 1995 and 1996, respectively.

     Venture Asia Pacific Pty. Ltd. and its subsidiaries ("VAP") were provided with management and sales services by the Company and paid the Company $2,356,702 and $5,097,688 for 1995 and 1996, respectively. In addition, VAP also reimbursed the Company for certain other expenditures made on its behalf and assigned certain tooling contracts to the Company.

     Pompo Insurance & Indemnity Company Ltd. ("Pompo"), a Barbados corporation indirectly wholly owned by Mr. Winget, was incorporated in 1992 under the Barbados Exempt Insurance Act. The Company purchases insurance from Pompo to cover certain medical claims by the Company's employees, certain workers compensation claims and a portion of a litigation claim. The Company has accounted for this arrangement using the deposit method wherein the full amount of the estimated liability for such claims is recorded in other liabilities and the premiums paid to Pompo are recorded in other assets until such time that the claims are settled. The Company remains primarily liable for any amounts in excess of insurance coverage or any amounts not paid by Pompo under these coverages. If a liability is settled for less than the amount of the premium paid to Pompo, a portion of the excess is available as a premium credit on future insurance. The Company paid Pompo premiums in the amounts of $500,000 in the year ended December 31, 1994 for insurance coverage. No additional amounts were paid in 1995 and 1996, however, the Company received and utilized a premium credit of $651,100 and $210,910, respectively. In 1994, the litigation claim insured by Pompo was settled and paid. As a result, the Company received and utilized a premium credit for $560,000 in 1994.

OTHER

     From time to time, the Company pays certain expenses on behalf of Mr. Winget which he is obligated to repay to the Company. Such amounts payable by Mr. Winget do not bear interest and are payable on demand. Mr. Winget's indebtedness to the Company for such expenses was $90,276, $105,872 and $0 at December 31,

1994, 1995, and 1996, respectively. The highest amount of such indebtedness outstanding at any one time during such periods was $105,872.

     Mr. Winget and his wife, Alicia, own the Acropolis Resort, which consists of several separate units and a lodge near Gaylord, Michigan, a resort community north of Detroit. The Company leases this facility from Mr. Winget primarily for use by the Company's employees, who are permitted to use the facility on an availability basis. Cumulative leasehold improvements to this facility through December 31, 1996 aggregate $135,700. The Company's lease obligation to Mr. Winget is based upon the actual utilization of the facility by the Company's employees, provided that the Company is required to pay for the use of 500 room nights per calendar year (approximately $25,000) whether or not such rooms are rented. The Company paid Mr. Winget $90,121, $76,371 and $76,670 in the years ended December 31, 1994, 1995 and 1996, respectively, under this arrangement.

     Farm and Country Real Estate Company ("Farm and Country"), a corporation wholly owned by Mr. Winget, leases to the Company approximately 84 acres of raw land adjacent to the Company's Grand Blanc facility on a month-to-month basis. This lease provides for monthly rental payments of $16,100. Rent paid in 1994, 1995 and 1996 was $95,200 (including $15,000 of prepaid rent), $178,200 and
$193,200, respectively.

     Mr. Winget and Patent Holdings, Inc., a corporation wholly owned by Mr. Winget, have granted to the Company non-exclusive, royalty free licenses to certain patents which have been issued under applications filed by Mr. Winget, as assignee. Mr. Winget and the affiliated companies also generally permit the Company to utilize proprietary technologies or processes, such as REAP, which are developed by Deluxe and the affiliated companies. The licenses are perpetual, but provide that the licensor may negotiate a reasonable royalty in the event that Mr. Winget or an Excluded Person (as defined in the Indenture) no longer owns at least 80% of the beneficial interest of the Trust.

     On July 1, 1996, Venture Industries Corporation and its affiliated companies (not including the Trust or Venture Canada) (the "Venture Guarantors"), along with VIC Management, L.L.C. ("VIC"), a limited liability company wholly owned, directly or indirectly, by Mr. Winget, entered into an agreement guaranteeing up to $3.5 million of the obligations of Atlantic Automotive Components, L.L.C. ("Atlantic") to RIC Management Corp. ("RIC"). This guarantee is one of a series of transactions whereby VIC acquired RIC's minority interest in Atlantic. Deluxe agreed to fully indemnify the Venture Guarantors for all amounts paid under the guarantee.

                                   THE TRUST

     Venture Holdings Trust was established December 28, 1987 by Mr. Winget by agreement (the "Trust Agreement") with a financial institution as Trustee. Effective October 19, 1993, Mr. Winget assumed the duties of sole Trustee (the "Trustee"). The Trust owns, directly or indirectly, all of the outstanding capital stock of, or equity interests in, each of the Issuers.

     Mr. Winget is the sole beneficiary of the Trust. He has the power to terminate the Trust, but the Trust may only terminate upon his death, when certain obligations specified in the Trust Agreement are no longer outstanding or when the capital stock has been transferred to Venture Holdings Corporation in accordance with the terms of the Trust Agreement. Upon a termination of the Trust, the stock of the Issuers (other than Venture Holdings Corporation) will be distributed in accordance with the Trust Agreement. Mr. Winget may not transfer his beneficial interest in the Trust except in connection with a termination of the Trust or upon his death. Mr. Winget has limited authority to amend the Trust Agreement. The Trust cannot engage in any business or activity, except for agreements related to the outstanding indebtedness of the Company. See "Capitalization" and "Description of Certain Indebtedness."

     Upon the death, disability, or unavailability of Mr. Winget, except for its administrative duties in connection with the holding of the assets of the Trust and receiving income on those assets, the successor Trustee may not take action with respect to the assets of the Trust without the prior consent of the "Special Advisor." Actions that the Trustee may not take without the prior consent of the Special Advisor include (i) borrowing money or incurring other obligations; (ii) disposing of the trust assets; (iii) making loans to the Subsidiaries; (iv) making investments, except investment of funds in specified money-market funds; and (v) exercising any of its rights as a shareholder in the subsidiaries of the Trust.

     The following sets forth the organizational structure of the Company.

                              ORGANIZATIONAL GRAPH

                      DESCRIPTION OF CERTAIN INDEBTEDNESS


     The following summarizes the material terms of certain of the Company's debt agreements. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, such agreements, including the definitions therein of terms not defined herein.


SENIOR CREDIT FACILITY


     General. The Senior Credit Facility provides for up to $200 million of revolving credit availability (the "Commitment Amount"), including the issuance of letters of credit. The Issuers are parties to the Senior Credit Facility. The obligations under the Senior Credit Facility are secured by substantially all the assets of the Issuers, including all of the capital stock of the Issuers (other than the Trust) and 65% of the stock of Venture Canada. As such, the Notes are effectively subordinated to indebtedness incurred under the Senior Credit Facility. The Senior Credit Facility permits the Company to borrow up to the lesser of a borrowing base or $200 million less the amount of any letter of credit issued against the Senior Credit Facility. The borrowing base is equal to the sum of (a) an amount equal to a percentage of Eligible Accounts Receivable (as defined), plus (b) an amount equal to a percentage of Eligible Inventory (as defined), plus (c) an amount equal to a percentage of the amount of Eligible Unbilled Receivables (as defined).


     Interest Rates. Interest on outstanding borrowings under the Senior Credit Facility is payable quarterly and accrues at an annual rate equal to either (i) the Alternate Prime Rate (as defined in the Senior Credit Facility) plus the Applicable Margin (as defined in the Senior Credit Facility), or (ii) the London Interbank Offered Rate plus the Applicable Margin (a "LIBOR-based Rate"). The Applicable Margin will be based upon the Company's Ratio of Total Debt to trailing four quarter EBITDA (as defined in the Senior Credit Facility) as follows:

RATIO OF TOTAL
    FUNDED      APPLICABLE MARGIN
DEBT TO EBITDA     PRIME/LIBOR
--------------  -----------------
   >= 3.75        1.00% / 2.25%
   >= 3.50         .75% / 2.00%
   >= 3.25         .50% / 1.75%
   >= 2.875        .25% / 1.50%
   >= 2.50           0% / 1.25%
   <  2.50           0% / 1.00%


     During the year ended December 31, 1996, the average interest rate under the Senior Credit Facility was approximately 8.4%.


     Maturity and Optional Prepayments. All borrowings under the Senior Credit Facility mature in June, 2003, except that the aggregate principal amount outstanding may not exceed the Commitment Amount at any time. Borrowings under the Senior Credit Facility are prepayable at any time without premium or penalty, except that any prepayment of a LIBOR-based Rate loan that is made prior to the end of the applicable interest period shall be subject to reimbursement of breakage costs.


     Covenants. The Senior Credit Facility contains various covenants that require the Company to maintain stipulated financial ratios, including (a) minimum consolidated net worth (adjusted yearly) of not less than the sum of $51 million plus 75% of consolidated net income (after taxes); (b) fixed charge ratio of at least (i) 1.15 to 1.0 as of the end of each fiscal quarter ending in 1997 and 1998, (ii) 1.20 to 1.0 as of the end of each fiscal quarter ending in 1999 and 2000 and (iii) 1.25 to 1.0 as of the end of each fiscal quarter thereafter; (c) interest coverage ratio of at least (i) 2.25 to 1.0 as of June 30, 1997 and as of the end of each fiscal quarter thereafter through the fiscal quarter ending September 30, 1999, and (ii) 2.50 to 1.0 as of December 31, 1999 and as of the end of each fiscal quarter thereafter; and (d) leverage ratio (ratio of consolidated Indebtedness (as defined) to EBITDA (as defined)) of not more than (i) 4.25 to 1.0 at any time to and including December 30, 1999, (ii)
4.0 to 1.0 at any time from and including December 31, 1999 to and including December 30, 2001 and (iii) 3.75 to 1.0 on December 30, 2001 and any time thereafter. As of December 31, 1996 and June 30, 1997, the Company was in compliance with all debt covenants. The Senior Credit Facility also contains negative covenants, including restrictions on incurrence of other indebtedness, payment of cash dividends and other distributions, liens in favor of parties other than the lenders under the Senior Credit

Facility, certain guaranties of obligations of or advances to others, sales of material assets not in the ordinary course of business, and restrictions on mergers and acquisitions.

     Events of Default. The Senior Credit Facility contains customary events of default including non-payment of principal, interest or fees; violation of covenants; inaccuracy of representations or warranties; cross-defaults to certain other indebtedness; and bankruptcy.

SENIOR SUBORDINATED NOTES


     The Issuers are jointly and severally liable under an indenture relating to the 9 3/4% Senior Subordinated Notes. Venture Canada is also a guarantor under the indenture relating to the Senior Subordinated Notes. As of June 30, 1997, approximately $79 million was outstanding under the Senior Subordinated Notes. Interest on the Senior Subordinated Notes is payable semi-annually. The indenture for the Senior Subordinated Notes contains covenants with respect to the following matters: (i) limitations on additional indebtedness; (ii) limitations on restricted payments; (iii) limitations on transactions with affiliates; (iv) corporate opportunities; (v) the application of the proceeds of certain asset sales; (vi) limitations on liens; (vii) limitations on issuance of guarantees of and pledges for indebtedness; (viii) limitation on equity interests of subsidiaries; (ix) limitations on dividends and other payment restrictions affecting subsidiaries; (x) limitations on other senior subordinated indebtedness; (xi) limitations on new lines of business; and (xii) restrictions on mergers, consolidations and transfers of all or substantially all of the assets of the issuers to another person.

                              DESCRIPTION OF NOTES


     The Original Notes were issued pursuant to an indenture (the "Indenture") dated as of July 1, 1997, by and among the Trust, Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company, as co-Issuers (the "Issuers") and The Huntington National Bank, as trustee (the "Trustee"). The terms of the Indenture apply to the Original Notes and to the Series B Notes to be issued therefor pursuant to the Exchange Offer (all such Notes are referred to herein collectively as the "Notes"). Set forth below is a summary of certain provisions of the Notes. The following summarizes the material terms of the Notes, but it does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. A copy of the form of Indenture is available upon request. For purposes of this summary, the term "Trust" refers only to Venture Holding Trust and not to any of its subsidiaries. The term "Subsidiaries" as used herein, however, does not include Unrestricted Subsidiaries.


GENERAL

     The Notes are senior unsecured, joint and several obligations of the Issuers, ranking pari passu in right of payment with all other senior obligations of the Issuers. The Notes are limited in aggregate principal amount to $205 million. The Notes may, and under certain circumstances shall, be jointly and severally irrevocably and unconditionally guaranteed on a senior basis by each of the future Subsidiaries of the Issuers, other than Foreign Subsidiaries (the "Guarantors"). The guarantees will rank pari passu in right of payment with all other senior obligations of the Guarantors. The obligations of each Guarantor under its guarantee and each Issuer under the Notes (other than the Trust) will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Indenture will designate the Notes Designated Senior Indebtedness and the Guarantees Designated Guarantor Senior Indebtedness for purposes of the indenture governing the Senior Subordinated Notes.

     The Notes will mature on July 1, 2005. The Notes bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998, to the persons in whose names such Notes are registered at the close of business on the December 15 or June 15 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes are payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Issuers maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York, except as set forth below. At the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Issuers; provided that all payments with respect to Global Notes and Certificated Notes the holders of which have given wire transfer instructions to the Issuers and the Paying Agent, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Issuers, the Issuers' office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

CERTAIN BANKRUPTCY AND FRAUDULENT CONVEYANCE MATTERS

     The Notes are co-issued by the Issuers. Under federal and state fraudulent conveyance statutes or other legal principles, the Notes or the Guarantees may be subordinated to existing or future indebtedness of the

Issuers or the Guarantors, or voided or found not to be enforceable in accordance with their terms. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred with intent to hinder, delay or defraud creditors or for less than reasonably equivalent value or fair consideration at a time when the Guarantor or Issuer was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. As such, the obligations of each Issuer (other than the Trust) and Guarantor will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although there can be no assurance that a court would give the Holder the benefit of such provisions. See "Risk Factors -- Fraudulent Conveyance."

OPTIONAL REDEMPTION

     The Issuers do not have the right to redeem any Notes prior to July 1, 2001 (other than out of the Net Cash Proceeds of a Public Equity Offering, as described in the next following paragraph). The Notes will be redeemable for cash at the option of the Issuers, in whole or in part, at any time on or after July 1, 2001, upon not less than 30 days nor more than 60 days notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing July 1 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

                            YEAR                                PERCENTAGE
                            ----                                ----------
2001........................................................      104.750%
2002........................................................      102.375%
2003 and thereafter.........................................      100.000%

     Until July 1, 2000, upon a Public Equity Offering, up to 35% of the aggregate principal amount of the Notes originally issued may be redeemed at the option of the Issuers within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at 109.500% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption not less than 65% aggregate principal amount of the Notes originally issued are outstanding.

     In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

     The Notes do not have the benefit of any sinking fund.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption, to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Issuers default in the payment thereof.

CERTAIN COVENANTS

  Repurchase of Notes at the Option of the Holder Upon a Change of Control

     The Indenture provides that in the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Issuers

(the "Change of Control Offer"), to require the Issuers to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 55 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 20 days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Issuers promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.


     As used herein, a "Change of Control" means (i) any merger or consolidation of the Trust with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Trust, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 40% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities and the Excluded Persons "beneficially own" a lesser percentage and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of such directors, managers or trustees, as applicable, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 40% of the total voting power in the aggregate of all classes of Capital Stock of the Trust then outstanding normally entitled to vote in elections of directors, managers or trustees and the Excluded Persons "beneficially own" a lesser percentage and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of such directors, managers or trustees, as applicable, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Trust (together with any new directors whose election by such Board or whose nomination for election by the equity holders of the Trust, (A) with respect to Venture Holdings Trust was made pursuant to the terms of the Venture Trust Instrument, and (B) with respect to Venture Holdings Corporation or another successor to the Trust, or their respective successors, after the occurrence of a Trust Contribution, (x) was approved by the Beneficiary of Venture Holdings Trust on or before the date of the Trust Contribution, or (y) was approved by a majority of the directors of the Trust whose appointment, election or nomination to the Board of Directors was approved in accordance with the preceding clause (x) or by this clause (y)) cease for any reason to constitute a majority of the Board of Directors of the Trust then in office. Notwithstanding anything in this definition to the contrary, a "Change of Control" shall not be deemed to have occurred solely as a result of a transaction pursuant to which the Trust is reorganized or reconstituted as a corporation or a Trust Contribution occurs in accordance with the provisions described under "Limitation on Merger, Sale or Consolidation" and no event which is otherwise a "Change of Control" shall have occurred. By providing that certain transactions involving an Excluded Person are excluded, it is possible that certain recapitalizations of the Company or other transactions with Excluded Persons will not trigger a Change of Control Offer.


     On or before the Change of Control Purchase Date, the Issuers will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Issuers. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest plus Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Issuers to the Holder thereof. The Issuers publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The phrase "all or substantially all" of the assets of the Trust will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Trust has occurred.


     No assurances can be given that the Issuers will have available sufficient funds to acquire Notes tendered upon the occurrence of a Change of Control. In the event that the Issuers are required to purchase outstanding Notes upon the occurrence of a Change of Control, the Issuers expect that they would seek third party financing to the extent that they do not have available funds to meet their purchase obligations. There can be no assurance that the Issuers would be able to obtain such financing on a timely basis. See "Risk Factors -- Change of Control."


     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the terms hereof, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Indenture or the Notes by virtue thereof.


     Neither the Issuers nor the Indenture Trustee may waive the requirement to commence a Change of Control Offer.


  Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock

     The Indenture provides that, except (x) as set forth in this covenant or
(y) by merger or consolidation by and among or between any Issuer or Guarantor, the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Acquired Indebtedness) or any Disqualified Capital Stock other than Permitted Indebtedness. Notwithstanding the foregoing, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Trust for the Reference Period immediately preceding the Incurrence Date, after giving effect on a Pro Forma Basis to such incurrence of such Indebtedness or Disqualified Capital Stock and the use of proceeds thereof, would be at least
2.0 to l (the "Debt Incurrence Ratio"), then the Trust may incur such Indebtedness (including Acquired Indebtedness) or Disqualified Capital Stock, the Issuers (other than the Trust) and the Guarantors may incur such Indebtedness (including Acquired Indebtedness) and any other Subsidiaries may incur Acquired Indebtedness.

     Indebtedness or Disqualified Capital Stock of any person which is outstanding at the time such person becomes a Subsidiary of the Trust (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Trust or a Subsidiary of the Trust shall be deemed to have been incurred at the time such person becomes such a Subsidiary of the Trust or is merged with or into or consolidated with the Trust or a Subsidiary of the Trust, as applicable, and such incurrence is subject to the immediately preceding paragraph.

     Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens, or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

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

  Limitation on Restricted Payments

     The Indenture provides that the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Trust is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," on a Pro Forma Basis or (3) the aggregate amount of all Restricted Payments made by the Trust and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) $10 million, plus (b) 50% of the aggregate Consolidated Net Income of the Trust and its Consolidated Subsidiaries for the period (taken as one accounting period), commencing on the first day of the first fiscal quarter ending after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (c) the aggregate Net Cash Proceeds received by the Trust from a contribution by the holders of its Capital Stock (other than by the Subsidiaries of the Trust) or the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Trust and (ii) to the extent applied in connection with a Qualified Exchange), after the Issue Date, plus (d) the Net Cash Proceeds from the sale of Investments by the Issuers (other than Permitted Investments) made after the Issue Date, plus the total Investments, net, without duplication, of any Indebtedness, in any Unrestricted Subsidiaries designated Subsidiaries, provided that such amounts, taken with all other amounts distributed on or realized from such Investments or designations, does not exceed the original aggregate amount of such Investments.

     The immediately preceding paragraph, however, will not prohibit:

          (i) a Qualified Exchange;

          (ii) the payment of any dividend or distribution on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, provided the full amount of any Restricted Payment made pursuant to clause (ii) will be deducted, without duplication, in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph; or

          (iii) (a) so long as the Trust is an entity described in Section 1361(a)(1), 1361(c)(2) or 1361(d) of the Code or any similar provision of state or local law, (x) the Trust shall be permitted to distribute to the Beneficiary of the Trust (or pay compensation to the Beneficiary of the Trust in lieu of such distributions) all amounts distributed to the Trust pursuant to the following clause (y), and (y) the Issuers (other than the Trust) in the aggregate shall be permitted to make payments to the Trust in cash as follows, calculated before giving effect to such payments (such payments to be referred to hereinafter as "Trust Tax Distributions"):

             (1) on (or within 15 days prior to) each April 15, June 15, September 15 and January 15 an amount equal to the minimum federal and state estimated quarterly income and intangible tax payments required to be made on such date by the Beneficiary of the Trust in order to prevent underpayment of estimated income tax pursuant to the rules set forth in Sections 6654(b) and 6654(d)(1) of the Code or their successors or supplements and any similar provision of applicable state income and intangible tax law for any state with respect to which the Issuers qualify as S corporations for state law purposes, such amount to be calculated as though such Beneficiary's only income and loss in each such quarter was an amount equal to the sum of the taxable income and loss of the Issuers which are S corporations. The foregoing amounts may be paid so long as (I) such Issuer is and was an S corporation for such quarter, as defined in Section 1361 of the Code or its successors and supplements, (II) no Default or Event of Default exists and is continuing or would thereby occur, (III) special tax counsel to the Issuers delivers to the Trustee, prior to the payment in respect of such quarter, an opinion substantially in the form attached to the Indenture (or, if the Beneficiary of the Trust is disabled or unavailable as described in Section 3 of the Venture

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

        Trust Instrument, such special tax counsel delivers to the Trustee, prior to the payment in respect of such quarter, an opinion substantially in the form attached to the Indenture), (IV) the Issuers have not received a private ruling or a National Office Technical Advice Memorandum from the Internal Revenue Service or, in respect of distributions made for state income tax purposes, a similar ruling from any applicable state or local taxing authority, that the Trust is not an entity described in Section 1361(a)(1), 1361(c)(2) or 1361(d) of the Code, or their successors and supplements, or any similar provision of state or local law or there has been a final "determination" (as used in Section 1313 of the Code) or similar state determination to the same effect, and (V) the Issuers have complied with the terms of clauses (b),
        (c) and (d) below. The amount that is distributable pursuant to clause
        (y) by each Issuer which is an S corporation in respect of each of the quarters described above shall be that proportion of the amount of the Trust Tax Distribution for each such quarter which such Issuer's Tax Income for such quarter bears to the aggregate Tax Income of all the Issuers which are S corporations in such quarter. For purposes of the foregoing, "Tax Income" shall mean one-quarter of an Issuer's actual taxable income for the year prior to that with respect to which the calculations described above are being made; and

             (2) no later than September 15 of each year, the Issuers shall cause their tax advisors, which shall be a nationally recognized accounting firm, to determine the actual amount of federal and state income tax liability of the Beneficiary of the Trust for the previous calendar year computed as if the only income and loss of the Beneficiary in such year was an amount equal to the sum of the taxable income and loss of the Issuers which are S corporations (the "Actual Tax Amount"). The computation of the Actual Tax Amount made by the Issuers' tax advisors shall be reviewed and reported on by a nationally recognized accounting firm, which may be the Issuers' tax advisors. If (A) the Actual Tax Amount, as determined by such tax advisor, is less than the aggregate estimated amounts paid pursuant to clause (1) above in respect of such year (the "Distributed Amounts") and/or (B) if the Actual Tax Amount is at any time finally determined by the Internal Revenue Service or a court of competent jurisdiction to be less than that determined by such tax advisors, the Issuers shall cause the Beneficiary to the Trust, within 75 days after such difference is determined, to reimburse to the Trust, with no obligation on the part of the Trust to such Beneficiary with respect to such reimbursement, the excess of the Distributed Amounts over the Actual Tax Amount, as finally determined by the tax advisors, the Internal Revenue Service or court of competent jurisdiction, as the case may be, or the excess of the Actual Tax Amount, as determined by the tax advisors, over the Actual Tax Amount as determined by the Internal Revenue Service or court, as the case may be (in either case, which excess amount may be offset by any amounts then or subsequently owed to the Beneficiary by reason of clause (1) above). If the excess of the Distributed Amounts over the Actual Tax Amount, as finally determined by the tax advisors, is reimbursed to the Trust after June 14 of such year, such excess shall bear interest from June 15 to the date preceding the date it is paid at an interest rate equal to the overpayment rate established under Section 6621(a)(1) of the Code or its successor and supplements. Such reimbursed amount (if any) shall then be reimbursed by the Trust to each of the Issuers that first distributed such amounts to the Trust. If the Actual Tax Amount, as determined by the tax advisors, the Internal Revenue Service or court, as the case may be, is greater than the Distributed Amounts, each of the Issuers which are S corporations shall distribute to the Trust, and the Trust shall distribute to the Beneficiary, its share of the excess of the Actual Amount over the Distributed Amounts, within 75 days after such difference is determined, provided that no such distribution shall be made by any of the Issuers unless a nationally recognized accounting firm shall have reviewed and reported on the computation of the Actual Tax Amount made by the tax advisors, which may be the same nationally recognized accounting firm that acts as the Issuers' tax advisors. If any payment is made (i) in contravention of clause (1) above and paid to the Beneficiary of the Trust pursuant to clause (x) above or (ii) in contravention of the proviso to the immediately preceding sentence and paid to the Beneficiary of the Trust pursuant to the immediately preceding sentence, the Issuers shall cause the Beneficiary of the Trust to reimburse to each of the Issuers making such prohibited payment the amount of such prohibited payment;

          (b) in the event of the disability or unavailability of Larry J. Winget as provided in the Venture Trust Instrument if the Trust remains a trust (such date, an "S Trust Commencement Date"), (1) the Issuers shall apply for a private ruling from the Internal Revenue Service to the effect that each of the Issuers which was an S corporation immediately prior to such disability or unavailability, as the case may be, qualifies, despite such disability or unavailability, as an S corporation under Section 1361(a)(1) of the Code and that the Trust is an entity described in Section 1361(c)(2) or 1361(d) of the Code, or their successors and supplements; (2) the Trust shall not take any action that would cause it to have income (as defined in Section 643(b) of the Code, or its successors and supplements, and Act 340 of Michigan Compiled Acts, 1965, or its successors and supplements, except for corporate distributions provided for in such act), for any period beginning on the S Trust Commencement Date and continuing for the duration of such disability or unavailability in excess of the amount of cash the Trust would be permitted to distribute in respect of its Equity Interests pursuant to this "-- Limitation on Restricted Payments", provided, however, that if the Trust shall have received a private letter ruling from the Internal Revenue Service that it is an entity described in
     Section 1361(c)(2) of the Code, or its successors and supplements, the foregoing limitation shall not apply for the period such ruling is in effect; and (3) the Issuers shall notify the Trustee of the occurrence of such S Trust Commencement Date no later than 10 days following such date;

          (c) if at any time the Issuers receive notification from the Internal Revenue Service that any Issuer does not qualify as an S corporation under
     Section 1361(a)(1) of the Code, (x) no further distributions shall be made pursuant to clause (a)(1) above by such Issuer, and (y) the Issuers shall cause the Beneficiary of the Trust either (A) to reimburse the Trust all amounts paid by that Issuer pursuant to clause (a)(1) and clause (a)(2) above with respect to all periods as to which that Issuer did not qualify as an S corporation, with no obligation on the part of the Trust to such Beneficiary with respect to such reimbursement, and the Trust shall then pay such reimbursement to that Issuer, or (B) to reimburse such Issuer such payments directly, within 75 days after such requirement for reimbursement is determined; provided that no such reimbursement shall be required to the extent to which such distribution would otherwise have been permitted, after taking into account interest, penalties and additions to tax imposed on such Issuer as a result of its failure to qualify as an S corporation under Section 1361(a)(1) of the Code, or its successors and supplements. If the Issuers at any time receive notification from the Internal Revenue Service that the Trust is not an entity described in Section 1361(a)(1), 1361(c)(2) or 1361(d), or their successors and supplements, as the case may be, of the Code, or if the Issuers fail to receive a favorable response to a ruling request described in clause (b) within 360 days after the disability or unavailability of Larry J. Winget, the Issuers shall take the actions described in clauses (x) and (y) of the preceding sentence; and

          (d) no Trust Tax Distribution may be made to the extent such distribution would cause the aggregate cumulative amount of Trust Tax Distributions to exceed the aggregate cumulative Tax Distribution Amounts for periods completed since the date of the Indenture.

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Trust to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Trust or any Subsidiary of the Trust, except (a) restrictions imposed by the Notes or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date specified on an exhibit to the Indenture, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Trust or any of its Subsidiaries, which restrictions in each case existed at the time of Acquisition, were not put in place in connection with or in anticipation of such Acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (b) of the definition of "Permitted Indebtedness" provided such restriction or requirement is not materially less favorable than that imposed by the Credit Agreement as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Trust imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, and (g) in connection with and pursuant to permitted Refinancing Indebtedness, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not materially less favorable than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture on assets securing the Indebtedness under the Credit Agreement incurred in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

  Limitation on Liens Securing Indebtedness

     The Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets owned on the date of the Indenture or upon any income or profits therefrom, unless the Issuers or the Guarantors provide, and cause their Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured, provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

  Limitation on Sale of Assets and Subsidiary Stock

     The Indenture provides that the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of an Issuer), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Trust, whether by the Trust or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Trust, and including any sale and leaseback transaction, other than surrender of any reverse split dollar insurance policy (any of the foregoing, an "Asset Sale"), unless (1)(a) within 395 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of the Indenture or to the repurchase of the Notes and any other Pari Passu Indebtedness which by its terms requires such repurchase pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes and such Pari Passu Indebtedness at a purchase price of 100% of principal amount (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 360 days of such Asset Sale or (b) within 360 days following such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in assets and property (other than notes, bonds, obligation and securities, except in connection with the acquisition of a wholly owned Subsidiary) which in the good faith reasonable judgment of the Board of Directors of the Trust will immediately constitute or be a part of a Related Business of the Trust or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) used to permanently reduce the amount of any Indebtedness permitted pursuant to paragraph (b) of the definition "Permitted Indebtedness" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is also permanently reduced by such amount), or (c) the Asset Sale Offer Amount is applied in a combination of (a) and (b), (2) at least 85% of the total consideration received for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, provided, however, that more than 15% of the total consideration may consist of consideration other than cash or Cash Equivalents if

(A) the portion of such consideration that does not consist of cash or Cash Equivalents consists of assets of a type ordinarily used in the operation of a Related Business to be used by the Issuers or a Subsidiary in the conduct of a Related Business, (B) the terms of such Asset Sale have been approved by a majority of the members of the Board of Directors of the Trust and (C) if the value of the assets being disposed of by the Issuers or such Subsidiary in such transaction (as determined in good faith by such members of the Board of Directors) is at least $3 million, the Board of Directors of the Trust has received a written opinion of a nationally recognized investment banking firm to the effect that such Asset Sale is fair, from a financial point of view, to the Trust and the Trust has delivered a copy of such opinion to the Trustee, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (4) the Board of Directors of the Trust determines in good faith that the Trust or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

     For purposes of this covenant, "Asset Sale" shall not include a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $250,000.

     The Indenture provides that an acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (l) above (the "Excess Proceeds") exceeds $5 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Trust shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes and Pari Passu Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Notes and Pari Passu Indebtedness so tendered, such pro rata basis determined so that the amount of Notes and Pari Passu Indebtedness purchased bears the same ratio to each other that the total principal amount of Notes tendered bears to the total Pari Passu Indebtedness tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Trust may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sale minus the amount of (a) Indebtedness which is not Subordinated Indebtedness assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph
(b), (c) or (d) of the definition "Permitted Indebtedness" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so reduced by such amount) and (b) property that within 60 days of such Asset Sale is converted into cash or Cash Equivalents).

     Notwithstanding the foregoing provisions of the prior paragraphs, the following actions shall not constitute Asset Sales:

          (i) the Trust and its Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

          (ii) the Trust and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets in accordance with the covenant "Limitation on Merger, Sale or Consolidation";

          (iii) the Trust and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Trust or such Subsidiary, as applicable;

          (iv) the Trust and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Trust or any of its other Subsidiaries; and

          (v) the Trust may contribute all of the Equity Interests of all Subsidiaries of the Trust (other than any Equity Interests of the Subsidiary which is to receive such contribution from the Trust) to Venture Holdings Corporation or other successor to the Trust (a "Trust Contribution").

     All Net Cash Proceeds from an Event of Loss shall be invested, used for prepayment of Indebtedness, or used to repurchase Notes, all of the foregoing within the periods and as otherwise provided above in clause 1(a) or 1(b) of the first paragraph of this covenant.

     In addition to the foregoing, the Trust will not, and will not permit any Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except:

          (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary; or

          (ii) pursuant to an Asset Sale of shares of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions, provided that after such sale the Trust or its Subsidiaries own at least 50.1% of the voting and economic interests of the Capital Stock of such Subsidiary.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the terms hereof, the Trust shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

  Limitation on Transactions with Affiliates

     (a) The Indenture provides that the Issuers and Guarantors will not, and will not permit any of their Subsidiaries to, on or after the Issue Date, enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Issuer, Guarantor or Subsidiary, and no less favorable to the Issuer, Guarantor or Subsidiary than could have been obtained in an arm's-length transaction with a non-Affiliate.

     (b) In addition, the Issuers and Guarantors will not, and will not permit any of their Subsidiaries to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, unless (i) with respect to such Transaction or Transactions involving or having a fair value of more than $250,000 the Trust has (x) obtained the approval of majorities of the Board of Directors of the Issuer, Guarantor or Subsidiary, as the case may be, or the Trust in the case of Venture Canada, and the Fairness Committee of the Issuer, Guarantor or Subsidiary, as the case may be, or the Trust in the case of Venture Canada, in the exercise of their fiduciary duties and (y) either (1) obtained the approval of majorities of the disinterested directors of the Issuer, Guarantor or Subsidiary, as the case may be, or the Trust in the case of Venture Canada, if any, and Independent members of the Fairness Committee or (2) obtained an opinion of a qualified independent financial advisor to the effect that such Transaction or Transactions are fair to the Issuer, Guarantor or Subsidiary, as the case may be, from a financial point of view and (ii) with respect to such Transaction or Transactions involving or having a fair value of more than $3.0 million, the Trust has (x) obtained the approval of majorities of the Board of Directors of the Issuer, Guarantor or Subsidiary, as the case may be, or the Trust in the case of Venture Canada, and the Fairness Committee of the Issuer, Guarantor or Subsidiary, as the case may be, or the Trust in the case of Venture Canada, in the exercise of their fiduciary duties, including majorities of the disinterested directors of the Issuer, Guarantor or Subsidiary, as the case may be, if any, and the Independent members of the Fairness Committee, and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Transaction or Transactions are fair to the Issuer, Guarantor or such Subsidiary, as the case may be, from a financial point of view.

     (c) Each Issuer, Guarantor and each of their Subsidiaries (other than Venture Canada) will establish and maintain a Fairness Committee, at least one of whose members shall be independent.

  Corporate Opportunities

     Larry J. Winget agreed pursuant to the Corporate Opportunity Agreement for the benefit of the Holders of the Notes that if any corporate opportunity, business opportunity, proposed transaction, acquisition, disposition, participation, interest, or other opportunity to acquire an interest in any business or prospect in the same business or in any business reasonably related to the business of the Trust or any of its Subsidiaries or in any machinery or equipment useful in the business of the Trust or any of its Subsidiaries (a "Business Opportunity") comes to his attention or shall be made available to him or any of his Affiliates, a complete and accurate description of such Business Opportunity, including all of the terms and conditions thereof and the identity of all other Persons involved in the Business Opportunity, shall be promptly presented in writing to the Board of Directors of each of the Issuers and the Fairness Committee of each of the Issuers and each Issuer shall be entitled to pursue and take advantage of such Business Opportunity, either directly or through a wholly owned Subsidiary, and Larry J. Winget shall not, nor shall any of his Affiliates (other than the Trust or any wholly owned Subsidiary of the Trust), pursue or take advantage of a Business Opportunity unless majorities of the Board of Directors of each of the Issuers and the Fairness Committee of each of the Issuers (including majorities of each Issuer's disinterested directors, if any, and Independent members of the Fairness Committee) have determined that it is not in the interests of such Issuer to pursue or take advantage of such Business Opportunity.

     Notwithstanding the foregoing, Business Opportunities (1) relating to the purchase of machinery and equipment or real estate and not constituting a business within the meaning of Section 11.01(d) of Regulation S-X of the Commission or (2) relating to the sale of goods and services by an Affiliate in the ordinary course of business as conducted as of the Issue Date shall not be subject to the Corporate Opportunity Agreement.

  Limitation on Merger, Sale or Consolidation

     The Indenture provides that the Trust will not consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a plan of liquidation, unless (i) either
(a) the Trust is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Trust in connection with the Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such plan of liquidation is at least equal to the Consolidated Net Worth of the Trust immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a Pro Forma Basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Trust or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Trust is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under the Indenture with the same effect as if such successor corporation had been named therein as an Issuer, and the Trust shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Trust's interest in which constitutes all or substantially all of the properties and assets of the Trust shall be deemed to be the transfer of all or substantially all of the properties and assets of the Trust.

     Notwithstanding anything contained in the Indenture to the contrary, the Trust is permitted to contribute all of the Equity Interests of the Subsidiaries then held by the Trust (other than the Equity Interests of the Subsidiary which is to receive such contribution from the Trust) to Venture Holdings Corporation or other successor to the Trust (a "Trust Contribution"), provided that (A) any successor or surviving corporation is organized and existing under the laws of the United States, any state thereof or the District of Columbia, (B) such contribution or reorganization is not materially adverse to Holders of the Notes; it being understood, however, that such contribution or reorganization shall not be considered materially adverse to Holders of the Notes solely because the successor or surviving corporation is subject to income taxation as a corporate entity, (C) immediately after giving effect to such transaction, no Default or Event of Default exists, (D) the actions comprising such contribution or reorganization (e.g., the contribution of stock of the Subsidiaries, or the issuance of stock of the corporation in exchange for assets of or Equity Interests in the Trust or in exchange for stock of a corporation holding such Equity Interests, or the merger or consolidation of such corporations) will not themselves directly result in material income tax liability to the successor or surviving corporation, (E) the successor or surviving corporation has assumed all obligations of the Trust, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture and
(F) Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such contribution or reorganization and will be subject to federal income tax on the same amounts, in the same manner, and at the same time as would have been the case if such contribution or reorganization had not occurred. If the successor or surviving corporation after a Trust Contribution is not a corporation described in Section 1361(a)(1) of the Code, the Trust's ability to make Trust Tax Distributions must terminate prior to such contribution or reorganization (except with respect to tax distributions in respect of taxable periods ending on or prior to the date such contribution or reorganization is effective for relevant tax purposes), other than tax distributions in respect of Beneficiaries' income tax liability that results from the actions comprising such contribution or reorganization. The Trust shall deliver to the Trustee prior to such contribution or reorganization an officers' certificate covering clauses (A) through (F) and the preceding sentence of this paragraph, stating that such contribution or reorganization and such supplemental indenture comply with the Indenture, and an opinion of counsel covering clauses (A), (D), (E) and (F) above and the preceding sentence of this paragraph.

     The Indenture provides that no Guarantor or Issuer (other than the Trust) shall consolidate or merge with or into (whether or not such Guarantor or Issuer is the surviving person) another person (other than an Issuer or Guarantor) unless (i), subject to the provisions of "Release of Guarantors and Certain Issuers", the person formed by or surviving any such consolidation or merger (if other than such Guarantor or Issuer) assumes all the obligations of such Guarantor or Issuer pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee or assume, on a senior basis, all of such Guarantor's or Issuer's obligations under the Indenture on the terms set forth in the Indenture; and
(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing and, if there is an incurrence of Indebtedness as a result of such transaction, no Default or Event of Default shall have occurred on a Pro Forma Basis.

  Limitation on Lines of Business

     The Indenture provides that the Issuers and Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Trust, is a Related Business.

  Future Subsidiary Guarantors

     The Indenture provides that all future Subsidiaries of the Issuers, other than Foreign Subsidiaries, may, and after the Senior Subordinated Notes are no longer outstanding shall, jointly and severally guarantee, irrevocably and unconditionally, all principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes on a senior basis.

  Release of Guarantors and Certain Issuers


     The Indenture provides that upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor or Issuer (other than the Trust) of all or substantially all of its assets to an entity which is not a Guarantor or Issuer or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitations on Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes or such Issuer will be deemed released from its obligations under the Notes, as the case may be; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor or Issuer under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Trust or any other Subsidiary shall also terminate upon such sale, disposition or designation.


  Limitation on Status as Investment Company

     The Indenture prohibits the Trust, the Guarantors and their Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

  Payments for Consent

     None of the Issuers, the Guarantors or any of their Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or the Guarantees unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

  Limitation on Amendments to Agreements

     The Trust shall not permit to be amended, modified or changed in any manner the Venture Trust Instrument except that the Trust may make amendments, modifications or changes which individually or in the aggregate are not adverse to the interests of the Holders of the Notes. Without limiting the foregoing, amendments to the Venture Trust Instrument reasonably necessary to conform to the requirements of Section 1361(c)(2) or 1361(d) of the Code, or their successors or supplements, shall not be deemed adverse to the interests of the Holders of the Notes. The Trust will not amend, modify or in any way alter the Corporate Opportunity Agreement in any manner adverse to the Trust or any of its Subsidiaries.

REPORTS

     The Indenture provides that whether or not the Trust is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Trust shall deliver to the Trustee and, to each Holder within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Trust were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Trust's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, a management's discussion and analysis of financial condition and results of operations which would be so required. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, from and after the time the Trust files a registration statement with the Commission with respect to the Notes, they will file such reports with the Commission, provided that the Commission will accept such filings.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture defines an Event of Default as:

          (i) the failure by the Issuers to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

          (ii) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise,

          (iii) the failure by any Issuer, Guarantor or Subsidiary to observe or perform any other covenant or agreement contained in the Notes or the Indenture or by Larry J. Winget to observe and perform any covenant or agreement contained in the Corporate Opportunity Agreement and the continuance of such failure for a period of 30 days after written notice is given to the Trust by the Trustee or to the Trust and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

          (iv) certain events of bankruptcy, insolvency or reorganization in respect of the Issuers or any of their Material Subsidiaries,

          (v) a default in Indebtedness of any Issuer, Guarantor or any of their Subsidiaries with an aggregate principal amount in excess of $5 million which is either a default in payment of principal or as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

          (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time rendered against any Issuer, Guarantor or any of their Subsidiaries and not stayed, bonded or discharged within 60 days, and

          (vii) any Guarantee shall for any reason cease to be, or be asserted in writing by any Material Subsidiary or any Issuer not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture.

The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv), above, relating to the Issuers or any Material Subsidiary), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Trust (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and premium, if any, determined as set forth below, and accrued interest and Liquidated Damages, if any, thereon to be due and payable immediately. If an Event of Default specified in clause (iv) above, relating to the Trust or any Material Subsidiary occurs, all principal and premium, if any, and accrued interest and Liquidated Damages, if any, thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default have been cured or waived.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the principal intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the principal intention of avoiding the prohibition on redemption of the Notes prior to July 1, 2001, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

     The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any default or Event of Default, to deliver to the Trustee a statement specifying such default or Event of Default.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by, and the Indenture shall cease to be of further effect as to, all outstanding Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust funds; (ii) the Issuers' obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers' obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, nonpayment of guarantees, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest and Liquidated Damages, if any, on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust; (ii) in the case of the Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall occur and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound; (vi) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of such Notes over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and (vii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii) and (v) of this paragraph have been complied with.

     If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes when due, then the obligations of the Issuers under the Indenture will be revived and no such defeasance will be deemed to have occurred, provided, however, that if such insufficiency is as to amount only, the Issuers will have 5 Business Days after notice of the same from the Trustee to make up such insufficiency before the Indenture is revived.

AMENDMENTS AND SUPPLEMENTS

     The Indenture contains provisions permitting the Issuers, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuers, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of the Issuers to redeem the Notes in a manner adverse to the Holders, or
(ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or (iv) cause the Notes or any Guarantee to become subordinate in right of payment to any other Indebtedness.

NO PERSONAL LIABILITY

     The Indenture provides that neither the trustee, grantor, Beneficiaries or special advisors to the Trust, nor any direct or indirect shareholder, employee, officer, director or agent (including independent members of the Fairness Committees) of the Issuers and the Subsidiaries shall have any personal liability in respect of the obligations of the Issuers or the Subsidiaries under the Indenture, the Notes or the Guarantees by reason of his, her or its status as such.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Trust, including by designation, or is merged or consolidated into or with the Trust or one of its Subsidiaries; provided, however, that Indebtedness of such person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such person becomes or merges with or into a Subsidiary of the Company shall not be Acquired Indebtedness.

     "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person or line of business of such person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trust. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that, with respect to an ownership interest in the Trust and its Subsidiaries a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such security or instrument and (b) the amount of each such respective principal payment by (ii) the sum of all such principal payments.

     "Beneficial Owner" or "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Beneficiary" means (i) any beneficiary of the Trust while it is a trust or
(ii) any shareholder of a successor corporation to the Trust after a Trust Contribution.

     "Board of Directors" means (A) either the board of directors or managers of any Issuer or Subsidiary, as the case may be, or any duly authorized committee of either such board and (B), in the case of the Trust, the Special Advisor of the Trust; provided that (i), in the event the Special Advisor's rights, duties and powers are assumed by the Successor Special Advisor Group, "Board of Directors" means the Successor Special Advisor Group of the Trust and (ii), in the event the Trust is reorganized as a corporation or a Trust Contribution shall occur, "Board of Directors" means the board of directors of the successor corporation.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that person or any trust beneficiary interests.

     "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250 million, or (iii) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., or (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, or (v) any money market deposit accounts including those of the

Trustee issued or offered by a domestic commercial bank having capital and surplus in excess of $250 million, or (vi) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (i), (ii) and (iii) above and in the case of (i), (ii), and (iii) maturing within one year after the date of acquisition.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compensation" means any compensation which would be required to be disclosed pursuant to Item 402 of Regulation S-K of the Commission, but excluding the granting of restricted stock awards, stock options and SARs required to be disclosed in columns (f) and (g) of the Summary Compensation Table of such Item.

     "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a Pro Forma Basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period.

     "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income and Michigan single business tax expense, (ii) consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of such person in such Subsidiary, (iii) other non-cash charges of such person and its Subsidiaries reducing Consolidated Net Income for such period, (iv) Consolidated Fixed Charges and (v) Trust Tax Distributions.

     "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries for such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the product of (x) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries) and (y) one minus the then current effective consolidated federal, state and local tax rate, of such person, expressed as a decimal. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by such person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses, net of taxes, which are extraordinary (as determined in accordance with GAAP) and any gains or losses, net of taxes and fees and expenses, from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock, (b) the net income of any person, other than a wholly owned Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, (e) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan, or (f) Trust Tax Distributions to the extent not already deducted.

     "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity or trust principal of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person, other than in connection with its acquisition, subsequent to the Issue Date, and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

     "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

     "Credit Agreement" means the credit agreement dated August 26, 1996, as amended, by and among the Trust, certain of its subsidiaries, certain financial institutions and NBD Bank, as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, restructured, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the following provisos, irrespective of any changes in the terms and conditions thereof, provided that the aggregate principal amount of Indebtedness outstanding thereunder at any time does not exceed the greater of (i) $200 million or (ii) the sum of 85% of the net book value of accounts receivable and 60% of the net book value of inventories, in each case measured in accordance with GAAP, plus accrued interest and such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale, provided that an incurrence under the Credit Agreement in excess of the greater of clause (i) or
(ii) may be made pursuant to the Debt Incurrence Ratio. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement
(i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Trust and its Subsidiaries and their respective successors and assigns or (iii) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

     "Disqualified Capital Stock" means (a) with respect to a person, except as to any Subsidiary of such person, any Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Trust), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

     "Equity Interest" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity (including any trust beneficiary interests), and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such person.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Excess Compensation" means the aggregate Compensation paid by the Trust and its Subsidiaries in any fiscal year to Larry J. Winget and Family Members to the extent such aggregate Compensation exceeds the sum of (a) Trust Tax Distributions paid in such fiscal year as Compensation to the Beneficiary of the Trust in lieu of distributions and (b) the greater of (i) $1.5 million multiplied by one plus the percentage increase in the Consumer Price Index from July 1, 1997 to the first day of such fiscal year and (ii) 5% of the sum of, without duplication, (A) Consolidated Net Income of the Trust for the preceding fiscal year, plus (B) Trust Tax Distributions in the preceding fiscal year, plus
(C) the aggregate amount of Compensation paid by the Trust and its Subsidiaries to Larry J. Winget and Family Members during the preceding fiscal year.

     "Excluded Person" means Larry J. Winget, his estate or legal representative, members of his immediate family, all lineal descendants of Larry
J. Winget and all spouses of such lineal descendants (or any trust or entity whose sole beneficiaries or Equity Interest holders are any one or more of the foregoing).

     "Exempted Affiliate Transaction" means (a) any transaction with an officer or director in the ordinary course of business, including employee or director compensation arrangements, (b) payments permitted under the terms of the covenant discussed above under "Limitation on Restricted Payments" above, (c) transactions solely between the Trust and any of its Subsidiaries or solely among Subsidiaries of the Trust and (d) performance of any agreement in existence on the Issue Date.

     "Fairness Committee" means a committee duly established pursuant to the Venture Trust Instrument and the bylaws of each other Issuer, Guarantor and Subsidiary without whose approval (and without the approval of a majority of its Independent members) the Trust, an Issuer, a Guarantor or a Subsidiary shall not be authorized to enter into any transaction or take any action which pursuant to the terms of this Indenture requires approval of the Fairness Committee.

     "Family Members" means (i) Larry J. Winget's spouse and (ii) each of Larry
J. Winget's parents, children, grandchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law who
(a) shares the same principal residence as Larry J. Winget and (b) is an officer or director of the Trust or any of its Subsidiaries or among the five most highly compensated employees of the Trust or any of its Subsidiaries.

     "Foreign Subsidiary" means a Subsidiary not organized under the laws of the United States or any political subdivision thereof.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

     "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, except for accrued current liabilities incurred in the ordinary course of business, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) Capitalized Lease Obligations, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;
(b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person; and (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties, and (e) all Disqualified Capital Stock of such person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     "Independent" means, with respect to any Issuer, Guarantor or any of their Subsidiaries, a person who would qualify as an "independent director" within the meaning of the rules of the New York Stock Exchange and who (i) shall not receive any payment or other fees for services to the Trust or any of its Affiliates (other than for serving as a member of the Fairness Committee of the Trust or of a Subsidiary of the Trust) and (ii) shall not be an Affiliate, officer, member or employee of any firm, company or other entity that has performed services for the Trust or any of its Affiliates during the preceding three fiscal years or that the Trust or any of its Affiliates proposes to have perform services if the amount of compensation for such services during any fiscal year exceeded or would exceed 5% of such firm's gross revenues during any of its three preceding fiscal years.

     "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any person in any other person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Issuers or any Guarantor to the extent the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" is not violated, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Trust of any person to be an Unrestricted Subsidiary. The Issuers shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if none of the Issuers or their Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from an Issuer or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer, provided, however, if in any such case such fair market value exceeds $3 million, such determination of fair market value shall be based upon an opinion or appraisal by an accounting, appraisal or investment banking firm of national standing.

     "Issue Date" means the date of first issuance of the Notes under the Indenture.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

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

     "Liquidated Damages" means all liquidated damages owing pursuant to the Registration Rights Agreement.

     "Material Subsidiary" means any Subsidiary of the Trust that is a "significant subsidiary" of the Trust as defined in Rule 1-02 of Regulation S-X of the Commission.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Trust in the case of a sale of Qualified Capital Stock and by the Trust and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Trust that were issued for cash on or after the Issue Date, the amount of cash originally received by the Trust upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (a) the amount (estimated reasonably and in good faith by the Trust) of income, franchise, sales and other applicable taxes required to be paid by the Trust Beneficiary or any of its respective Subsidiaries in connection with such Asset Sale, (b) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (c) appropriate amounts to be provided by the Trust or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and reserved by the Trust or any Subsidiary, as the case may be after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Operating Expense or Cost Reduction" means, with respect to the calculation of a Consolidated Coverage Ratio on a Pro Forma Basis, an operating expense or cost reduction with respect to an Acquisition, which, in the good faith estimate of management, will be realized as a result of such Acquisition, provided that the foregoing eliminations of operating expenses and realizations of cost reductions shall be of the types permitted to be given effect to in accordance with Article 11 of Regulation S-X under the Exchange Act as in effect on the Issue Date and such reduction is subject to negative comfort by the Trust's independent public accountants.

     "Pari Passu Indebtedness" means any Indebtedness of any Issuer that is pari passu in right of payment to the Securities.

     "Permitted Indebtedness" means any of the following:

          (a) the Issuers and the Guarantors may incur Indebtedness evidenced by the Notes and represented by the Indenture up to the amounts specified therein as of the date thereof;

          (b) the Issuers and the Guarantors may incur Indebtedness pursuant to the Credit Agreement;

          (c) the Issuers or any Guarantor may guarantee any Indebtedness of any other Issuer or any Guarantor that was permitted to be incurred under the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock" or under any other clause of this definition or Indebtedness existing on the Issue Date;

          (d) the Issuers or any Subsidiary may incur Indebtedness under Interest Swap and Hedging Obligations (provided (i) that such Interest Swap and Hedging Obligations are designed to protect the Issuers and their Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture (and are used for bona fide hedging, and not speculative, purposes), and (ii) the notional principal amount of such Interest Swap and Hedging Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap and Hedging Obligations relate;

          (e) the Issuers or any Subsidiary may incur Indebtedness represented by letters of credit for the account of the Issuers or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims and payment obligations in connection with self-insurance, that, taken together do not in the aggregate exceed $5.0 million at any time outstanding.

          (f) the Issuers or any Subsidiary may incur Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuers and the Subsidiary in connection with such dispositions;

          (g) the Issuers and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (a) of this definition, incurred under the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which is outstanding on the Issue Date so long as such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced or assets acquired after the Issue Date or the Notes are equally and ratably secured;

          (h) the Issuers and the Guarantors may incur Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $5.0 million, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale;

          (i) the Issuers and the Subsidiaries may incur Indebtedness solely in respect of bankers acceptances and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Issuers' industry; provided that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $1.0 million; and

          (j) The Issuers may incur Indebtedness to each other or to any wholly owned Subsidiary, and any wholly owned Subsidiary may incur Indebtedness to any other wholly owned Subsidiary or to any Issuer; provided that, in the case of Indebtedness of an Issuer, such obligations shall be unsecured and subordinated in all respects to such Issuer's obligations pursuant to the Notes and the date of any event that causes a Subsidiary to no longer be a wholly owned Subsidiary shall be an Incurrence Date.

     "Permitted Investment" means (a) Investments in any of the Notes and any Permitted Indebtedness which is otherwise an Investment; (b) Investments in Cash Equivalents; (c) any Investment in the Trust or a person in a Related Business, which is, or as a result of such Investment becomes, a wholly owned Subsidiary of the Trust; (d) other Investments not to exceed $5.0 million; (e) Investments in non-cash proceeds taken in connection with an Asset Sale otherwise complying with "Limitation on Sales of Asset and Subsidiary Stock"; (f) loans or advances to employees and officers of the Issuers and their Subsidiaries in the ordinary course of business for bona fide business purposes; (g) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (h) a Qualified Exchange.

     "Permitted Lien" means (a) Liens incurred in connection with the Credit Agreement; (b) Liens existing on the Issue Date; (c) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the company in accordance with GAAP; (d) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or
(ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Trust in accordance with GAAP; (e) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Trust or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Trust or any of its Subsidiaries; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (i) Liens securing the Notes; (j) Liens securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into the Trust or a Subsidiary, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Trust or any of its Subsidiaries or materially detracting from the value of the relative assets of the Trust or any Subsidiary;
(l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Trust or any of its Subsidiaries in the ordinary course of business; (m) Liens to secure payment of a portion of the purchase price of any tangible fixed asset acquired by any Issuer or any Guarantor if the outstanding principal amount of the Indebtedness is secured by any such Lien does not at any time exceed the purchase price paid for such fixed asset, provided that such Lien does not encumber any other asset at any time owned by any Issuer or any Guarantor, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time; and
(n) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property unless the Notes are equally and ratably secured by such additional assets or the additional assets were acquired after the Issue Date.

     "Pro Forma Basis" means, for purposes of calculating the Consolidated Coverage Ratio, giving pro forma effect to certain transactions such that, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period and any Operating Expense or Cost Reduction with respect to such Acquisition shall be deducted from such calculation, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom, including to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based on the average daily balance during the Reference Period), and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Public Equity Offering" means an underwritten offering of common stock of the Trust for cash pursuant to an effective registration statement under the Securities Act.

     "Qualified Capital Stock" means any Capital Stock of the Trust that is not Disqualified Capital Stock.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Indebtedness of any Issuer or Capital Stock of the Trust issued on or after the Issue Date with the Net Cash Proceeds received by the Trust from the substantially concurrent sale of Qualified Capital Stock or any

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

exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Trust issued on or after the Issue Date.

     "Reference Period" with regard to any person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, restatement, modification, restructuring, replacement or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and
(ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Trust shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

     "Related Business" means the business conducted (or proposed to be conducted) by the Issuers and their Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Trust are reasonably related businesses in the automotive industry.

     "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person,
(c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, (d) any Investment by such person, other than a Permitted Investment and (e) the payment of any Excess Compensation; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer (and in order to eliminate fractional shares otherwise created thereby); or (ii) any dividend, distribution or other payment to the Issuers, or to any of the Guarantors, by the Issuers or any of their Subsidiaries.

     "Stated Maturity," when used with respect to any Note, means July 1, 2005.

     "Subordinated Indebtedness" means Indebtedness of an Issuer or a Guarantor that is subordinated in right of payment to the Notes or Guarantees, as applicable, in any respect.

     "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or

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

a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Trust or of any Subsidiary of the Trust. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Trust.

     "Tax Distribution Amount" means, in respect of any period after the Issue Date during which the Trust is an entity described in Section 1361(a)(1), 1361(c)(2) or Section 1361(d) of the Code, an amount, described in good faith by such Issuers' independent public accountants, which shall be a nationally recognized accounting firm, equal to the sum of (x) the amount of intangibles tax actually imposed on the Beneficiary of the Trust in respect of Trust Tax Distributions for such period and (y)(a) the sum of the highest marginal federal income tax rate and highest state and local income tax rate applicable to the Beneficiary of the Trust on income of the Issuers which are S Corporations for federal, state or local income tax purposes for such period, expressed as a percentage, multiplied by (b) such Issuers' taxable income for such period computed taking into account, without limitation, the deduction for single business and franchise tax actually imposed on such Issuers; provided that (i) the foregoing shall be determined by giving effect to the deduction of relevant state and local income and intangibles taxes for purposes of determining federal income taxes, such deduction to be computed based on the state and local income tax rates applicable in clause (y)(a) hereof and the amount of intangibles tax determined under clause (x) hereof, and (ii) the foregoing shall be reduced by the amount of cumulative tax losses of such Issuers from any previous period (to the extent not previously utilized in computing the Tax Distribution Amounts) since the Closing Date and any investment tax credits and other tax credits generated by such Issuers.

     "Trust" means (1) Venture Holdings Trust, a grantor trust organized under the laws of the State of Michigan, (2) Venture Holdings Corporation after the occurrence of a Trust Contribution or (3) any successor Person to Venture Holdings Trust or Venture Holdings Corporation (after the occurrence of a Trust Contribution) in accordance with the provisions under "Consolidation, Merger, Sale of Assets."

     "Unrestricted Subsidiary" means any subsidiary of the Trust that does not own any Capital Stock of, or own or hold any Lien on any property of, the Trust or any other Subsidiary of the Trust and that shall be designated an Unrestricted Subsidiary by the Board of Directors of the Trust; provided that
(i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving effect thereto on a Pro Forma Basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio contained in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." The Board of Directors of the Trust may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a Pro Forma Basis, the Trust could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio contained in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Venture Trust Instrument" means the Agreement, dated December 28, 1987, as amended, among Larry J. Winget, as Trustee, and Larry J. Winget, as Settlor, Beneficiary and Special Advisor, as such agreement may be amended in accordance with the terms of the Indenture.

     "wholly owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Trust or one or more wholly owned Subsidiaries of the Trust.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the Original Notes have been issued and the Series B Notes will initially be issued in the form of fully registered Global Notes, which will be deposited with or on behalf of the Depository and registered in the name of a nominee of the Depository.

     Series B Notes issued in exchange for Original Notes that were originally issued to or transferred to institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or to any other persons who are not qualified institutional buyers will be issued as Certificated Notes. Upon the transfer to a qualified institutional buyer of Certificated Notes, such Certificated Notes will be exchanged for an interest in the Global Notes representing the principal amount of the Notes being transferred.

     The Depository has advised the Issuers that the Depository intends to follow the procedures described below:

          The Depository will act as securities depository for the Global Notes. The Global Notes will be issued as a fully registered security registered in the name of Cede & Co. (the Depository's nominee).

          The Depository is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to the Depository and its Participants are on file with the Commission.

          Purchase of Notes must be made by or through Direct Participants, which will receive a credit for the Notes on the Depository's records. The ownership interest of each actual purchaser of each Note represented by the Global Notes ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

          Conveyance of Notes and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          Neither the Depository nor Cede & Co. will consent or vote with respect to the Global Notes. Under its usual procedures, the Depository mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Principal of, premium and Liquidated Damages, if any, and interest payments on the Notes will be made to the Depository. The Depository's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of the Depository, the Paying Agent or the Issuers, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to the Depository of principal of, premium and Liquidated Damages, if any, and interest on the Notes are the responsibility of the Issuers or the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Issuers believe to be reliable, but the Issuers take no responsibility for the accuracy thereof.

     If the Depository is at any time unwilling, unable or ineligible to continue as Depository and a successor Depository is not appointed by the Issuers within 90 days, the Issuers will issue Certificated Notes in exchange for the Global Notes. In addition, the Issuers may at any time and in their sole discretion determine not to have any Notes in registered form represented by the Global Notes and, in such event, will issue Certificated Notes in exchange for the Global Notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery of Certificated Notes registered in its name. Upon the exchange of the Global Notes for Certificated Notes, the Global Notes will be cancelled by the Trustee.

EXCHANGE OFFER; REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Issuers and the Initial Purchaser entered into the Registration Rights Agreement pursuant to which the Issuers agreed, for the benefit of the Holders of the Original Notes, that they would, at their cost, (i) within 60 days after the Closing Date file a registration statement under the Securities Act (an "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Original Notes for the Series B Notes, which have terms substantially identical in all material respects to the Original Notes (except that the Series B Notes do not contain terms with respect to transfer restrictions) and (ii) use their best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the Closing Date. Upon such Exchange Offer Registration Statement being declared effective, the Issuers have agreed to offer Series B Notes in exchange for properly tendered Original Notes. The Issuers also agreed to keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of such Exchange Offer is mailed to the Holders of the Original Notes. For each Original Note surrendered pursuant to such Exchange Offer, the Holder of such Original Notes will receive the Series B Notes having a principal amount equal to that of the surrendered Original Notes. Under existing Commission interpretations, the Series B Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers a prospectus meeting the requirements of the Securities Act must be delivered as required. The Issuers have agreed for a period of at least 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Series B Notes so acquired. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including, without limitation, certain indemnification and contribution rights and obligations).

     Each Holder of the Original Notes who wishes to exchange such Original Notes for Series B Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Series B Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Series B Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of any of the Issuers, or if it is an affiliate of any of them, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, if the Holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Series B Notes. If the Holder is a broker-dealer that will receive Series B Notes for its own account in exchange for the Original Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes.

     In the event that applicable interpretations of the staff of the Commission do not permit the Issuers to effect an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 165 days of the Closing Date, the Issuers agreed, at their own expense, to (a) as promptly as practicable, file a shelf registration statement covering resales of the Original Notes (a "Shelf Registration Statement"), (b) use their best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of such Shelf Registration Statement and (c) use their best efforts to keep effective such Shelf Registration Statement until the earlier of 24 months following the Closing Date and such time as all of the Original Notes have been sold thereunder, or otherwise cease to be a Transfer Restricted Security (as defined in the Registration Rights Agreement). The Issuers agreed, in the event a Shelf Registration Statement is required to be filed, to provide to each Holder of the Original Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such Holder when such Shelf Registration Statement for the Original Notes has become effective and take certain other actions that are required to permit unrestricted resales of the Original Notes. A Holder of the Original Notes who sells such Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder (including certain indemnification and contribution rights and obligations).

     If (a) neither of the registration statements described above is filed on or before the 60th day following the Closing Date, (b) neither of such registration statements is declared effective by the Commission on or prior to the 120th day after the Closing Date (the "Effectiveness Target Date"), (c) an Exchange Offer Registration Statement becomes effective, and the Issuers fail to consummate the Exchange Offer within 45 days of the earlier of the effectiveness of such registration statement or the Effectiveness Target Date, or (d) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Original Notes during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuers will pay to each Holder of the Original Notes, accruing from the date of the first such Registration Default (or if such Registration Default has been cured, from the date of the next Registration Default), liquidated damages ("Liquidated Damages") in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of the Original Notes held by such Holder during the first 90-day period immediately following the occurrence of such Registration Default, increasing by an additional one-half of one percent (0.5%) per annum of the principal amount of such Original Notes during each subsequent 90-day period, up to a maximum amount of Liquidated Damages equal to two percent (2.0%) per annum of the principal amount of such Original Notes, which provision for Liquidated Damages will continue until such Registration Default has been cured. Liquidated Damages accrued as of any interest payment date will be payable on such date.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     The following discussion summarizes the material United States federal income tax consequences of the Exchange Offer to a holder of the Original Notes that is an individual citizen or resident of the United States or a United States corporation (a "U.S. Holder"). It is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Original Notes, and the Series B Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by U.S. Holders. It does not discuss state, local or foreign tax consequences, nor does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Exchange Offer.


     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO

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

EXCHANGE ORIGINAL NOTES FOR SERIES B NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE ORIGINAL NOTES FOR SERIES B NOTES.

  The Exchange Offer

     The exchange of Original Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Original Notes because the terms of the Series B Notes are not materially different from the terms of the Original Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders and, therefore, (i) no gain or loss should be realized by a U.S. Holder upon receipt of a Series B Note; (ii) the holding period of the Series B Note should include the holding period of the Original Note exchanged therefor and (iii) the adjusted tax basis of the Series B Note should be the same as the adjusted tax basis of the Original Note exchanged therefor immediately before the exchange.

  Stated Interest

     Stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes.

  Original Issue Discount

     The Original Notes were issued with original issue discount ("OID") in an amount equal to the excess of the stated principal amount due at maturity over the issue price of the Notes. As a result, holders who held Original Notes as part of the initial issuance thereof will be required to include OID in ordinary income over the period that they hold the Series B Notes. The amount of OID to be included in income will be determined using a constant yield method, which will result in a greater portion of such discount being included in income in the later part of the term of the Series B Notes.

  Market Discount

     A U.S. Holder of a Note, other than an initial Holder, will be treated as holding the Note at a market discount (a "Market Discount Note") if the amount for which such U.S. Holder purchased the Note is less than the Note's principal amount, subject to a de minimus rule.

     In general, any partial payment of principal on, or gain recognized on the maturity or disposition of, a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

     Market discount accrues on a straight-line basis, unless the U.S. Holder elects to accrue such discount on a constant yield to a maturity basis. Such election is applicable only to the Note with respect to which it is made and it is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently, generally will be required to defer deductions for interest on borrowings allocable to such Note, in an amount not exceeding the accrued market discount on such Note, until the maturity or disposition of such Note.

  Sale, Exchange or Retirement of the Notes

     A U.S. Holder's tax basis in a Note generally will be its cost plus any stated interest, market discount or OID that has been recognized as income, but not yet received in cash. A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the Note. Gain or loss recognized on the sale, exchange or retirement of a Note (excluding amounts received in respect of accrued interest, which will be taxable as ordinary interest income) generally will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than a year.

  Backup Withholding

     Under certain circumstances, a U.S. Holder of a Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number in the specified manner and in certain other circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.

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

                              PLAN OF DISTRIBUTION

EXCHANGE OFFER

     Each broker-dealer that receives Series B Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Series B Notes received in exchange for Original Notes if such Original Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Issuers have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Series B Notes for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Series B Notes have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Series B Notes received in exchange for Original Notes pursuant to the Exchange Offer must notify the Issuers, or cause the Issuers to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." See "The Exchange Offer -- Resales of Series B Notes."

     The Issuers will not receive any cash proceeds from the issuance of the Series B Notes offered hereby. Series B Notes received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B Notes.

     Any broker-dealer that resells Series B Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Series B Notes offered hereby will be passed upon for the Company by Dykema Gossett PLLC, Detroit, Michigan.

                                    EXPERTS

     The consolidated financial statements of Venture Holdings Trust as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, and the consolidated financial statements of Bailey Corporation and Subsidiaries as of July 28, 1996, and for the year then ended, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Bailey Corporation and Subsidiaries as of July 30, 1995 and the two years in the period ended July 30, 1995 included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon their authority as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                       VENTURE HOLDINGS TRUST

Independent Auditors' Report................................     F-2
Consolidated Balance Sheets -- December 31, 1996 and 1995
  and June 30, 1997 (unaudited).............................     F-3
Consolidated Statements of Income and Trust Principal --
  Years Ended December 31, 1996, 1995 and 1994 and Six
  Months Ended June 30, 1997 and 1996 (unaudited)...........     F-4
Consolidated Statements of Cash Flows -- Years Ended
  December 31, 1996, 1995 and 1994 and Six Months Ended June
  30, 1997 and 1996 (unaudited).............................     F-5
Notes to Consolidated Financial Statements..................     F-6


NOTE: Separate financial statements for the Trust and each Subsidiary are not included herein because each entity (other than Venture Canada) is jointly and severally liable for the Senior Credit Facility and the Series B Notes, and each entity (including Venture Canada) is jointly and severally liable for the Company's Senior Subordinated Notes either as a co-issuer or as a guarantor. In addition, the aggregate total assets, net earnings and net equity of the Subsidiaries of the Trust (with or without Venture Canada) are substantially equivalent to the total assets, net earnings and net equity of the Company on a consolidated basis. Venture Canada represents less than 1% of total assets, net earnings, net trust principal and operating cash flow.

                         BAILEY CORPORATION
Independent Auditors' Report................................    F-19
Independent Auditor's Report................................    F-20
Consolidated Balance Sheets -- July 28, 1996, and July 30,
  1995......................................................    F-21
Consolidated Statements of Operations -- Fiscal Years Ended
  July 28, 1996, July 30, 1995 and July 31, 1994............    F-22
Consolidated Statements of Stockholders' Equity (Deficit) --
  Fiscal Years Ended July 28, 1996, July 30, 1995 and July
  31, 1994..................................................    F-23
Consolidated Statements of Cash Flows -- Fiscal Years Ended
  July 28, 1996, July 30, 1995 and July 31, 1994............    F-24
Notes to Consolidated Financial Statements..................    F-25

                          INDEPENDENT AUDITORS' REPORT

Trustee of Venture Holdings Trust
Fraser, Michigan

     We have audited the accompanying consolidated balance sheets of Venture Holdings Trust as of December 31, 1996 and 1995, and the related consolidated statements of income and trust principal and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of Venture Holdings Trust as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

March 27, 1997
Detroit, MI

                             VENTURE HOLDINGS TRUST

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                       ----------------------------      JUNE 30,
                                                           1996            1995            1997
                                                           ----            ----          --------
                                                                                       (UNAUDITED)
                      ASSETS
Current Assets:
  Cash and cash equivalents........................    $ 15,436,391    $ 19,003,585    $    348,188
  Accounts receivable, net (Notes 2 & 7)...........     129,668,405      66,942,383     136,723,315
  Inventories (Notes 3 & 7)........................      51,100,052      21,836,388      48,957,732
  Prepaid expenses and other (Note 11).............      14,212,797         761,506      11,371,026
                                                       ------------    ------------    ------------
     Total current assets..........................     210,417,645     108,543,862     197,400,261
Property, Plant and Equipment, Net (Notes 4 & 7)...     203,974,613     116,298,903     208,015,824
Intangible Assets (Note 5).........................      51,748,220               0      50,837,775
Other Assets (Notes 1 & 7).........................      17,587,284       6,759,592      14,110,146
Deferred Tax Asset (Note 11).......................      14,339,459               0      13,439,102
                                                       ------------    ------------    ------------
Total Assets.......................................    $498,067,221    $231,602,357    $483,803,108
                                                       ============    ============    ============
          LIABILITIES AND TRUST PRINCIPAL
Current Liabilities:
  Accounts payable (Note 7)........................    $ 84,821,496    $ 17,638,670    $ 78,461,650
  Accrued payroll & taxes..........................       7,351,941       1,649,174       6,421,948
  Accrued interest.................................       4,954,352       3,893,528       6,062,320
  Other accrued expenses (Note 5)..................      19,254,872         179,975      12,804,547
  Current portion of long-term debt (Note 6).......      10,631,599      10,828,444       5,484,029
                                                       ------------    ------------    ------------
     Total current liabilities.....................     127,014,260      34,189,791     109,234,494
Other Liabilities (Note 10)........................      15,911,578       2,280,000       9,993,082
Deferred Tax Liabilities (Note 11).................      13,017,827               0      13,291,779
Long Term Debt (Note 6)............................     289,364,393     141,634,574     285,225,752
Commitments and Contingencies (Note 8).............
Trust Principal....................................      52,759,163      53,497,992      66,058,001
                                                       ------------    ------------    ------------
Total Liabilities and Trust Principal..............    $498,067,221    $231,602,357    $483,803,108
                                                       ============    ============    ============

                See notes to consolidated financial statements.

                             VENTURE HOLDINGS TRUST

             CONSOLIDATED STATEMENTS OF INCOME AND TRUST PRINCIPAL

                                       YEARS ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                             --------------------------------------------   ---------------------------
                                 1996            1995            1994           1997           1996
                                 ----            ----            ----           ----           ----
                                                                                    (UNAUDITED)
Net Sales (Notes 7 &
  9).....................    $351,776,672    $251,142,038    $244,111,750   $320,115,012   $125,794,724
Cost of Products Sold
  (Note 7)...............     302,939,580     211,261,596     199,716,270    262,159,858    102,130,560
                             ------------    ------------    ------------   ------------   ------------
Gross Profit.............      48,837,092      39,880,442      44,395,480     57,955,154     23,664,164
Selling General and
  Administrative Expense
  (Note 7)...............      26,587,618      20,129,152      19,199,871     28,563,233      9,724,678
Payments to Beneficiary
  in Lieu of Taxes
  (Note 7)...............         666,400         576,905       3,405,445        471,597        666,400
                             ------------    ------------    ------------   ------------   ------------
Income from Operations...      21,583,074      19,174,385      21,790,164     28,920,324     13,273,086
Interest Expense.........      19,248,276      15,032,351      14,345,300     14,207,773      7,408,878
                             ------------    ------------    ------------   ------------   ------------
Net Income Before
  Extraordinary Items and
  Taxes..................       2,334,798       4,142,034       7,444,864     14,712,551      5,864,208
Tax Provision (Note
  11)....................         335,977               0               0      1,413,713              0
                             ------------    ------------    ------------   ------------   ------------
Net Income Before
  Extraordinary Items....       1,998,821       4,142,034       7,444,864     13,298,838      5,864,208
                             ------------    ------------    ------------   ------------   ------------
Net Extraordinary Loss on
  Early Retirement of
  Debt (Note 12).........       2,737,650               0               0              0              0
                             ------------    ------------    ------------   ------------   ------------
Net Income (Loss)........        (738,829)      4,142,034       7,444,864     13,298,838      5,864,208
Trust Principal,
  Beginning of Period....      53,497,992      49,355,958      41,911,094     52,759,163     53,497,992
                             ------------    ------------    ------------   ------------   ------------
Trust Principal, End of
  Period.................    $ 52,759,163    $ 53,497,992    $ 49,355,958   $ 66,058,001   $ 59,362,200
                             ============    ============    ============   ============   ============

                See notes to consolidated financial statements.

                             VENTURE HOLDINGS TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                            YEARS ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                                   ------------------------------------------   ------------------------------
                                       1996           1995           1994           1997              1996
                                       ----           ----           ----           ----              ----
                                                                                         (UNAUDITED)
Cash Flows From Operating
  Activities:
  Net income (loss)..............  $   (738,829)  $  4,142,034   $  7,444,864   $ 13,298,838      $  5,864,208
  Adjustments to reconcile net
    income to net cash provided
    by operating activities:
    Depreciation and
      amortization...............    22,628,168     16,068,043     14,069,959     16,550,335         9,362,858
    Change in accounts
      receivable.................   (35,789,237)    (2,405,872)   (22,346,639)    (7,054,910)      (13,412,358)
    Change in inventories........    (4,298,241)      (371,462)    (7,047,565)     2,142,320        (8,097,363)
    Change in prepaid expenses...    (4,116,190)      (218,460)       (68,774)     2,841,771        (1,453,987)
    Change in other assets.......    (3,504,790)        55,570      1,260,735      2,572,628        (1,827,106)
    Change in accounts payable...    32,400,256     (5,728,211)     5,099,807     (6,359,845)       10,790,596
    Change in accrued expenses...    21,220,398       (591,459)    (1,478,615)    (6,272,350)        3,487,688
    Change in other
      liabilities................     8,725,068              0              0     (6,258,820)                0
    Change in deferred taxes.....    (1,321,632)             0              0      1,174,309                 0
    Net loss on early
      extinguishment of debt.....     2,737,650              0              0              0                 0
                                   ------------   ------------   ------------   ------------      ------------
         Net cash (used in)
           provided by operating
           activities............    37,942,621     10,950,183     (3,066,228)    12,634,276         4,714,536
Cash Flows From Investing
  Activities:
  Capital expenditures...........   (67,532,784)   (20,338,683)   (22,798,411)   (18,776,591)      (23,311,333)
  Purchase of Bailey, net of cash
    acquired.....................   (56,953,593)             0              0              0                 0
                                   ------------   ------------   ------------   ------------      ------------
         Net cash (used in)
           investing
           activities............  (124,486,377)   (20,338,683)   (22,798,411)   (18,776,591)      (23,311,333)
Cash Flows From Financing
  Activities:
  Net borrowings under revolving
    credit agreement.............    91,000,000              0     (5,000,000)    (4,000,000)        9,300,000
  Net proceeds from issuance of
    debt.........................    69,249,007              0     95,656,765              0         6,205,561
  Principal payments on debt.....   (14,534,795)      (655,255)   (37,014,105)    (4,945,888)      (10,554,132)
  Payment for early
    extinguishment of debt.......   (62,737,650)             0              0              0                 0
                                   ------------   ------------   ------------   ------------      ------------
         Net cash (used in)
           provided by financing
           activities............    82,976,562       (655,255)    53,642,660     (8,945,888)        4,951,429
                                   ------------   ------------   ------------   ------------      ------------
Net Increase (Decrease) in
  Cash...........................    (3,567,194)   (10,043,755)    27,778,021    (15,088,203)      (13,645,368)
Cash and Cash Equivalents at
  Beginning of Period............    19,003,585     29,047,340      1,269,319     15,436,391        19,003,585
                                   ------------   ------------   ------------   ------------      ------------
Cash and Cash Equivalents at End
  of Period......................  $ 15,436,391   $ 19,003,585   $ 29,047,340   $    348,188      $  5,358,217
                                   ============   ============   ============   ============      ============
Supplemental Cash Flow
  Information
  Cash paid during the period for
    interest.....................  $ 18,187,455   $ 15,073,170   $ 12,595,446   $ 13,099,805      $  4,951,690
                                   ============   ============   ============   ============      ============
  Income taxes paid (refunded)...  $ (2,179,055)  $          0   $          0   $    124,000      $          0
                                   ============   ============   ============   ============      ============

                See notes to consolidated financial statements.

                             VENTURE HOLDINGS TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

     Organization -- In 1987, the sole shareholder of the Venture Group of companies contributed all the common stock of the companies to Venture Holdings Trust (the Trust). Simultaneously, certain property, plant, and equipment was contributed by the sole shareholder to certain companies owned by the Trust. In exchange, the shareholder was named the sole beneficiary of the Trust.

     The companies included in the Trust are Venture Industries Corporation, Venture Mold and Engineering Corporation, Venture Industries Canada, Ltd., Vemco, Inc., Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Venture Western Michigan LTD., Venture Grand Rapids L.L.C. and Bailey Corporation and its wholly owned subsidiaries, Bailey Manufacturing Corporation and Bailey Transportation Products, Inc. Bailey refers to Bailey Corporation and its wholly owned subsidiaries. The companies included in the Trust are involved in the design and manufacturing of molded parts and systems integration for North American automotive original equipment manufacturers.

     The Trust has been established as a grantor trust. The Trust received a private letter ruling from the Internal Revenue Service confirming that the Trust meets the requirements of a grantor trust under Section 1361(c)(2)(A)(i) of the Internal Revenue Code.

     Principles of Consolidation -- The consolidated financial statements include the accounts of Venture Holdings Trust and its wholly owned subsidiaries (collectively the "Company"). All intercompany accounts and transactions have been eliminated.

     The consolidated financial statements include only those assets and liabilities which relate to the business of Venture Holdings Trust. These statements do not include any assets or liabilities attributable to the beneficiary's individual activities. However, the Company does enter into various transactions with companies in which the sole beneficiary has an interest. These transactions are summarized in Note 7-Related Party Transactions.

     Estimates -- The preparation of the Company's financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents -- Highly liquid investments with an initial maturity of three months or less are classified as cash equivalents.

     Inventories -- Manufactured parts inventories are stated at the lower of cost or market using the first-in, first-out method. Inventory also includes costs associated with building molds under contract. Molds owned by the Company and used in the Company's manufacturing operations are transferred to tooling, in property, plant and equipment, when the molds are operational.

     Property and Depreciation -- Property, plant, and equipment are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the various classes of assets. Tooling is amortized on a piece price or straight line basis over the related production contract, generally 3 to 7 years. The principal estimated useful lives are as follows:

                                                              YEARS
                                                              -----
Building and improvements...................................  10-40
Machinery and equipment, and automobiles....................   3-20

     Leasehold improvements are amortized over the useful life or the term of the lease. Expenditures for maintenance and repairs are charged to expense as incurred.

                             VENTURE HOLDINGS TRUST

     Intangible Assets -- The purchase price of companies in excess of the fair value of net identifiable assets acquired ("goodwill") is amortized over 30 years using the straight-line method. The amount reported at December 31, 1996 and June 30, 1997 (unaudited) was $51.7 million and $50.8 million respectively, which is net of accumulated amortization.

     Long-Lived Assets and for Long-Lived Assets to be Disposed of -- Effective January 1, 1996, the Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" was adopted. This Statement establishes accounting standards for the impairment of long-lived assets, and certain identifiable intangibles, and goodwill related to those assets to be held and used and long-lived and certain identifiable intangibles to be disposed of. The statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, the Statement requires that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company periodically evaluates the carrying value for impairment, such evaluations are based principally on the undiscounted cash flows of the operations to which the goodwill is related.

     Revenue Recognition -- Revenue from the sale of manufactured parts is recognized when the parts are shipped. Revenue from mold sales is recognized using the completed contract method due to the reasonably short build cycle. Accounts receivable include unbilled receivables for mold contracts that are substantially complete. The amounts are billed when final approval has been received from the customer or in accordance with contract terms. Provision for estimated losses on uncompleted contracts, if any, is made in the period such losses are identified.

     Other Assets -- Deferred financing costs are included in other assets and are amortized over the life of the related financing arrangement.

     Debt Discount -- The debt discount related to notes payable is amortized using the interest method over the life of the notes.

     Design Cost -- Certain costs incurred for the design of components to be built for customers are recorded as deferred design costs which are included in other assets. These costs are recovered based on units produced in each year over the term of production contracts.

     Income Taxes -- Amounts in the financial statements relating to income taxes relate to Bailey and are calculated using the Statement of Financial Accounting Standards Board No. 109, "Accounting for Income Taxes" (SFAS 109).

     Other significant subsidiaries have elected to be taxed as S corporations under the Internal Revenue Code. The beneficiary is required to report all income, gains, losses, deductions, and credits of the S corporations included in the Trust on his individual tax returns.


     Separate Financial Statements -- Separate financial statements for the Trust and each Subsidiary are not included in this report because each entity (other than Venture Canada) is jointly and severally liable for the Company's senior credit agreement and each entity (including Venture Canada) is jointly and severally liable for the Company's senior subordinated notes either as a co-issuer or as a guarantor. In addition, the aggregate total assets, net earnings and net equity of the Subsidiaries of the Trust (with or without Venture Canada) are substantially equivalent to the total assets, net earnings and net equity of the Company on a consolidated basis. Venture Canada represents less than 1% of total assets, net earnings, net trust principal and operating cash flow.


     Derivative Financial Instruments -- Interest rate swaps are utilized to reduce the sensitivity of earnings to various market risk and manage funding costs. The primary market risk include fluctuations in interest rates and variability in spread relationships (i.e. Prime vs. LIBOR spreads). Interest rate swaps are used to change

                             VENTURE HOLDINGS TRUST
the characteristics of its variable rate exposures. Interest rate differentials resulting from interest rate swap agreements used to change the interest rate characteristics are recorded on an accrual basis as an adjustment to interest expense as part of operating activities. In the event of early termination of an interest rate swap agreement designated as a hedge, the gain or loss is deferred, and recognized as an adjustment to interest expense over the remaining term of the underlying debt.

     Unaudited Interim Information. The information as of and for the six month periods ended June 30, 1996 and 1997 is unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial position, results of operations and cash flows for such periods. The results for the six-month period ended June 30, 1997 are not necessarily indicative of the results expected for the full year.

2. ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                              DECEMBER 31              JUNE 30,
                                                     -----------------------------       1997
                                                         1996             1995       (UNAUDITED)
                                                         ----             ----       -----------
Accounts receivable (including related parties)....  $115,469,546      $51,946,462   $124,742,924
Unbilled mold contract receivables.................    16,980,014       16,674,544     15,032,667
                                                     ------------      -----------   ------------
                                                      132,449,560       68,621,006    139,775,591
Allowance for doubtful accounts....................    (2,781,155)      (1,678,623)    (3,052,276)
                                                     ------------      -----------   ------------
Net accounts receivable............................  $129,668,405      $66,942,383   $136,723,315
                                                     ============      ===========   ============

     Substantially all of the receivables are from companies operating in the domestic automobile industry.

3. INVENTORIES

     Inventories consist of the following:

                                                                 DECEMBER 31                JUNE 30,
                                                         ----------------------------         1997
                                                            1996             1995          (UNAUDITED)
                                                            ----             ----          -----------
Raw material.......................................      $23,405,983      $ 8,823,687      $22,589,268
Work-in-process -- manufactured parts..............        4,573,119          664,612        2,928,407
Work-in-process -- molds...........................       12,347,086        8,697,744       12,337,569
Finished goods.....................................       10,773,864        3,650,345       11,102,488
                                                         -----------      -----------      -----------
     Total.........................................      $51,100,052      $21,836,388      $48,957,732
                                                         ===========      ===========      ===========

                             VENTURE HOLDINGS TRUST

4. PROPERTY, PLANT, AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                             DECEMBER 31               JUNE 30,
                                                    ------------------------------       1997
                                                        1996              1995       (UNAUDITED)
                                                        ----              ----       -----------
Land..............................................  $  2,613,981      $  1,510,164   $  2,480,578
Building and improvements.........................    47,365,371        40,075,679     46,806,904
Leasehold Improvements............................    17,519,210        17,452,009     18,199,562
Machinery and equipment...........................   205,279,067       113,940,827    226,538,397
Tooling/Design....................................    11,274,812         7,205,940     12,106,242
Office and transportation equipment...............     5,547,270         3,736,289      6,038,299
Construction in progress..........................     4,785,003         2,234,312        991,323
                                                    ------------      ------------   ------------
                                                     294,384,714       186,155,220    313,161,305
Less accumulated depreciation and amortization....    90,410,101        69,856,317    105,145,481
                                                    ------------      ------------   ------------
     Total........................................  $203,974,613      $116,298,903   $208,015,824
                                                    ============      ============   ============

     Included in property, plant and equipment is equipment and buildings held under capitalized leases. These assets have a cost basis of $12,699,099 and accumulated depreciation relating to these assets of $2,999,027 at December 31, 1996 and $4,084,557 at June 30, 1997 (unaudited).

5. BUSINESS ACQUISITIONS


     Effective August 26, 1996, the Trust acquired Bailey Corporation and its subsidiaries, a manufacturer of high quality molded plastic exterior components for sale to automobile manufacturers for an aggregate purchase price of $57 million. This acquisition price was the cost to acquire all of the outstanding shares of the company at $8.75 per share including all of the outstanding options and warrants. The acquisition was accounted for as a purchase with the purchase price allocated over the estimated fair value of the assets and liabilities assumed, resulting in goodwill of $50 million. The goodwill is being amortized over 30 years using the straight-line method. Bailey's assets and liabilities are included in the accompanying consolidated balance sheet at values representing a preliminary allocation of the purchase price. Management of the Company will complete the final allocation of the purchase price prior to December 31, 1997.


     Effective June 3, 1996, the Company acquired certain assets from AutoStyle Plastics, Inc. for a purchase price of $6.7 million and entered into a capital lease for all property, plant and equipment. The acquisition was accounted for as a purchase with the purchase price allocated over the estimated fair value of the assets and liabilities assumed, resulting in goodwill of $2.6 million. The goodwill is being amortized over 30 years using the straight-line method.

     The consolidated earnings includes the operations of Bailey from August 26, 1996 and the operations for AutoStyle Plastics, Inc. from June 3, 1996.

     Unaudited pro forma results of operations represent the consolidation of historical results for the twelve months ended December 31, 1996 and 1995, assuming the acquisition of Bailey had occurred at January 1, are as follows:

                                                             1996        1995
                                                             ----        ----
                                                           NUMBERS IN THOUSANDS
Net sales................................................   $471,118    $413,724
Net (loss) before extraordinary item.....................       (887)    (22,085)
Net (loss)...............................................     (3,402)    (22,085)

                             VENTURE HOLDINGS TRUST

     The transaction had the following non-cash impact on the Company's balance sheet at August 26, 1996 (in millions of dollars):

Current assets..............................................  $ 62
Non-current assets..........................................   143
Current liabilities.........................................   159
Non-current liabilities.....................................    46

6. DEBT

     Debt consists of the following:

                                                             DECEMBER 31
                                                     ---------------------------   JUNE 30, 1997
                                                         1996           1995        (UNAUDITED)
                                                         ----           ----       -------------
Revolving credit agreement.........................  $ 91,000,000   $          0   $ 87,000,000
Term loan A with fluctuating interest rate
  currently at 8.375%..............................    74,450,000              0     71,450,000
Term loan B with fluctuating interest rate
  currently at 8.875%..............................    44,550,000              0     44,325,000
Senior secured notes payable to financial
  institutions with interest at 9.89%..............             0     50,000,000              0
Registered senior subordinated notes payable with
  interest at 9.75%................................    78,940,000    100,000,000     78,940,000
Capital leases with interest at 8.25% to 11.5%.....     6,193,784              0      5,215,547
Installment notes payable with interest at 5.85% to
  11.75%...........................................     4,862,208      2,463,018      3,779,234
                                                     ------------   ------------   ------------
     Total.........................................   299,995,992    152,463,018    290,709,781
  Less current portion of debt.....................    10,631,599     10,828,444      5,484,029
                                                     ------------   ------------   ------------
     Total.........................................  $289,364,393   $141,634,574   $285,225,752
                                                     ============   ============   ============

     In connection with the acquisition of Bailey Corporation on August 26, 1996, the Company entered into a senior credit agreement with NBD Bank, as Agent, which includes two term loans, term loan A for $75 million and term loan B for $45 million and a new revolving loan facility discussed below. The term loans are payable in quarterly payments of principal and interest beginning December 31, 1996 and extending through June 30, 2002 and September 30, 2003, respectively. The annual interest rate is fluctuating for borrowings under these agreements based upon LIBOR or the bank's prime rate.

     The new revolving credit agreement provides up to $94 million through June 30, 2002. The annual interest rate for borrowings under this agreement is a floating rate based upon LIBOR or the banks prime rate which averaged 8.25% at December 31, 1996 and 8.5% at June 30, 1997 (unaudited). The Company must pay a fee of up to .5% of the unused portion of the commitment . The Company has issued letters of credit of approximately $2.8 million at December 31, 1996, and June 30, 1997 (unaudited) against this agreement thereby reducing the amount of the unused credit to $91.2 million at December 31, 1996 and June 30, 1997 (unaudited). Availability is based upon the sum of the accounts receivable and inventory borrowing bases as those terms are defined in the agreement. See Subsequent Event Note 14.

     Effective June 3, 1996, the Company entered into a $6.2 million capital lease for plant property and equipment. The lease runs through May of 1998, and requires monthly payments of principal and interest.

                             VENTURE HOLDINGS TRUST

     The trust has agreed to guarantee up to $3.5 million of obligations of a related party. In a separate transaction, a different related party agreed to fully indemnify the trust for all amounts paid under the guarantee.

     See also Note 12. Extraordinary Items for information related to the early retirement of debt.

     The senior credit agreement, and the senior subordinated notes contain certain restrictive covenants relating to cash flow, capital expenditures, debt, trust principal, trust distributions, leases, and liens on assets.

     Scheduled maturities of debt at December 31, 1996 were as follows:

1997........................................................  $ 10,631,599
1998........................................................    13,557,750
1999........................................................    15,855,657
2000........................................................    17,388,223
2001........................................................    21,195,889
Remaining years.............................................   221,366,874
                                                              ------------
     Total..................................................  $299,995,992
                                                              ============

     To mitigate risk associated with changing interest rates on certain debt, the Company entered into interest rate swap agreements. The notional amounts are used to measure the volume of these agreements and do not represent exposure to credit loss. The impact of interest rate swap agreements resulted in $177,863 of additional interest expense for 1996 and $294,040 for six months ended June 30, 1997 (unaudited).

                                                                       NOTIONAL AMOUNTS     NOTIONAL AMOUNTS
                                                                          OUTSTANDING         OUTSTANDING
                                               VARIABLE                  AND WEIGHTED         AND WEIGHTED
                                                 RATE      MATURING      AVERAGE RATES       AVERAGE RATES
      UNDERLYING FINANCIAL INSTRUMENT           INDEX      THROUGH     DECEMBER 31, 1996     JUNE 30, 1997
      -------------------------------          --------    --------    -----------------    ----------------
                                                                                              (UNAUDITED)
Pay Fixed Interest Rate Swaps Term Loans...    LIBOR         2001         $55,000,000         $55,000,000
  Weighted average pay rate................    FIXED         2001                6.75%               6.75%
  Weighted average receive rate............    LIBOR         2001                5.64%               5.75%

7. RELATED PARTY TRANSACTIONS


     The Company has entered into various transactions with entities that the sole beneficiary owns or controls. These transactions include leases of real estate, usage of machinery, equipment, and facilities, purchases and sales of inventory, performance of manufacturing related services, administrative services, insurance activities and the receipt and payment of sales commissions. Since the Company operates for the benefit of the sole beneficiary, the terms of these transactions are not the result of arms'-length bargaining; however, the Company believes that such transactions are on terms no less favorable to the Company than would be obtained if such transactions or arrangements were arms'-length transactions with non-affiliated persons.


     The Company provides or arranges for others to provide certain related parties with various administrative and professional services, including employee group insurance and benefit coverage, property and other insurance, financial and cash management and administrative services such as data processing. The related parties are charged fees and premiums for these services. Administrative services were allocated to the entity for which they were incurred and certain entities were charged a management fee.

                             VENTURE HOLDINGS TRUST

     In connection with the above mentioned cash management services, the Company pays the administrative and operating expenses on behalf of certain related parties and charges them for the amounts paid which results in receivables from these related parties.

     The Company purchased from Pompo Insurance & Indemnity Company Ltd. ("Pompo"), a corporation indirectly owned by the sole beneficiary, insurance to cover certain medical claims by the Company's covered employees and certain workers compensation claims. The Company remains an obligor for any amounts in excess of insurance coverage or any amounts not paid by Pompo under these coverages. If a liability is settled for less than the amount of the premium a portion of the excess is available as a premium credit on future insurance. The Company has accounted for this arrangement using the deposit method wherein the full amount of the estimated liability for such claims is recorded in other liabilities and the premiums paid to Pompo are recorded in other assets until such time that the claims are settled. The Company made no payments to Pompo in 1996 or for the six month period ended June 30, 1997 (unaudited). At December 31, 1996 and June 30, 1997 (unaudited) the Company had $2,784,500 on deposit with Pompo. This amount was invested on a short term basis with a related party.

     In accordance with the terms of the insurance agreement, in 1996, 1995 and 1994 the Company received and utilized premium credits of $210,910, $651,100 and $560,000, respectively. For the six month period ended June 30, 1997 (unaudited), no credit was received or utilized.

     During 1996, 1995 and 1994, the Company purchased machinery and equipment for $49,161, $82,185 and $717,242 respectively, from Venture Automotive Corporation (VAC), an entity wholly owned by the sole beneficiary of the Company. No machinery or equipment was purchased for the six month periods ended June 30, 1997 and 1996. VAC provided certain manufacturing related services on behalf of the Trust for 1994, 1995 and until October 1, 1996. Inventory included $405,463 and $307,567 at December 31, 1995 and 1994, respectively, that was on consignment to VAC. As of June 30, 1997 VAC held no inventory.

     Beginning October 1, 1996 the manufacturing services previously provided by VAC were contracted to MAST, Services Inc., a company related to the sole beneficiary of the Trust but not owned or controlled by him. Services for the period ending December 31, 1996 and for the six months ended June 30, 1997 (unaudited) were $265,386 and $2,858,072, respectively.

     During, 1995 and 1994, the Company purchased machinery and equipment for $104,005 and, $742,256, respectively from Deluxe Pattern Corporation (Deluxe), an entity wholly owned by the sole beneficiary of the Company. Deluxe provided design, model and tool-building services to the Company of $4,279,796, and $1,049,281 in 1996 and 1995, and $1,882,261 and $4,197,524 for the six months ended June 30, 1996 and 1997, respectively. The Company received $1,080,000, $1,080,000 and $1,083,780 from Deluxe in 1996, 1995 and 1994 for equipment rentals and services. For the six month periods ended June 30, 1997 and 1996 (unaudited), the Company received $540,000 in each period for equipment rentals and services.

     The Company leases buildings and machinery and equipment that have a book value of approximately $626,000 to an entity in which the sole beneficiary owns a significant equity interest. During 1996, 1995, 1994, the Company received $162,300, $162,300, and $131,760, respectively, in connection with this agreement. For the six month periods ended June 30, 1997 and 1996 (unaudited) the Company received $81,150 in each period related to these leases.

     Venture Sales and Engineering and Venture Foreign Sales Corporation, corporations wholly owned by the sole beneficiary, serve as the Company's sales representatives. The Company pays Venture Sales and Engineering and Venture Foreign Sales Corporation, in the aggregate, a sales commission of 3% on all production sales.

     The Company provided management services to Venture Asia Pacific Pty. Ltd.
(VAP) and its subsidiaries and corporations wholly owned by the sole beneficiary. The Company received management fees

                             VENTURE HOLDINGS TRUST
and commissions totaling $5,097,688 and $2,356,702 from VAP in 1996 and 1995, respectively. For the six month periods ended June 30, 1997 and 1996 (unaudited) the Company received $2,029,345 and $2,798,638, respectively. In addition, VAP also reimbursed the Company for certain other expenditures made on its behalf and assigned certain tooling contracts to the Company.

     The following is a summary of transactions with all related parties at December 31, 1996, 1995 and 1994 and for the years then ended and at June 30, 1996 and 1997 for the six month periods then ended (unaudited):

                                                                                 SIX MONTHS ENDED
                                                 DECEMBER 31                          JUNE 30
                                   ---------------------------------------   -------------------------
                                      1996          1995          1994          1997          1996
                                      ----          ----          ----          ----          ----
                                                                                    (UNAUDITED)
Revenue received for:
  Materials sold, sales
     commission and rent
     charged.....................  $ 2,122,703   $ 2,680,566   $ 3,289,310   $   775,592   $   791,798
  Providing administrative
     services....................      149,136       149,136       362,811             0        77,675
  Insurance and benefit
     premiums....................      420,237       502,957       534,027        90,623       209,343
  Management Fees................    5,097,688     2,356,702             0     2,029,345     2,798,638
Subcontracted services...........    9,632,131     3,286,861     2,075,266     5,434,931     2,814,013
Manufacturing related services
  and inventory purchased........   11,682,790    12,741,663    14,501,977     5,626,681     4,077,943
Rent expense paid................    2,950,383     2,775,800     2,775,800     1,590,000     1,590,000
Machine and facility usage fees
  paid...........................    3,397,101     2,703,446     3,257,692     1,562,114     1,536,338
Commission expense paid..........    6,391,229     6,071,627     6,184,653     4,621,094     2,607,747
Litigation, workers compensation
  and medical insurance
  premiums.......................            0             0       500,000             0             0
Property, Plant and Equipment
  purchased......................       49,161       186,190     1,459,498             0             0
Beneficiary receivable...........            0       105,872        90,276             0             0

     The result of these related party transactions is a net receivable, which is included in accounts receivable as follows:

                                                           DECEMBER 31,
                                              ---------------------------------------    JUNE 30,
                                                 1996           1995          1994         1997
                                                 ----           ----          ----       --------
                                                                                        (UNAUDITED)
Net Amounts Receivable......................  $14,975,942   $11,216,805    $7,091,345   $16,837,506
Net Amounts Payable.........................    2,268,615     1,407,752     2,121,701     2,376,750
                                              -----------   -----------    ----------   -----------
Net Amounts Receivable......................  $12,707,327   $ 9,809,053    $4,969,644   $14,460,756
                                              ===========   ===========    ==========   ===========

     In accordance with the Company's debt agreements, payments are permitted to be made to the Company's sole beneficiary for income tax payments and may be made as a bonus payment or distribution of Trust Principal. The payments for the years ended December 31, 1996, 1995 and 1994, and for the six month periods ended June 30, 1997 and 1996, were recorded as expense.

                             VENTURE HOLDINGS TRUST

8. COMMITMENTS AND CONTINGENCIES

     Operating Leases -- The Trust leases certain machinery and equipment under operating leases which have initial or remaining terms of one year or more at December 31, 1996. Future minimum lease commitments, including related party leases, are as follows:

                                                        RELATED PARTY     OTHER
                                                          OPERATING     OPERATING
                                                           LEASES         LEASES
                                                        -------------   ---------
Years:
1997..................................................    2,180,000      4,215,563
1998..................................................    2,180,000      2,471,316
1999..................................................    1,090,000        539,230
2000..................................................                     185,999
2001..................................................                      24,677
Remaining years.......................................            0              0
                                                         ----------     ----------
     Total............................................   $5,450,000     $7,436,785
                                                         ==========     ==========

     Rent expense for operating leases and other agreements with a term of greater than one month, including amounts paid to related parties, was $4,973,043, $3,346,962, and $3,717,006 for the years ended December 31, 1996,
1995, and 1994, respectively. For the six month periods ended June 30, 1997 and 1996 (unaudited), $3,204,419 and $1,588,217, respectively, were paid for rent expense. Usage fees paid based on monthly usage of certain machinery and equipment and facilities, all of which were paid to related parties, were $3,397,101, $2,703,446 and $3,257,692 for the years ended December 31, 1996,
1995 and 1994, respectively. For the six months ended June 30, 1997 and 1996 (unaudited), $1,562,114 and $1,536,338 were paid to related parties, respectively for usage fees.


     Litigation -- Suits and counter suits were filed by the Company and the contractor that built the paint line at Vemco Inc. involving its construction. The parties were in arbitration and on July 12, 1993 the Company was awarded approximately $3.1 million which was confirmed by the Federal Court on November 10, 1993. The contractor appealed this decision to the Federal Appeals Court and prevailed in having the award overturned. The Company has appealed part of the decision to the U. S. Supreme Court and is awaiting a decision. In addition, the Company is preparing for a new arbitration hearing. Management and its legal counsel believe that the likelihood of an unfavorable outcome associated with arbitrating the case is remote. The final settlement of this matter may result in an adjustment to the carrying value of the paint line; however, management does not anticipate that this adjustment, if any, would be material to the Company's results of operations.


     Environmental Costs -- The Company is subject to potential liability under government regulations and various claims and legal actions which are pending or may be asserted against the Company concerning environmental matters. Estimates of future costs of such environmental matters are necessarily imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the development and application of new technologies, the identification of new sites for which the Company may have remediation responsibility and the apportionment and collectibility of remediation costs among responsible parties. The Company establishes reserves for these environmental matters when a loss is probable and reasonably estimable. The Company's reserves for these environmental matters totaled $1,321,391 at December 31, 1996 and $988,799 at June 30, 1997
(unaudited).

     The Company is party to various contractual, legal and environmental proceedings, some which assert claims for large amounts. Although the ultimate cost of resolving these matters could not be precisely determined at December 31, 1996 and at June 30, 1997 (unaudited), management believes, based on

                             VENTURE HOLDINGS TRUST
currently known facts and circumstances, that the disposition of these matters will not have a material adverse effect on the Company's consolidated financial position and results of operations. These matters are subject to many uncertainties, and the outcome of individual matters is not predictable with assurance. It is more than remote but less than likely that the final resolution of these matters many require the Company to make expenditures, in excess of established reserves, over an extended period of time and in a range of amounts that cannot be reasonably estimated. The Company's reserves have been set based upon a review of costs that may be incurred after considering the creditworthiness of guarantors and/or indemnification from third parties which the Company has received. The Company is not covered by insurance for any unfavorable environmental outcomes, but relies on the established reserves, guarantees and indemnifications it has received.


9. CONCENTRATIONS


     The Company's sales to General Motors Corporation ("GM") and Chrysler Corporation ("Chrysler"), expressed as a percentage of sales, were 57% and 20% in 1994, 49% and 22% in 1995 and 47% and 19% for the six months ended June 30, 1996 (unaudited), respectively. For 1996, the percentage of sales to GM, Ford Motor Company ("Ford") and Chrysler were 41%, 16% and 12%, respectively. For the six months ended June 30, 1997 (unaudited), the percentages were 45% and 27% for GM and Ford, respectively, and less than 10% for Chrysler. Many of the Company's automotive industry customers are unionized and work stoppages, slow-downs experienced by them, and their employee relations policies could have an adverse effect on the Company's results of operations. Approximately 8% of the workforce is covered by a collective bargaining agreement which will expire within one year.


10. PENSIONS, PROFIT-SHARING AND SALARY REDUCTION PLAN

     The Company sponsors profit-sharing and salary reduction 401(k) plans which covers substantially all employees. The plans provide for the Company to contribute a discretionary amount each year. Contributions were $1,315,972, $1,309,727 and $924,670, for the years ended December 31, 1996, 1995 and 1994, respectively; and $624,779 and $853,797 for the six month periods ended June 30, 1996 and 1997 (unaudited), respectively.

     Bailey Corporation has various retirement plans covering substantially all Bailey employees, including five defined benefit pension plans covering full-time hourly and salaried employees. The benefits payable under the plans are generally determined based on the employees' length of service and earnings. For all plans, Bailey Corporation's funding policy is to make at least the minimum annual contributions required by Federal law and regulation.

     The funded status of the defined benefit plans at December 31, 1996 was as follows (in thousands of dollars):

                                                                ASSETS EXCEED        ACCUMULATED BENEFITS
                                                             ACCUMULATED BENEFITS       EXCEED ASSETS
                                                             --------------------    --------------------
Actuarial present value of benefit obligations:
  Vested Benefits........................................         $4,891,678             $ 8,632,823
  Nonvested benefits.....................................             53,637                  64,788
                                                                  ----------             -----------
Accumulated benefit obligation...........................          4,945,315               8,697,611
Projected benefit obligation.............................          6,163,154               8,697,611
Market value of plan assets..............................          5,576,048               5,389,333
                                                                  ----------             -----------
Excess (deficiency) of assets over projected benefit
  obligation.............................................           (587,106)             (3,308,278)
Unrecognized net (gain)/loss.............................            (77,100)               (115,260)
                                                                  ----------             -----------
Prepaid (accrued) pension cost...........................         $ (664,206)            $(3,423,538)
                                                                  ==========             ===========

                             VENTURE HOLDINGS TRUST

     The date used to measure plan assets and liabilities is as of September 30 each year.

     The weighted-average assumed discount rate was 7.5%. The assumed rate of return on plan assets was 8.5%. For salary based plans, the expected rate of increase in compensation levels was 5.5%.

     Plan assets consist principally of cash and cash equivalents, listed common stocks, debentures, and fixed income securities.

     Bailey Corporation and the Union agreed to temporarily freeze benefit accruals of the Bailey Hourly Pension Plan in consideration for providing an increasing schedule of benefit levels during the course of the bargaining agreement. A salaried pension plan is frozen and no further service liability will accrue under the plan. The schedule of increasing monthly benefit levels for each year of service is as follows for retirements occurring on or after:

              June 8, 1997.....................................$21
              June 8, 1998.....................................$22

11. INCOME TAXES

     Amounts in the financial statements related to income taxes are for the operations of Bailey Corporation and its subsidiaries. The other significant Subsidiaries have elected S corporation status under the Internal Revenue Code. The beneficiary is required to report all income, gains, losses, deductions, and credits of the S corporations included in the Trust on his individual tax returns.

     The provision for income tax expense (benefit) for the period ended:

                                                      DECEMBER 31,    SIX MONTHS ENDED
                                                          1996         JUNE 30, 1997
                                                      ------------    ----------------
                                                                        (UNAUDITED)
Currently Payable
  United States...................................      $      0         $        0
  State and Local.................................             0            239,404
                                                        --------         ----------
     Total........................................      $      0         $  239,404
                                                        ========         ==========
Deferred
  United States...................................      $292,724         $1,022,552
  State and Local.................................        43,253            151,757
                                                        --------         ----------
     Total........................................      $335,977         $1,174,309
                                                        ========         ==========

     The Company does not provide for U.S. income taxes or foreign withholding taxes on cumulative undistributed earnings of foreign subsidiaries as these earnings are all taxed currently to the beneficiary of the Trust.

     The effective tax rate on pretax income was 232.7% for the year ended December 31, 1996, of which 192.5% relates to permanent differences not deductible for income taxes and 5.2% for state and local income taxes, net of the federal tax benefit.

     The effective tax rate on pretax income was 73.0% for the six months ended June 30, 1997, of which 32.8% relates to permanent differences not deductible for income taxes and 5.2% for state and local income taxes, net of the federal tax benefit.

                             VENTURE HOLDINGS TRUST

     The tax-effected temporary differences and carryforwards which comprised deferred assets and liabilities were as follows:

                                                              DECEMBER 31,       JUNE 30,
                                                                  1996             1997
                                                              ------------       --------
                                                                               (UNAUDITED)
Deferred tax assets:
  Accrued expenses and reserves.............................  $17,759,012      $12,140,940
  Net Operating Loss carryforward...........................    5,180,628        9,893,324
  Minimum tax credit carryforward...........................      763,827          763,827
  Other.....................................................      557,274          562,293
                                                              -----------      -----------
     Total deferred tax assets..............................   24,260,741       23,360,384
Deferred tax liabilities:
  Depreciation..............................................   12,191,084       12,407,777
  Other.....................................................      826,743          884,002
                                                              -----------      -----------
     Total deferred tax liabilities.........................   13,017,827       13,291,779
                                                              -----------      -----------
     Net deferred tax asset.................................  $11,242,914      $10,068,605
                                                              ===========      ===========

     The current portion of deferred tax assets, $9,921,282, is included in prepaid expense and others at December 31, 1996 and at June 30, 1997 (unaudited). Bailey Corporation's U.S. net operating loss carryforwards totaled $14,152,441 at December 31, 1996 and 25,875,564 at June 30, 1997 (unaudited)
which expire in the year 2011. Alternative minimum tax credit carryforward totaled $763,827 and have no expiration date.

12. EXTRAORDINARY ITEMS

     The senior secured notes payable to financial institutions required semiannual interest payments at 9.89% and annual principal payments of $10,000,000 each year commencing March 15, 1996. The outstanding balance of $40,000,000 was refinanced on August 26, 1996 which resulted in an extraordinary loss of $3,425,721 ($2,546,630 prepayment penalty plus unamortized deferred financing costs of $879,091) in the quarter ended September 30, 1996.

     On September 23, 1996 the Company redeemed $21,060,000 of the senior subordinated bonds at 95% of par in conjunction with the refinancing under the new credit agreement for acquisition of Bailey Corporation as required by the First Supplement Indenture. The early extinguishment resulted in an extraordinary gain of $688,071 (net of unamortized deferred financing costs of $364,929).

13. FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's debt instruments have been determined using available market information. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts that the Company could realize in a current market exchange. The use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts. The fair value of long-term debt was estimated using quoted market prices or market prices or similar debt.

                              DECEMBER 31, 1996                 DECEMBER 31, 1995             JUNE 30, 1997 (UNAUDITED)
                         ----------------------------      ----------------------------      ----------------------------
                           CARRYING          FAIR            CARRYING          FAIR            CARRYING          FAIR
                            AMOUNT          VALUE             AMOUNT          VALUE             AMOUNT          VALUE
                           --------         -----            --------         -----            --------         -----
Debt.................    $197,940,000    $191,230,100      $150,000,000    $133,500,000      $194,715,000    $192,700,000

                             VENTURE HOLDINGS TRUST

     The fair values of interest rate swaps were estimated by discounting expected cash flows using quoted market interest rates. Interest rate swaps are also discussed in Note 1.

                                DECEMBER 31, 1996                  DECEMBER 31, 1995               JUNE 30, 1997 (UNAUDITED)
                         -------------------------------      ----------------------------      -------------------------------
                          NOTIONAL      UNREALIZED GAIN/      NOTIONAL    UNREALIZED GAIN/       NOTIONAL      UNREALIZED GAIN/
                           AMOUNT           (LOSSES)           AMOUNT         (LOSSES)            AMOUNT           (LOSSES)
                          --------      ----------------      --------    ----------------       --------      ----------------
Interest Rate
  swaps..............    $55,000,000      ($1,036,131)              0               0           $55,000,000        (954,719)

     The carrying values of cash and cash equivalents, accounts receivables and accounts payable approximate fair market value due to the short term maturities of these instruments.

14. SUBSEQUENT EVENTS (UNAUDITED)

     The Trust issued $205 million senior unsecured notes due 2005. $116 million of the net proceeds was used to repay Term Loans "A and B" under the senior credit facility (the Facility, Note 6). In addition, approximately $83 million will be used to pay down the amount outstanding under the revolving credit portion of the facility. Any net proceeds remaining after such payments will be used for working capital and other general corporate purposes. In connection with the senior unsecured notes certain subsidiaries will be merged and or liquidated into other subsidiaries.

     The senior credit facility was amended and will provide for borrowings of up to $200 million under the revolving credit agreement.

                          INDEPENDENT AUDITORS' REPORT

Trustee of Venture Holdings Trust
Fraser, Michigan

     We have audited the accompanying consolidated balance sheet of Bailey Corporation and subsidiaries (a wholly owned subsidiary of Venture Holdings Trust since August 26, 1996) as of July 28, 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Bailey Corporation for each of the years ended July 30, 1995 and July 31, 1994, were audited by other auditors whose report, dated October 25, 1995, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Bailey Corporation as of July 28, 1996 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Detroit, Michigan
June 26, 1997

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
  BAILEY CORPORATION AND SUBSIDIARIES:

     We have audited the accompanying consolidated balance sheet of Bailey Corporation and subsidiaries as of July 30, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended July 30, 1995 and July 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bailey Corporation and subsidiaries as of July 30, 1995 and the results of their operations and their cash flows for the years July 30, 1995 and July 31, 1994 in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Boston, Massachusetts
October 25, 1995

                      BAILEY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        JULY 28, 1996 AND JULY 30, 1995
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                1996       1995
                                                                ----       ----
                           ASSETS
Current assets:
  Cash......................................................  $  1,079   $    313
  Restricted cash...........................................         0        817
  Accounts receivable, net of allowances of $1,225 in 1996
     and $763 in 1995.......................................    21,208     13,751
  Inventories (Note 3)......................................    20,797     18,325
  Prepaid expenses and other current assets (Note 4)........     4,082      4,026
  Deferred income taxes (Note 11)...........................    14,217      3,709
                                                              --------   --------
       Total current assets.................................    61,383     40,941
Property, plant and equipment, net (Notes 2, 5 and 8).......    49,646     50,391
Other assets, net (Note 6)..................................     8,799      9,389
                                                              --------   --------
                                                              $119,828   $100,721
                                                              ========   ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft............................................  $    814   $  1,585
  Short-term debt (Note 7)..................................    14,292      9,360
  Current portion of long-term debt (Note 8)................     9,829      7,765
  Accounts payable..........................................    31,426     18,611
  Loss contracts reserve....................................    11,790
  Accrued liabilities and other current liabilities.........     6,627      5,535
  Income taxes payable (Note 11)............................       357        167
                                                              --------   --------
       Total current liabilities............................    75,135     43,023
Long-term debt, less current portion (Note 8)...............    31,020     33,136
Loss contracts reserve, less current portion (Note 9).......     6,546
Other long-term liabilities.................................     4,150      2,245
Deferred income taxes (Note 11).............................     4,907      3,437
Commitments and contingencies (Note 15).....................        --         --
       Total liabilities....................................   121,758     81,841
                                                              --------   --------
Stockholders' equity (Note 12):
  Common stock, $.10 par value, 20,000,000 shares
     authorized; 5,393,558 shares issued and outstanding in
     1996 and 1995..........................................       539        539
  Additional paid-in capital................................    13,805     13,805
  Retained earnings.........................................   (14,523)     5,202
  Minimum pension liability adjustment (Note 10)............    (1,488)      (403)
  Treasury stock, 40,000 shares, at cost....................      (263)      (263)
                                                              --------   --------
       Total stockholders' equity...........................    (1,930)    18,880
                                                              --------   --------
                                                              $119,828   $100,721
                                                              ========   ========

          See accompanying notes to consolidated financial statements.

                      BAILEY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE FISCAL YEARS ENDED 1996, 1995 AND 1994
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                              1996         1995         1994
                                                              ----         ----         ----
Net sales (Note 13)......................................  $  172,880   $  168,228   $  108,313
Cost and expenses:
  Cost of products sold..................................     183,230      151,414       92,379
  Selling, general and administrative expenses...........      15,653       15,300        9,313
                                                           ----------   ----------   ----------
       Operating (loss) income...........................     (26,003)       1,514        6,621
Interest expense (net)...................................       4,806        3,871        1,648
                                                           ----------   ----------   ----------
       Income (loss) before income taxes.................     (30,809)      (2,357)       4,973
Income tax provision (benefit) (Note 11).................     (11,084)        (778)       2,207
                                                           ----------   ----------   ----------
       Net income (loss).................................  $  (19,725)  $   (1,579)  $    2,766
                                                           ==========   ==========   ==========
Net income (loss) per common share:
  Primary................................................  $    (3.66)  $     (.29)  $      .52
                                                           ==========   ==========   ==========
  Fully diluted..........................................  $    (3.66)  $     (.29)  $      .52
                                                           ==========   ==========   ==========
Weighted average shares outstanding:
  Primary................................................   5,394,000    5,444,000    5,313,000
                                                           ----------   ----------   ----------
  Fully diluted..........................................   5,394,000    5,444,000    5,356,000
                                                           ----------   ----------   ----------

          See accompanying notes to consolidated financial statements.

                      BAILEY CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                    FOR THE FISCAL YEARS ENDED 1996 AND 1995
                                 (IN THOUSANDS)

                                                                                    MINIMUM
                                         COMMON STOCK     ADDITIONAL   RETAINED     PENSION
                                        ---------------    PAID-IN     EARNINGS    LIABILITY    TREASURY
                                        SHARES   AMOUNT    CAPITAL     (DEFICIT)   ADJUSTMENT    STOCK      TOTAL
                                        ------   ------   ----------   ---------   ----------   --------    -----
Balance July 31, 1993.................  4,071      407       2,566         4,015         --         --        6,988
  Public offering of common stock
     (Note 12)........................  1,076      108      10,488            --         --         --       10,596
  Exercise of stock options (Note
     12)..............................    119       12         439            --         --         --          451
  Exercise of warrants (Note 12)......    116       11         (11)           --         --         --           --
  Tax benefit from exercise of stock
     options..........................     --       --         105            --         --         --          105
  Minimum pension liability
     adjustment.......................     --       --          --            --       (306)        --         (306)
  Net income..........................     --       --          --         2,766         --         --        2,766
                                        -----     ----     -------      --------    -------      -----     --------
Balance July 31, 1994.................  5,382      538      13,587         6,781       (306)        --       20,600
  Purchase of treasury stock..........     --       --          --            --         --       (263)        (263)
  Exercise of stock options (Note
     12)..............................     12        1          25            --         --         --           26
  Tax benefit from exercise of stock
     options..........................     --       --         193            --         --         --          193
  Minimum pension liability adjustment
     (Note 10)........................     --       --          --            --        (97)        --          (97)
  Net loss............................     --       --          --        (1,579)        --         --       (1,579)
                                        =====     ====     =======      ========    =======      =====     ========
Balance at July 30, 1995..............  5,394     $539     $13,805      $  5,202    $  (403)     $(263)    $ 18,880
  Exercise of stock options (Note
     12)..............................     --       --          --            --         --         --           --
  Tax benefit from exercise of stock
     options (Note 11)................     --       --          --            --         --         --           --
  Minimum pension liability adjustment
     (Note 10)........................                                               (1,085)                 (1,085)
  Net loss............................     --       --          --       (19,725)        --         --      (19,725)
                                        -----     ----     -------      --------    -------      -----     --------
Balance at July 28, 1996..............  5,394     $539     $13,805      $(14,523)   $(1,488)     $(263)    $ (1,930)
                                        =====     ====     =======      ========    =======      =====     ========

          See accompanying notes to consolidated financial statements.

                      BAILEY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE FISCAL YEARS ENDED 1996, 1995 AND 1994
                                 (IN THOUSANDS)


                                                                  1996       1995        1994
                                                                  ----       ----        ----
Cash flows from operating activities:
  Net income (loss).........................................    $(19,725)   $(1,579)   $  2,766
  Adjustments to reconcile net income (loss) to net cash
     (used in) provided by operating activities:
     Depreciation and amortization..........................       5,699      5,268       3,120
     Loss contracts reserve.................................      18,336         --          --
     Loss (gain) on disposal of property, plant and
       equipment............................................          --          2         (23)
     Deferred income taxes..................................      (9,038)    (1,433)      1,010
     Gain on early payment of debt..........................          --         --        (165)
     Change in assets and liabilities, net of effects of
       acquisitions:
       (Increase) decrease in accounts receivable...........      (7,457)     6,058      (1,146)
       (Increase) decrease in inventory.....................      (2,472)    (2,825)        158
       (Increase) decrease in prepaid expenses and other
          current assets....................................         (56)    (2,607)       (208)
       Decrease (increase) in other assets -- net...........         442     (3,035)     (1,724)
       Increase in accounts payable.........................      12,815         57       2,390
       Increase (decrease) in accrued liabilities and other
          current liabilities...............................       1,092       (453)       (561)
       Increase (decrease) in income taxes payable..........         190        234      (1,107)
       Increase (decrease) in other liabilities.............         956       (227)        278
                                                                --------    -------    --------
          Net cash (used in) provided by operating
            activities......................................         782       (540)      4,788
                                                                --------    -------    --------
Cash flows from investing activities:
  Capital expenditures......................................      (4,942)    (7,506)     (4,333)
  Acquisition of businesses, net of cash acquired...........          --       (723)     (9,375)
  Decrease in restricted cash...............................         817         --          --
  Proceeds from sale of property and equipment..............          --         36          77
                                                                --------    -------    --------
          Net cash used in investing activities.............      (4,125)    (8,193)    (13,631)
                                                                --------    -------    --------
Cash flows from financing activities:
  Increase (decrease) in short-term debt (including bank
     overdrafts), net.......................................       4,161      6,778      (3,800)
  Proceeds from long-term borrowings........................       1,908      4,000       8,000
  Payments on long-term debt and capital leases.............      (1,960)    (1,696)     (6,459)
  Proceeds from issuance of common stock....................          --         --      10,596
  Proceeds from exercise of stock options...................                     26         451
  Purchase of Treasury Stock................................          --       (263)         --
                                                                --------    -------    --------
          Net cash provided by financing activities.........       4,109      8,845       8,788
                                                                --------    -------    --------
          Net increase (decrease) in cash...................         766        112         (55)
Cash, beginning of year.....................................         313        201         256
                                                                --------    -------    --------
Cash, end of year...........................................    $  1,079    $   313    $    201
                                                                ========    =======    ========


          See accompanying notes to consolidated financial statements.

                      BAILEY CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                   For Fiscal Years Ended 1996, 1995 and 1994

(1) SIGNIFICANT ACCOUNTING POLICIES

  Business Operations

     Bailey Corporation (the "Company") is a manufacturer of high quality compression molded plastic exterior/interior components for sale to automobile manufacturers. Customers include original equipment manufacturers and other suppliers to the automobile industry in the United States and Canada.

  Fiscal Year

     The fiscal year of the Company ends on the nearest Sunday prior to or at July 31. All references herein to 1996, 1995, and 1994 mean the fiscal years ended July 28, 1996, July 30, 1995, and July 31, 1994, respectively.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

  Inventories

     Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market (net realizable value).

  Depreciation and Amortization

     Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of owned assets. Assets held under capital leases are depreciated over their respective lease term. The following is a summary of estimated useful lives:

Land improvements...........................................        5 years
Buildings and improvements..................................    15-30 years
Machinery and equipment.....................................    3 -11 years

  Goodwill

     Goodwill consists principally of excess purchase price over fair market value of net assets acquired, and is being amortized over 40 years using the straight-line method.

  Deferred Tooling, Design and Pre-production Costs

     Unreimbursed costs incurred for customer-owned tooling are recorded as deferred tooling costs. Costs incurred for the design of components to be built for customers are recorded as deferred design, engineering and pre-production costs. These costs are to be recovered over the term of production contracts to which the tooling, design and pre-production costs relate determined based on units produced.

  Reimbursable Deferred Automation

     In connection with production programs, the Company purchases automation equipment for which it is reimbursed by the customer on a per piece shipped basis. Amounts estimated to be reimbursed in the succeeding twelve months are classified as current. Reimbursements estimated to be received beyond one year are included in other assets. Title to the equipment reverts to the customer upon completion of the production program.

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

  Earnings per Share

     Earnings per share are calculated by dividing net income (loss) by the weighted average common shares outstanding during each period, including the dilutive effect of warrants and options outstanding during the period. Fully diluted earnings per share also include the assumed conversion of convertible debt. In fiscal 1996 and 1995 warrants, options and convertible debt were anti-dilutive, and accordingly, have not been included in the calculation.

  Income Taxes

     Amounts in the financial statements related to income taxes are calculated using the principles of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" (FAS 109). Prepaid and deferred taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. These deferred balances are measured by applying currently enacted tax rates. A valuation allowance reduces deferred tax assets when it is "more likely than not" that some portion or all of the deferred tax assets will not be recognized.

  Revenue Recognition

     Sales are recognized upon shipment of products to customers.

  Long-Term Production Contracts

     The Company evaluates its long-term production contracts for loss on a vehicle program basis. Contracts are evaluated periodically utilizing forecasted production and contracted sales prices. Losses are recognized when management estimates the anticipated cost of production will exceed the contracted sales price. During 1996, $24,840,000 was accrued for contracts deemed to be in a loss position. At July 28, 1996, the Company had $18,336,000 in accrued liabilities for existing long-term production contracts in a loss position.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(2) BUSINESS ACQUISITIONS

     Effective July 31, 1994, the Company acquired substantially all of the assets of Premix/EMS Inc. (the "Premix/EMS Acquisition"), a manufacturer of automotive molded plastic exterior components, for an aggregate purchase price of $34,484,000, subject to post-closing adjustments. Payment consisted of a secured five year promissory note in the principal amount of $7,000,000, bearing interest annually at a floating prime rate; a five-year convertible debenture in principal amount of $9,000,000, bearing interest at a fixed rate of 8% per annum, and convertible into Bailey Corporation common stock at $10 per share; cash of $9,855,000 less $480,000 held pending satisfaction of certain conditions (in fiscal 1995, this amount was fully paid); and assumption of certain liabilities totaling $8,629,000. The acquisition has been accounted for as a purchase with the purchase price allocated over the estimated fair value of the assets and liabilities assumed, resulting in goodwill of $3,227,000 at July 31, 1994.

     The determination of the final purchase price was subject to a post-closing audit which was completed in fiscal year 1995. As a result of the audit and receipt of final appraisals of the fair market value of the net assets

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

acquired, the entire amount of goodwill was reclassified to machinery and equipment in the fourth quarter. The Company unsuccessfully sought recovery of a portion of the purchase price and instituted arbitration procedures with the sellers in the second quarter of 1996. The Company completed the arbitration procedures which resulted in the company having the price reduced by $1,000,000 and the postponement, with interest, of certain principal payment for one year.

     The following unaudited pro forma summary presents the consolidated results of operations assuming that the Premix/EMS Acquisition occurred at the beginning of fiscal 1994, after giving effect to certain adjustments, including interest expense on the acquisition debt and related income tax effects. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the Premix/EMS Acquisition been made as of that date or of results which may occur in the future.

                                                                  FISCAL YEAR ENDED
                                                                    JULY 1, 1994
                                                                  -----------------
                                                                (IN THOUSANDS, EXCEPT
                                                                 PER SHARE AMOUNTS)
Net sales.................................................            $166,894
Net income (loss).........................................            $ (1,573)
Net income (loss) per share...............................            $   (.29)

(3) INVENTORIES

     Inventories consist of the following (in thousands):

                                                            1996         1995
                                                            ----         ----
Raw materials............................................  $ 7,770      $ 7,424
Work-in-process..........................................    2,799        2,555
Finished goods...........................................    2,649        2,745
Tooling                                                      7,579        5,601
                                                           -------      -------
                                                           $20,797      $18,325
                                                           =======      =======

(4) PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets consist of the following (in thousands):

                                                             1996           1995
                                                             ----           ----
Prepaid insurance.........................................  $  669         $  595
Prepaid expenses..........................................     430            430
Miscellaneous receivables.................................      24            614
Other.....................................................       6             99
Reimbursable deferred automation (Note 1).................     446          1,240
Income taxes receivable...................................   2,507          1,048
                                                            ------         ------
                                                            $4,082         $4,026
                                                            ======         ======

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

(5) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost and consists of the following (in thousands):

                                                                1996             1995
                                                                ----             ----
Land and improvements.......................................  $  1,104         $  1,098
Buildings and improvements..................................    17,584           16,557
Machinery and equipment.....................................    55,700           51,791
                                                              --------         --------
     Total..................................................    74,388           69,446
     Less accumulated depreciation..........................   (24,742)         (19,055)
                                                              --------         --------
     Net....................................................  $ 49,646         $ 50,391
                                                              ========         ========

     Included in property, plant and equipment is equipment held under capitalized leases. This equipment has a cost basis of $6,494,000 and $5,685,000 at July 28, 1996, and July 30, 1995, respectively. Accumulated depreciation relating to this equipment amounted to $2,163,000 and $1,874,000 at July 28, 1996 and July 30, 1995, respectively.

     Depreciation expense, including amortization of capitalized leases, was $5,687,000, $5,256,000, $3,108,000 in fiscal 1996, 1995, and 1994, respectively.

  Portland Plant Shutdown

     On August 3, 1995, the Company announced its intention to temporarily curtail operations in its Portland, Indiana, manufacturing facility. The Company does not expect any material costs to be incurred relating to this curtailment. Losses to be recognized in connection with the curtailment were recognized in the first quarter of fiscal 1996.

(6) OTHER ASSETS

     Other assets consist of the following (in thousands):

                                                               1996           1995
                                                               ----           ----
Goodwill, net of accumulated amortization of $60 and $48 in
  1996 and 1995, respectively (Note 2)......................  $  265         $  410
Deferred tooling, design, and pre-production costs (Note
  1)........................................................   6,181          4,782
Reimbursable deferred automation, net of current portion of
  $1,240 (Note 1)...........................................                  2,144
Pension intangible assets and prepaid costs (Note 10).......   1,741          1,446
Other assets, net...........................................     612            607
                                                              ------         ------
                                                              $8,799         $9,389
                                                              ======         ======

     Amortization of goodwill amounted to $12,000 in each of the fiscal years 1996, 1995, and 1994.

(7) SHORT-TERM DEBT

     The Company maintains a revolving credit facility with a maximum availability of $24,000,000, subject to certain limitations based on the levels of accounts receivable and inventory.

     Short-term debt consists of the revolving credit facility which carried a balance of $14,292,000 and $9,360,000 at July 28, 1996 and July 30, 1995,
respectively.

     On July 28, 1995, the Company elected to issue a $4,000,000 Fixed Maturity Carve Out Note under the existing credit agreement which reclassified $4,000,000 of outstanding borrowings under the revolving credit

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

facility to long term debt. The Fixed Maturity Carve Out Note is due in its entirety on August 1, 1998, provided that no event of default has occurred prior to the due date.

     Obligations to the bank are secured by substantially all assets of the Company. The term note bears interest at the bank's prime rate (8.25% at July 28, 1996) plus 0.5%. The revolving credit facility and the Fixed Maturity Carve Out Note bear interest at the bank's prime rate. The credit agreement includes, among other provisions, restrictive covenants relating to the maintenance of certain financial and earnings ratios, prohibits the payment of cash dividends, and restricts the incurrence of additional debt, except with approval of the bank. As of July 31, 1996 as to certain of these covenants there were conditions of non-compliance by the Company. As part of the acquisition of Bailey by Venture Holdings Trust (see Note 18) the debt was refinanced, therefore waivers were not obtained from the banks.

(8) LONG-TERM DEBT

     Long term debt outstanding consists of the following (in thousands):

                                                               1996      1995
                                                               ----      ----
Term note payable to bank (Note 7)..........................  $ 6,533   $ 7,333
Fixed Maturity Carve Out Note (Note 7)......................    4,000     4,000
Ohio Bond Fund(a)...........................................    2,193     2,476
Fixed asset note(b).........................................    5,047     5,047
Secured promissory note(c)..................................    7,667     7,000
8% convertible debenture(d).................................    9,000     9,000
Industrial Revenue Bonds at various rates from 5% to 7% and
  due in varying amounts to 2003............................      776       975
Capital lease obligations, at various rates from 8.5% to
  13.0% and due in varying amounts to 2003..................    4,383     3,820
                                                              -------   -------
     Total secured debt.....................................   39,599    39,651
9% convertible subordinated notes(e)........................    1,250     1,250
                                                              -------   -------
                                                               40,849    40,901
Less current portion........................................    9,829     7,765
                                                              -------   -------
                                                              $31,020   $33,136
                                                              =======   =======

---------------
(a) This funding was received from the Director of Development of the State of Ohio in the form of a long term lease. Ten percent or $317,000 was withheld to reduce the amount of the final payment and an additional $500,000 was withheld as additional security for payments under the lease. Both are reflected as restricted cash under current assets. In August 1995, the Company filed an application with the Director of Development for the State of Ohio requesting conversion of both restricted cash amounts ($817,000) to letters of credit, which was granted in fiscal year 1996.

(b) This note relates to a prior acquisition and was payable by July 1, 1996 (the "Fixed Asset Note Extension Date"). The note bears interest at the rate of 8% and is secured by the acquired equipment and by mortgages on each of the Hillsdale and Madison properties. The Company failed to pay the entire principal on or prior to the Fixed Asset Note Extension Date, however, the Company was granted an extension and repaid the note in full on August 26, 1996 (Note 18).

(c) This note relates to the Premix/EMS Acquisition (Note 2). Principal payments of $625,000 are due bi-annually beginning on January 31, 1996, with a final installment of $2,625,000 due on July 31, 1999. The note bears interest at a floating prime rate and is secured by the acquired property, plant and equipment. An additional secured promissory note was established with Premix in January 1996 to cover the interest

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

    obligation. This note bears interest at a floating prime rate and is also secured by the acquired property, plant and equipment. The entire obligation is classified as current.

(d) This note relates to the Premix/EMS Acquisition (Note 2) and matures on July 31, 1999. The note is convertible into Bailey Corporation common stock at $10 per share and requires the Company to obtain an effective registration statement to register the "convertible shares."

(e) These notes were issued through a private placement during April 1993. The notes are convertible into common stock in the Company at $10 per share, and mature in the year 2000.

     Aggregate principal payments due over the next five years (and thereafter) are as follows for the fiscal years ending (in thousands):

July 27, 1997...............................................  $ 9,829
July 26, 1998...............................................    5,486
July 25, 1999...............................................   18,902
July 31, 2000...............................................    1,449
July 30, 2001...............................................    3,460
Thereafter..................................................    1,723
                                                              -------
                                                              $40,849
                                                              =======

     See Note 18 -- Subsequent Events

(9) OTHER LONG-TERM LIABILITIES

     Other long-term liabilities consist of the following (in thousands):

                                                               1996     1995
                                                               ----     ----
Additional minimum pension liability (Note 10)..............  $2,796   $1,848
Deferred gain on sale of equipment..........................      --      108
Environmental liability (Note 15)...........................   1,322      289
Other.......................................................      32       --
                                                              ------   ------
                                                              $4,150   $2,245
                                                              ======   ======

(10) PENSION PLANS

     The Company has various retirement plans covering substantially all employees. The Company maintains five defined benefit pension plans covering certain full-time hourly and salaried employees. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the plans are generally determined on the basis of the employees' length of service and earnings. For all plans, the Company's funding policy is to make at least the minimum annual contributions required by Federal law and regulation.

     The components of net pension cost are as follows (in thousands):

                                                          1996      1995      1994
                                                          ----      ----      ----
Service costs -- benefits earned during the period....    $ 341    $   316    $ 108
Interest cost on projected benefit obligations........      939        873      505
Return on assets......................................     (818)    (1,001)    (108)
Net amortization and deferral.........................      141        450      (85)
                                                          -----    -------    -----
     Net pension cost.................................    $ 603    $   638    $ 420
                                                          =====    =======    =====

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

     The funded status of the defined benefit plans was as follows (in thousands):

                                                              1996                          1995
                                                   --------------------------    --------------------------
                                                     ASSETS       ACCUMULATED      ASSETS       ACCUMULATED
                                                     EXCEED        BENEFITS        EXCEED        BENEFITS
                                                   ACCUMULATED      EXCEED       ACCUMULATED      EXCEED
                                                    BENEFITS        ASSETS        BENEFITS        ASSETS
                                                   -----------    -----------    -----------    -----------
Actuarial present value of benefit obligations:
  Vested benefits..............................      $4,788         $ 8,543        $3,865         $ 6,231
  Nonvested benefits...........................          51              64           181             346
                                                     ------         -------        ------         -------
Accumulated benefit obligation.................       4,839           8,607         4,046           6,577
                                                     ======         =======        ======         =======
Projected benefit obligation...................       5,653           8,607         4,770           6,968
Market value of plan assets....................       5,901           5,165         5,181           4,438
Excess (deficiency) of assets over projected
  benefit obligation...........................         248          (3,442)          411          (2,530)
Unrecognized net loss..........................         455           1,759           330             674
Unrecognized prior service costs...............          --             785            --             879
Unrecognized net transition obligation.........          --             252            --             294
                                                     ------         -------        ------         -------
Prepaid (accrued) pension cost.................      $  703         $  (646)       $  741         $  (683)
                                                     ======         =======        ======         =======

     An additional liability of $2,796,000 and $1,848,000 related to certain plans has been included in other long-term liabilities at July 28, 1996 and July 30, 1995, respectively, to reflect the required minimum liability for unrecognized prior service costs. As a result of recording this additional liability the Company recorded a reduction to stockholders' equity of $1,488,000, at July 28, 1996 and $403,000 at July 30, 1995, respectively. In addition, an intangible asset in the amount of $1,038,000 and $1,173,000 has been included in other assets at July 28, 1996 and July 30, 1995, respectively, to reflect the allowable asset recognizable up to the amount of unrecognized prior service costs.

     The weighted-average assumed discount rate and rate of return on plan assets was 7.5% and 8% in 1996 and 1995, respectively. The expected rate of increase in compensation levels used was 4.5% for 1996 and 1995.

     Plan assets consist principally of cash and cash equivalents, listed common stocks, debentures, and fixed income securities.

     The Company has a defined contribution plan whereby eligible employees may contribute up to 10% of their salary, with a dollar-for-dollar match by the Company of up to 2% of an employee's salary. The Company recorded expense under this plan of $294,000, $286,000 and $220,000 for 1996, 1995 and 1994,
respectively.

     During fiscal year 1994 the Company and the Union agreed to temporarily freeze benefit accruals of the Bailey Hourly Pension Plan in consideration for providing an increasing schedule of benefit levels during the course of the bargaining agreement. The schedule of increasing benefit levels for years of service is as follows for retirements occurring on or after:

June 8, 1996................................................  $20.00
June 8, 1997................................................  $21.00
June 8, 1998................................................  $22.00

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

(11) INCOME TAXES

     Income tax expense (benefit) from operations consists of (in thousands):

                                                              CURRENT   DEFERRED    TOTAL
                                                              -------   --------    -----
Year ended July 28, 1996:
  U.S. Federal..............................................  $(2,324)  $(7,698)   $(10,022)
  State and local...........................................      278    (1,340)     (1,062)
                                                              -------   -------    --------
                                                              $(2,046)  $(9,038)   $(11,084)
                                                              =======   =======    ========
Year ended July 30, 1995:
  U.S. Federal..............................................  $   513   $(1,218)   $   (705)
  State and local...........................................      142      (215)        (73)
                                                              -------   -------    --------
                                                              $   655   $(1,433)   $   (778)
                                                              =======   =======    ========
Year ended July 31, 1994:
  U.S. Federal..............................................  $ 1,001   $   698    $  1,699
  State and local...........................................      355       153         508
                                                              -------   -------    --------
                                                              $ 1,356   $   851    $  2,207
                                                              =======   =======    ========

     The reconciliation between the U.S. Federal statutory rate and the Company's effective rate is:

                                                                     FISCAL YEARS ENDED
                                                              --------------------------------
                                                              JULY 30,    JULY 31,    JULY 31,
                                                                1996        1995        1994
                                                              --------    --------    --------
Statutory Federal income tax rate...........................    34.0%       34.0%       34.0%
State taxes (benefit), net..................................     5.9       (3.1)         6.9
Environmental settlement....................................                  --         2.1
Benefit of net operating loss carryback.....................   (7.5)
Other, net..................................................     3.6         2.1         1.4
                                                                ----        ----        ----
                                                                36.0%       33.0%       44.4%
                                                                ====        ====        ====

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at July 28, 1996 and July 30, 1995 are presented below (in thousands):

                                                              JULY 28,   JULY 31,
                                                                1996       1995
                                                              --------   --------
Deferred tax assets:
  Accounts receivable.......................................  $   543    $   450
  Inventories...............................................      647        414
  Accrued Expenses and Reserves.............................    8,612        979
  Minimum pension adjustment................................      271        271
  Alternative minimum tax credit carryforwards..............      764      1,329
  Net operating loss carryforwards..........................    2,860        160
  Environmental Liability...................................      520        106
                                                              -------    -------
     Total deferred tax assets..............................   14,217      3,709
                                                              -------    -------
Deferred tax liabilities:
  Property, plant and equipment.............................   (3,973)    (2,732)
  Deferred tooling, design and pre-production costs.........     (872)      (640)
  Other.....................................................      (62)       (65)
                                                              -------    -------
     Total deferred tax liabilities.........................   (4,907)    (3,437)
                                                              -------    -------
     Net deferred tax assets................................  $ 9,310    $   272
                                                              =======    =======

     The Company's net operating loss carryforwards totaled $8,500,496 at July 28, 1996 and will expire in the year 2011. Alternative minimum tax credit carryforwards totaled $763,827 and have no expiration date.

     Management believes the Company will obtain the full benefit of net operating loss carryforwards and other temporary differences recorded as deferred tax assets on the basis of its evaluation of the Company's anticipated profitability over the years that the temporary difference are expected to be tax deductions. Management believes that sufficient book and taxable income will be generated to realize the benefit of these assets. This assessment takes into account the acquisition by Venture Holdings Trust (see Note 18) and the Company's expected future earnings based on automotive supply contracts for parts to be produced beginning with the 1997 model year.

(12) STOCKHOLDERS' EQUITY

  Public Offering

     In September, 1993, the Company completed a public offering of 1,076,600 shares of its $.10 par value common stock. The net proceeds from the offering of $10,596,000 were used to reduce short-term borrowings, pay down certain long-term debt, retire the subordinated debentures payable to related parties, and to fund working capital requirements.

  Stockholder Rights Plan

     On September 28, 1995, the Board of Directors of the Company adopted a stockholder rights plan. Under the plan, the Company declared a dividend of one Right for each outstanding share of common stock, par value $.10 per share. The Rights will be issued to the holders of record of shares of Common Stock outstanding on September 28, 1995, and with respect to shares of Common Stock issued thereafter until the Distribution Date (as defined in the Rights Agreement) and, in certain circumstances, with respect to shares of Common Stock issued after the Distribution Date. Each Right, when it becomes exercisable as defined in the Rights Agreement , will entitle the registered holder to purchase from the Company one share of Common Stock at a price of $28. The description and terms of the Rights are set forth in a Rights Agreement dated as

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

of September 28, 1995 between the Company and State Street Bank and Trust Company, as Rights Agent. In connection with the purchase of Bailey by Venture Holdings Trust (Note 18) these rights were terminated.

  Common Stock Warrants

     In addition to warrants issued with subordinated debentures issued in June 1992, the Company, in connection with a financing agreement in 1988, issued a warrant to a lender to purchase 115,794 shares of common stock at $.0033 per share. The estimated value of this warrant at the time of issuance was $175,000, which was recorded as a liability. The warrant was subject to certain put and call provisions, which expired on June 30, 1992. Therefore the amount of the expired put option was transferred to additional paid-in capital in 1992. On August 5, 1993, 115,794 shares of common stock were issued pursuant to the exercise of these warrants. At July 30, 1995, 62,500 warrants remain outstanding relating to the subordinated debentures issued in June 1992 (Note 18).

  Stock Option Plans

     In April 1986, the Company adopted an incentive stock option plan ("the 1986 plan"). The Company has reserved 200,000 shares of common stock for distribution under the 1986 plan. Options to purchase common stock under the 1986 plan will be exercisable during a period not to exceed ten years from the date the options are granted with option prices of not less than 100% of the fair market value of the stock on the respective date of grant, or 110% of the fair market value if granted to persons owning more than 10% of the outstanding stock.

     On November 2, 1994, 10,000 options were granted under the 1986 plan at equivalent exercise prices and vesting periods as the non-qualified stock options.

     On November 2, 1994, the Company granted 293,000 non-qualified stock options to key employees at an exercise price equivalent to the fair market value on the date of grant ($7.18). Up to 25% of the options were exercisable effective on the grant date with all remaining options vesting ratably over three years. Subsequent to November 2, 1994, 55,000 options were cancelled as a result of termination of the employees' employment.

     In connection with a four-year employment agreement with an officer of a subsidiary, on June 26, 1992 the Company granted options to purchase 120,000 shares of the Company's common stock, exercisable for 30,000 shares immediately and an additional 30,000 shares on each anniversary of the employment agreement. The options are exercisable at $4.75 per share as determined by the agreement. In fiscal year 1994, 60,000 shares were exercised.

     During 1994 the Company granted two option agreements to two officers of the Corporation. The first agreement granted options to purchase 50,000 shares of the Company's common stock at $6.125 per share (market value on date of issuance), exercisable for 12,500 shares immediately and an additional 12,500 shares on each anniversary of the agreement. The second agreement granted options to purchase 100,000 shares of the Company's common stock at $11 per share (market value on date of issuance), exercisable for 25,000 shares immediately and an additional 25,000 shares on each anniversary of the agreement.

     Subsequent to year end in connection with the acquisition (Note 18), all options, both vested and non-vested, were rescinded. In exchange for the options, Venture Holdings Trust agreed to settle these obligations for approximately $5.1 million which represents the difference between the purchase price ($8.75 per share) and the option exercise price. This represents approximately 1.7 million option shares.

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

(13) MAJOR CUSTOMERS

     Sales to third parties are concentrated in a few major customers and consisted of the following percentages of the Company's total net sales:

                                                              1996   1995   1994
                                                              ----   ----   ----
Ford Motor Company..........................................   59%    57%    83%
General Motors Corporation..................................   24%    28%     5%
Freightliner Corporation....................................    2%     5%     5%
Other.......................................................   15%    10%     7%
                                                              ---    ---    ---
                                                              100%   100%   100%
                                                              ===    ===    ===

(14) RELATED PARTY TRANSACTIONS

     Certain nonemployee directors provided consulting services to the Company totaling $248,000, $288,000 and $298,000 in 1996, 1995, and 1994, respectively.

     Interest payments made to related parties on subordinated debentures which were retired in the first quarter of fiscal 1994 amounted to $15,000 in fiscal year 1994.

(15) COMMITMENTS AND CONTINGENCIES

     The Company is subject to a variety of legal proceedings, contractual obligations and environmental issues, arising out of the conduct of its business, which are pending or threatened.

  Environmental Costs

     The Company and its immediate predecessor, USM's Bailey Division, have been named as potentially responsible parties ("PRP") at the Resolve Superfund site and at the Solvents Recovery Services site. At both sites, the Company and all other PRP's are jointly and severally liable for all remediation costs under applicable environmental laws. The Company is pursuing indemnification from USM and/or USM's insurers for some of its costs associated with the remediation efforts at both sites.

     The Company also faces potential environmental liability relating to the Conneaut, Contour and Premix/EMS Acquisitions if the former owners cannot fulfill the environmental obligations relating to their ownership. For each acquisition the Company has been indemnified for environmental obligations arising prior to its ownership as part of the acquisition agreements. Additionally, part of the purchase consideration for the Conneaut Acquisition was escrowed and the right to offset debt issued by the Company in connection with the Contour and Premix/EMS Acquisitions exists to specifically cover environmental obligations of the former owners.

     The Company's policy is to accrue environmental costs of a non-capital nature when it is both probable that a liability has been incurred and the amount can be reasonably estimated. On-going costs of compliance with environmental laws are charged to expense when incurred. Where the estimate is a range and no amount within the range is a better estimate than any other amount, the Company accrues the minimum amount in the range. The reliability and precision of the environmental accruals are affected by numerous factors, such as different stages of site evaluation, the allocation of responsibility among PRP's and the assertion of additional claims. The Company adjusts its accruals as new remediation requirements are defined, as information becomes available permitting reasonable estimates to be made, and to reflect new and changing facts. At July 28, 1996, and July 30, 1995, the Company's environmental accruals totaled $1,322,000 and $289,000, respectively and related to its share of mandated payments as a PRP for remediation of the Resolve site. The Company believes it has identified and accrued for its material likely environmental exposures and that any

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

additional liability relating to identified sites is immaterial to its liquidity, financial position and results of operations and liquidity.

     During fiscal 1995 and 1994, the Company paid approximately $33,000 and $370,000, respectively, for mandated payments as a PRP for remediation of the Resolve site which was charged against previously accrued liabilities. Additionally, in May 1994, the Company settled alleged waste handling violations through payment of a $300,000 fine. The settlement resolved all claims by the state of New Hampshire arising out of a 1990 review.

  Litigation

     In June 1994, the Company was served with a summons and complaint with respect to a purported class action suit brought in the United States District Court for the District of New Hampshire. The complaint alleged that the Company violated Rule 10b-5 of the Securities Exchange Act of 1934 by a purported dissemination of misleading information as to its financial position in connection with the purchase and sale of its securities. The Company was successful in having the complaint dismissed, and second amended complaint dismissed with prejudice. The plaintiff subsequently appealed this decision to the First Circuit Court of Appeals. Subsequent to year end, the Appeals Court affirmed the District Court dismissal. Although an appeal to the U.S. Supreme Court is possible, legal counsel believes it is unlikely given the nature of the case. If the plaintiff is successful, Bailey intends to vigorously assert defenses which it believes to be meritorious.

     The Company is also involved in other litigation arising in the normal course of business. Management does not believe that such litigation will have a material impact on its financial position or results of operations or liquidity.

  Development Joint Venture

     The Company has entered into a joint venture for the development of certain non-automotive plastic products. The joint venture, a limited liability company named Rail Pak, LLC (the Venture), is 60% owned by the Company and 40% by an unrelated third party corporation. Under the agreement, the Company has committed to providing limited technical support and to funding initial product development up to $300,000 (Phase I) and at the option of the Company, at its sole discretion, may either elect to continue funding for production (Phase II) or may surrender its interests in the venture with no remaining liability. During the fiscal year ended July 30, 1995, the Company funded the venture in the cash amount of $240,000 and is committed to an additional $60,000 of funding to the Venture for Phase I. Due to the uncertainty of continuation of the Venture on the part of the Company, Phase I costs are expensed as engineering costs in the Company's financial accounts. In the event that the Company elects to proceed with funding Phase II (the production phase), the accounts of the Venture will be included in the Company's consolidated financial statements.

  Nonemployee Directors' Retirement Agreements

     In October 1994, four nonemployee directors rescinded existing agreements issued during fiscal 1994 in exchange for new retirement agreements, the terms of which were under negotiation. The new agreements are expected to provide a maximum benefit of $60,000 per year for five years after retirement from the board, plus lifetime participation in the Company's healthcare plan. On June 5, 1996 the directors entered into non-compete agreements, which will take effect upon their termination of services. The agreements provide $60,000 per year for five years and other fringe benefits.

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

  Leases

     The Company leases certain office facilities, machinery and equipment and automobiles under operating leases with unexpired terms ranging from one to four years. Payments due under operating leases over the next five years are as follows for the fiscal years ending (in thousands):

July 28, 1997...............................................    $484
July 27, 1998...............................................     155
July 26, 1999...............................................      62
July 25, 2000...............................................      22
                                                                ----
                                                                $723
                                                                ====

     Rent expense under operating leases was $1,335,000, $911,000 and $589,000 for the fiscal years ended 1996, 1995 and 1994, respectively.

  Letters of Credit

     At July 28, 1996 and July 30, 1995, the Company was contingently liable for $2,300,000 and $1,096,000 related to letters of credit outstanding which guarantee various trade activities.

(16) SUPPLEMENTAL CASH FLOW INFORMATION

     Selected cash payments and noncash activities were as follows:

                                                               1996     1995     1994
                                                               ----     ----     ----
                                                                   (IN THOUSANDS)
Cash paid for:
  Interest..................................................  $4,738   $3,061   $ 1,716
  Income taxes..............................................      55    1,206     2,680
Net assets acquired through issuance of debt in the
  Premix/EMS Acquisition (Notes 2 and 8)....................      --       --    16,480
Minimum pension liability charge to equity (Note 10)........   1,085       97       306
Gain on debt extinguishment (Note 8)........................      --       --       165
Tax benefit from exercise of stock options..................      --      193       105
Assets acquired under capitalized leases....................     809    1,469       212

                      BAILEY CORPORATION AND SUBSIDIARIES
            Notes to Consolidated Financial Statements -- Continued

(17) QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                 FIRST    SECOND     THIRD    FOURTH
                                                QUARTER   QUARTER   QUARTER   QUARTER     YEAR
                                                -------   -------   -------   -------     ----
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
1995
Net sales.....................................  $45,177   $41,057   $47,729   $34,265   $168,228
Gross profit (loss)...........................    6,740     5,479     5,798    (1,203)    16,814
Operating income (loss).......................    3,355     1,777     1,964    (5,582)     1,514
Net income (loss).............................    1,473       522       588    (4,162)    (1,579)
Net income (loss) per share -- primary........     $.27      $.10      $.11     $(.77)     $(.29)
Net income (loss) per share -- fully
  diluted.....................................     $.25      $.10      $.11     $(.77)     $(.29)
1994
Net sales.....................................   26,903    26,653    30,677    24,080    108,313
Gross profit (loss)...........................    4,058     3,958     4,834     3,084     15,934
Operating income (loss).......................    2,076     1,853     2,098       594      6,621
Net income (loss).............................      940       867       894        65      2,766
Net income (loss) per share -- primary(1).....     $.19      $.16      $.16      $.01       $.52
Net income (loss) per share -- fully
  diluted.....................................     $.18      $.16      $.16      $.01       $.52

------------
(1) Note: Due to rounding, the sum of quarterly figures do not equal full year net income per share

(18) SUBSEQUENT EVENTS

     On August 26, 1996 all of the Company's stock was acquired by Venture Holdings Trust, a privately held company, for an aggregate purchase price of $57 million. The purchase price reflects a per share price of $8.75 for each of the outstanding shares of the Company including all of the outstanding options and warrants. As a result of the acquisition, the Company is no longer required to publicly file its financial statements with the Securities and Exchange Commission. In connection with the acquisition, the following debt was refinanced:

Revolving Credit Facility...................................    $18,024
Capital Leases..............................................      1,534
9% Convertible Subordinated notes...........................      1,250
Term note payable to bank...................................      6,467
Fixed asset note............................................      5,047
Secured promissory note.....................................      7,667
8% convertible debenture....................................      9,000
Fixed Maturity carve out note...............................      4,000
                                                                -------
                                                                $52,989
                                                                =======

        UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME AND OPERATIONS

     The following unaudited pro forma condensed consolidated statement of income and operating data of the Company, for the year ended December 31, 1996, gives effect to the acquisition of Bailey as if it occurred on January 1, 1996. The unaudited pro forma condensed consolidated financial information does not purport to represent what the Company's results of operations would actually have been had the acquisition of Bailey occurred on the date indicated above or to project the Company's results of operations for any future date or period. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and with the historical financial statements of the Company and the financial statement of Bailey, including, in each case, the notes thereto, and the information set forth in "Summary Financial and Operating Data," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all included elsewhere herein.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENT OF INCOME AND OPERATING DATA
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                                                      UNAUDITED
                                           BAILEY CORPORATION     VENTURE HOLDINGS     PRO FORMA      PRO FORMA
                                           AND SUBSIDIARIES(1)        TRUST(2)        ADJUSTMENTS       TOTAL
                                           -------------------    ----------------    -----------     ---------
Net Sales..............................         $119,341              $351,777          $     0       $471,118
Cost of Sales..........................          112,273               302,940           (8,607)A      406,129
                                                                                           (477)B
Gross Profit...........................            7,068                48,837            9,084         64,989
Selling & Administrative...............           10,240                26,588             (474)A       38,784
                                                                                          1,148C
                                                                                          1,428D
                                                                                            786E
                                                                                           (932)F
Payments to Beneficiaries..............                0                   666                0            666
Income from Operations.................           (3,172)               21,583            7,128         25,539
Interest Expense.......................            3,048                19,248            4,130G        26,426
Income before Extraordinary Loss.......           (6,220)                2,335            2,998           (887)
Extraordinary Loss.....................                0                 2,738                0          2,738
Income After Extraordinary Loss........           (6,220)                 (403)           2,998         (3,625)
Income Taxes...........................           (1,759)                  336            1,200H          (223)
Net Income.............................         $ (4,461)             $   (739)         $ 1,798       $ (3,402)

Other Financial Data:
Depreciation & Amortization............            4,595                22,628            3,362         30,585
EBITDA.................................            1,423                44,877           10,490         56,790


---------------
(1) Financial information presented includes Bailey Corporation and Subsidiaries for the period from January 1, 1996 through August 25, 1996.

(2) Financial information presented includes Venture Holding Trust for the twelve months ended December 31, 1996 and Bailey Corporation and Subsidiaries for the period from August 26, 1996 through December 31, 1996.

A The pro forma adjustment represents the savings related to headcount reductions subsequent to the acquisition of Bailey Corporation and Subsidiaries of approximately 300 employees, that resulted from the consolidation of certain functions. The majority of the headcount reductions occurred in November 1996.

B The pro forma adjustment represents volume pricing discounts related to combining the individual entities procurement of raw materials with respect to an existing supplier.

C The pro forma adjustment represents the amortization of the goodwill that resulted from the Bailey Corporation and Subsidiaries acquisition over a thirty year period, net of amortization previously recognized on goodwill related to Bailey Corporation and Subsidiaries (pre-acquisition) from 1/1/96 to 8/25/96.

D The pro forma adjustment represents the depreciation expense related to the revaluation of acquired fixed assets. The write-up of machinery and equipment is depreciated over a range of 5 to 20 years and the write-up of buildings is depreciated over a range of 10 to 40 years.

E The pro forma adjustment represents the amortization of transaction and financing costs resulting from the acquisition over the term of the additional debt, net of amortization previously recognized on deferred financing costs related to Bailey Corporation and Subsidiaries (pre-acquisition) from 1/1/96 to 8/25/96.

F The pro forma adjustment represents the elimination of redundant general and administrative expenses.

G The pro forma adjustment represents the incremental interest expense necessary to reflect the total interest expense on the outstanding debt of the combined entity.

H The pro forma adjustment represents the income tax effect of pro forma adjustments A thru G at the applicable statutory rates of approximately 40%.

======================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                          PAGE
                                          ----
Summary.................................    1
Risk Factors............................   14
Exchange Offer..........................   21
Use of Proceeds.........................   28
Capitalization..........................   28
Selected Consolidated Financial Data....   29
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................   31
Business................................   37
Management..............................   52
Stock Ownership.........................   55
Certain Transactions....................   55
The Trust...............................   59
Description of Certain Indebtedness.....   60
Description of Notes....................   62
Certain Federal Income Tax
  Considerations........................   90
Plan of Distribution....................   93
Legal Matters...........................   94
Experts.................................   94
Index to Consolidated Financial
  Statements............................  F-1
Unaudited Pro Forma Condensed Statement
  of Income and Operations..............  P-1


     Until           , 1997 (40 days after the date of this Prospectus) all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

======================================================
======================================================
                                  $205,000,000

                                  VENTURE LOGO
                             VENTURE HOLDINGS TRUST

                             SERIES B 9 1/2% SENIOR
                                 NOTES DUE 2005
                         ------------------------------

                                   PROSPECTUS
                                        , 1997
                         ------------------------------

======================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) Exhibits


 3.1    **   Restated Articles of Incorporation of Vemco, Inc.
 3.2    **   Restated Articles of Incorporation of Venture Industries
             Corporation
 3.3    **   Restated Articles of Incorporation of Venture Mold &
             Engineering Corporation
 3.4    **   Restated Articles of Incorporation of Venture Leasing
             Company
 3.5    **   Restated Articles of Incorporation of Vemco Leasing, Inc.
 3.6    **   Restated Articles of Incorporation of Venture Holdings
             Corporation
 3.7    **   Restated Articles of Incorporation of Venture Service
             Company
 3.8    ***  Bylaws of Vemco, Inc. filed as Exhibit 3.9 to the
             Registrants' Registration Statement on Form S-1, effective
             February 8, 1994 and incorporated herein by reference.
 3.9    ***  Bylaws of Venture Industries Corporation filed as Exhibit
             3.10 to the Registrants' Registration Statement on Form S-1,
             effective February 8, 1994 and incorporated herein by
             reference.
 3.10   ***  Bylaws of Venture Mold & Engineering Corporation filed as
             Exhibit 3.11 to the Registrants' Registration Statement on
             Form S-1, effective February 8, 1994 and incorporated herein by reference.
 3.11   ***  Bylaws of Venture Leasing Company filed as Exhibit 3.12 to the Registrants' Registration Statement on Form S-1,
             effective February 8, 1994 and incorporated herein by
             reference.
 3.12   ***  Bylaws of Vemco Leasing, Inc. filed as Exhibit 3.13 to the
             Registrants' Registration Statement on Form S-1, effective
             February 8, 1994 and incorporated herein by reference.
 3.13   ***  Bylaws of Venture Holdings Corporation filed as Exhibit 3.14 to the Registrants' Registration Statement on Form S-1,
             effective February 8, 1994 and incorporated herein by
             reference.
 3.14   ***  Bylaws of Venture Service Company filed as Exhibit 3.15 to the Registrants' Registration Statement on Form S-1,
             effective February 8, 1994 and incorporated herein by
             reference.
 4.1    ***  Indenture for 9 1/2% Senior Notes due 2005 (including form of Notes)
 4.2    ***  Indenture for 9 3/4% Senior Subordinated Notes due 2004
             (including form of Notes) filed as Exhibit 4.1 to the
             Registrants' Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by
             reference.
 4.2.1  ***  First Supplemental Indenture, dated August 8, 1996, to the
             Indenture filed as Exhibit 4.2.
 4.2.2  ***  Supplemental Indenture of Vemco Acquisition Corp., as
             Supplemental Guarantor, to the Indenture filed as Exhibit
             4.2.
 4.2.3  ***  Supplemental Indenture of Venture Grand Rapids L.L.C., as
             Supplemental Guarantor, to the Indenture filed as Exhibit
             4.2.
 4.2.4  ***  Supplemental Indenture of Venture Western Michigan Ltd., as
             Supplemental Guarantor, to the Indenture filed as Exhibit
             4.2.
 4.2.5  ***  Supplemental Indenture of Bailey Corporation as Supplemental
             Guarantor, to the Indenture filed as Exhibit 4.2.
 4.2.6  ***  Supplemental Indenture of Bailey Manufacturing Corporation,
             as Supplemental Guarantor, to the Indenture filed as Exhibit
             4.2.
 4.2.7  ***  Supplemental Indenture of Bailey Transportation Products,
             Inc., as Supplemental Guarantor, to the Indenture filed as
             Exhibit 4.2.

 4.3    ***  Registrant Rights Agreement, dated as of July 9, 1997 among
             Venture Holdings Trust, Vemco, Inc., Venture Industries Corporation, Venture Holdings Corporation Inc., Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company, as Issuers, and First Chicago Capital Markets, Inc., as Initial Purchaser.
 5.1    ***  Opinion of Dykema Gossett PLLC
10.1    ***  Amended and Restated Venture Holdings Trust effective as of
             February 16, 1994.
10.2    ***  Amended and Restated Credit Agreement dated as of July 9,
             1997 among Venture Holdings Trust, certain Borrowing Subsidiaries (as defined therein), the Lenders party thereto and NBD Bank, as Agent.
10.3    ***  Corporate Opportunity Agreement, dated February 16, 1994, by and between Larry J. Winget and Comerica Bank, as Indenture
             Trustee.
10.3.1  ***  Agreement dated July 9, 1997 by Larry J. Winget to be bound by the terms of the Corporate Opportunity Agreement, filed as Exhibit 10.3, for the benefit of the holders of the Issuers' 9 1/2% Senior Notes due 2005.
10.4    ***  Service Agreement dated as of January 1, 1992 by and between
             Venture Industries Corporation, Vemco, Inc., Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Deluxe Pattern Corporation, Venture Automotive Corp., Venture Sales & Engineering Corp. and Venture Service Company filed as Exhibit 10.11 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.5    ***  Lease dated as of November 1, 1990 by and among Venture
             Industries Corporation, Venture Technical Development Company, Venture Mold & Engineering Corporation, Vemco, Inc., Deluxe Pattern Company, Venture Automotive Corp., Larry J. Winget and Alicia Winget (Acropolis Resort) filed as Exhibit 10.14 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.6    ***  Real Estate Lease Agreement dated December 7, 1988 by and between Harper Properties of Clinton Township Limited Partnership and Venture Industries Corporation (Harper Lease) filed as Exhibit 10.15 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.6.1  ***  First amendment to Real Estate Lease Agreement dated
             December 30, 1993 by and between Harper Properties of Clinton Township Limited Partnership and Venture Industries Corporation (Harper Lease) filed as Exhibit 10.15.1 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.7    ***  Machinery and Equipment Lease Agreement dated as of December
             7, 1988 by and between Realven Corporation and Venture Industries Corporation (Realven Lease) filed as Exhibit
             10.16 to the Registrants Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.7.1  ***  First amendment to Machinery and Equipment Lease Agreement dated December 30, 1993 by and between Realven Corporation and Venture Industries Corporation (Realven Lease) filed as
             Exhibit 10.16.1 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.8    ***  Real Estate Lease Agreement dated as of January 27, 1989 by and between Venture Real Estate, Inc. and Venture Mold & Engineering Corporation (Commerce Road facility) filed as
             Exhibit 10.17 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.9    ***  Real Estate Lease Agreement dated as of August 1, 1992 by and between Venture Real Estate, Inc. and Venture Industries Corporation (17400 Malyn) filed as Exhibit 10.18 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.

10.10   ***  Real Estate Lease Agreement dated as of August 1, 1992 by and between Venture Real Estate, Inc. and Venture Industries Corporation (17350 Malyn)filed as Exhibit 10.19 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.11   ***  Farm and Country Real Estate Company and Vemco, Inc. Real
             Estate Availability and Usage Agreement dated April 24, 1992 filed as Exhibit 10.20 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.12   ***  Sales Representation Agreement by and between Vemco, Inc.
             and Venture Sales & Engineering Corporation filed as Exhibit
             10.21 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.12.1 ***  Sales Representation Agreement by and between Venture
             Industries Corporation and Venture Sales & Engineering Corporation filed as Exhibit 10.21.1 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.13   ***  Manufacturing Agreement by and between Venture Automotive
             Corp. and Vemco, Inc. filed as Exhibit 10.22 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.14   ***  Machinery Usage Agreements between Larry J. Winget Living
             Trust and Venture Industries Corporation filed as Exhibit
             10.23 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.14.1 ***  Machinery Usage Agreement between Larry J. Winget Living
             Trust and Vemco, Inc. filed as Exhibit 10.23.1 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.15   ***  Machinery Usage Agreement between Deluxe Pattern Corporation and Venture Mold & Engineering filed as Exhibit 10.24 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.16   ***  Form of Machinery and Equipment Lease Agreement between
             Venture Industries Corporation and Nova Industries, Inc. filed as Exhibit 10.25 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.17   ***  Form of Machinery and Equipment Lease Agreement between
             Venture Industries Corporation and Nova Industries, Inc. filed as Exhibit 10.26 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.18   ***  Indemnification Agreement between the Company and Larry J.
             Winget filed as Exhibit 10.25 to the Registrants' Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference.
10.19   ***  Indemnification Agreement between the Company and Michael G.
             Torakis filed as Exhibit 10.26 to the Registrants' Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference.
10.20   ***  Indemnification Agreement between the Company and A. James
             Schutz filed as Exhibit 10.27 to the Registrants' Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference.
10.21   ***  Indemnity Agreement between Venture Holdings Trust and
             Stephen M. Cheifetz filed as Exhibit 10.31 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.22   ***  Insurance Policies issued by Pompo Insurance & Indemnity
             Company Ltd. to the Registrants and affiliated companies filed as Exhibit 10.32 to the Registrants' Registration Statement on Form S-1, effective February.
10.23   ***  Real Estate Usage Agreement between Venture Real Estate
             Acquisition Company and Venture Industries Corporation dated February 15, 1995.

10.24   ***  Machinery Usage Agreement between Venture Equipment
             Acquisition Company and Venture Industries Corporation dated
             February 15, 1995.
10.25   ***  Lease between the Director of Development of the State of
             Ohio and Bailey Transportation Products, Inc. dated as of
             July 1, 1992 (Ohio Enterprise Bond Fund Program).
10.26   ***  Loan Agreement between the Director of Development of the
             State of Ohio and Bailey Transportation Products, Inc. dated as of July 29, 1992.
10.27   **   Agreement of Venture Industries Corporation and Affiliates
             to Lease and Sublease the Operating Assets of AutoStyle
             Plastics, Inc., dated June 2, 1996.
10.27.1 ***  Assignment of the AutoStyle Lease Agreement, filed as
             Exhibit 10.27, to Venture Holdings Trust, dated September 1,
             1996.
10.27.2 ***  Assignment of the AutoStyle Lease Agreement, filed as
             Exhibit 10.27, from Venture Holdings Trust to Venture
             Western Michigan, Ltd., dated September 1, 1996.
10.28   ***  Guaranty, by Venture Industries Corporation and its
             affiliated companies, of up to $3.5 million of obligations of Atlantic Automotive Components, L.L.C., dated July 1,
             1996.
10.29   ***  Venture Industries Group Participation Agreement between
             Venture Industries Corporation and Venture Asia Pacific Pty
             Ltd.
10.30   ***  License Agreement as to Proprietary Technologies and
             Processes, dated July 2, 1997, between Larry J. Winget and
             Venture Industries Corporation, Vemco, Inc., Venture Mold &
             Engineering Corporation, Venture Industries Canada Ltd.,
             Vemco Leasing, Inc., Venture Leasing Company,Venture Service
             Company, Venture Holdings Corporation and Venture Holdings
             Trust
10.31   ***  License Agreement as to Patents, dated July 2, 1997, between
             Larry J. Winget and Venture Industries Corporation, Vemco,
             Inc., Venture Mold & Engineering Corporation, Venture
             Industries Canada Ltd., Vemco Leasing, Inc., Venture Leasing
             Company, Venture Service Company, Venture Holdings
             Corporation and Venture Holdings Trust
12.1    **   Statement re Computation of Ratios
21.1    ***  Subsidiaries of the Registrants
23.1    **   Consent of Deloitte & Touche LLP
23.2    ***  Consent of Dykema Gossett PLLC (contained in their opinion filed as Exhibit 5.1)
23.3    **   Consent of KPMG Peat Marwick LLP
24.1    ***  Power of Attorney (included on signature page to this
             Registration Statement)
25.1    ***  Statement of Eligibility of Trustee
27.1    ***  Financial Data Schedule
99.1    ***  Form of Letter of Transmittal
99.2    ***  Form of Notice of Guaranteed Delivery
99.3    ***  Form of Letter to Registered Holders and Depository Trust
             Company Participants
99.4    ***  Form of Letter to Clients
99.5    ***  Form of Instruction to Registered Holder and/or Book Entry
             Transfer Participants from Beneficial Owner


------------

**  Filed herewith.


*** Previously filed.


(b) Financial Statement Schedules



     Schedule II -- Valuation and Qualifying Accounts

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on October 15, 1997.


                                          VENTURE HOLDINGS TRUST


                                          By:        JAMES E. BUTLER, JR.


                                            ------------------------------------

                                                    James E. Butler, Jr.


                                                  Executive Vice President


                                              VEMCO, INC., VENTURE INDUSTRIES
                                              CORPORATION, VENTURE MOLD &
                                              ENGINEERING CORPORATION, VENTURE
                                              LEASING COMPANY, VEMCO LEASING,
                                              INC., VENTURE SERVICE COMPANY AND
                                              VENTURE HOLDINGS CORPORATION


                                          By:        JAMES E. BUTLER, JR.


                                            ------------------------------------

                                                    James E. Butler, Jr.


                                                  Executive Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 15, 1997 in Detroit, Michigan.



                   SIGNATURES                                              TITLE
                   ----------                                              -----

                       *                            Principal Executive Officer and director of each
------------------------------------------------    registrant
                Larry J. Winget

                       *                            Principal Financial Officer, and director of each
------------------------------------------------    registrant
               Michael G. Torakis

                       *                            Director of each registrant
------------------------------------------------
                A. James Schutz

            /s/ JAMES E. BUTLER, JR.                Principal Accounting Officer and Director of
------------------------------------------------    Venture Holdings Corporation
              James E. Butler, Jr.

            *By James E. Butler, Jr.
                Attorney-in-fact

                             VENTURE HOLDINGS TRUST

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS


              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



           COLUMN A               COLUMN B       COLUMN C -- ADDITIONS       COLUMN D            COLUMN E
           --------              ----------   ---------------------------   -----------         ----------
                                 BALANCE AT   CHARGED TO     CHARGED TO                         BALANCE AT
ALLOWANCE FOR DOUBTFUL ACCOUNTS  BEGINNING    COSTS AND    OTHER ACCOUNTS   DEDUCTIONS            END OF
FOR THE YEAR ENDED DECEMBER 31,   OF YEAR      EXPENSES       DESCRIBE       DESCRIBE              YEAR
-------------------------------  ----------   ----------   --------------   ----------          ----------

1996...........................  $1,678,623   $3,175,707         $--        $(2,073,175)(1)     $2,781,155
1995...........................   1,826,288      521,584         --            (669,249)(1)      1,678,623
1994...........................     935,388    1,262,781         --            (371,881)(1)      1,826,288


------------

(1) Write-offs to accounts receivable.

                                 EXHIBIT INDEX

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------


 3.1    **   Restated Articles of Incorporation of Vemco, Inc.
 3.2    **   Restated Articles of Incorporation of Venture Industries
             Corporation
 3.3    **   Restated Articles of Incorporation of Venture Mold &
             Engineering Corporation
 3.4    **   Restated Articles of Incorporation of Venture Leasing
             Company
 3.5    **   Restated Articles of Incorporation of Vemco Leasing, Inc.
 3.6    **   Restated Articles of Incorporation of Venture Holdings
             Corporation
 3.7    **   Restated Articles of Incorporation of Venture Service
             Company
 3.8    ***  Bylaws of Vemco, Inc. filed as Exhibit 3.9 to the
             Registrants' Registration Statement on Form S-1, effective
             February 8, 1994 and incorporated herein by reference.
 3.9    ***  Bylaws of Venture Industries Corporation filed as Exhibit
             3.10 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
 3.10   ***  Bylaws of Venture Mold & Engineering Corporation filed as
             Exhibit 3.11 to the Registrants' Registration Statement on
             Form S-1, effective February 8, 1994 and incorporated herein by reference.
 3.11   ***  Bylaws of Venture Leasing Company filed as Exhibit 3.12 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
 3.12   ***  Bylaws of Vemco Leasing, Inc. filed as Exhibit 3.13 to the
             Registrants' Registration Statement on Form S-1, effective
             February 8, 1994 and incorporated herein by reference.
 3.13   ***  Bylaws of Venture Holdings Corporation filed as Exhibit 3.14 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
 3.14   ***  Bylaws of Venture Service Company filed as Exhibit 3.15 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
 4.1    ***  Indenture for 9 1/2% Senior Notes due 2005 (including form of Notes)
 4.2    ***  Indenture for 9 3/4% Senior Subordinated Notes due 2004
             (including form of Notes) filed as Exhibit 4.1 to the Registrants' Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference.
 4.2.1  ***  First Supplemental Indenture, dated August 8, 1996, to the
             Indenture filed as Exhibit 4.2.
 4.2.2  ***  Supplemental Indenture of Vemco Acquisition Corp., as
             Supplemental Guarantor, to the Indenture filed as Exhibit
             4.2.
 4.2.3  ***  Supplemental Indenture of Venture Grand Rapids L.L.C., as
             Supplemental Guarantor, to the Indenture filed as Exhibit
             4.2.
 4.2.4  ***  Supplemental Indenture of Venture Western Michigan Ltd., as
             Supplemental Guarantor, to the Indenture filed as Exhibit
             4.2.
 4.2.5  ***  Supplemental Indenture of Bailey Corporation as Supplemental
             Guarantor, to the Indenture filed as Exhibit 4.2.
 4.2.6  ***  Supplemental Indenture of Bailey Manufacturing Corporation,
             as Supplemental Guarantor, to the Indenture filed as Exhibit
             4.2.
 4.2.7  ***  Supplemental Indenture of Bailey Transportation Products,
             Inc., as Supplemental Guarantor, to the Indenture filed as
             Exhibit 4.2.
 4.3    ***  Registrant Rights Agreement, dated as of July 9, 1997 among
             Venture Holdings Trust, Vemco, Inc., Venture Industries
             Corporation, Venture Holdings Corporation Inc., Venture
             Leasing Company, Venture Mold & Engineering Corporation and
             Venture Service Company, as Issuers, and First Chicago
             Capital Markets, Inc., as Initial Purchaser.

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EXHIBIT NO.                          DESCRIPTION
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 5.1    ***  Opinion of Dykema Gossett PLLC
10.1    ***  Amended and Restated Venture Holdings Trust effective as of
             February 16, 1994.
10.2    ***  Amended and Restated Credit Agreement dated as of July 9,
             1997 among Venture Holdings Trust, certain Borrowing Subsidiaries (as defined therein), the Lenders party thereto and NBD Bank, as Agent.
10.3    ***  Corporate Opportunity Agreement, dated February 16, 1994, by and between Larry J. Winget and Comerica Bank, as Indenture
             Trustee.
10.3.1  ***  Agreement dated July 9, 1997 by Larry J. Winget to be bound by the terms of the Corporate Opportunity Agreement, filed as Exhibit 10.3, for the benefit of the holders of the Issuers' 9 1/2% Senior Notes due 2005.
10.4    ***  Service Agreement dated as of January 1, 1992 by and between
             Venture Industries Corporation, Vemco, Inc., Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Deluxe Pattern Corporation, Venture Automotive Corp., Venture Sales & Engineering Corp. and Venture Service Company filed as Exhibit 10.11 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.5    ***  Lease dated as of November 1, 1990 by and among Venture
             Industries Corporation, Venture Technical Development Company, Venture Mold & Engineering Corporation, Vemco, Inc., Deluxe Pattern Company, Venture Automotive Corp., Larry J. Winget and Alicia Winget (Acropolis Resort) filed as Exhibit 10.14 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.6    ***  Real Estate Lease Agreement dated December 7, 1988 by and between Harper Properties of Clinton Township Limited Partnership and Venture Industries Corporation (Harper Lease) filed as Exhibit 10.15 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.6.1  ***  First amendment to Real Estate Lease Agreement dated
             December 30, 1993 by and between Harper Properties of Clinton Township Limited Partnership and Venture Industries Corporation (Harper Lease) filed as Exhibit 10.15.1 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.7    ***  Machinery and Equipment Lease Agreement dated as of December
             7, 1988 by and between Realven Corporation and Venture Industries Corporation (Realven Lease) filed as Exhibit
             10.16 to the Registrants Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.7.1  ***  First amendment to Machinery and Equipment Lease Agreement dated December 30, 1993 by and between Realven Corporation and Venture Industries Corporation (Realven Lease) filed as
             Exhibit 10.16.1 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.8    ***  Real Estate Lease Agreement dated as of January 27, 1989 by and between Venture Real Estate, Inc. and Venture Mold & Engineering Corporation (Commerce Road facility) filed as
             Exhibit 10.17 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.9    ***  Real Estate Lease Agreement dated as of August 1, 1992 by and between Venture Real Estate, Inc. and Venture Industries Corporation (17400 Malyn) filed as Exhibit 10.18 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
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

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EXHIBIT NO.                          DESCRIPTION
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
10.10   ***  Real Estate Lease Agreement dated as of August 1, 1992 by and between Venture Real Estate, Inc. and Venture Industries Corporation (17350 Malyn)filed as Exhibit 10.19 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.11   ***  Farm and Country Real Estate Company and Vemco, Inc. Real
             Estate Availability and Usage Agreement dated April 24, 1992 filed as Exhibit 10.20 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.12   ***  Sales Representation Agreement by and between Vemco, Inc.
             and Venture Sales & Engineering Corporation filed as Exhibit
             10.21 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.12.1 ***  Sales Representation Agreement by and between Venture
             Industries Corporation and Venture Sales & Engineering Corporation filed as Exhibit 10.21.1 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.13   ***  Manufacturing Agreement by and between Venture Automotive
             Corp. and Vemco, Inc. filed as Exhibit 10.22 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.14   ***  Machinery Usage Agreements between Larry J. Winget Living
             Trust and Venture Industries Corporation filed as Exhibit
             10.23 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.14.1 ***  Machinery Usage Agreement between Larry J. Winget Living
             Trust and Vemco, Inc. filed as Exhibit 10.23.1 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.15   ***  Machinery Usage Agreement between Deluxe Pattern Corporation and Venture Mold & Engineering filed as Exhibit 10.24 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.16   ***  Form of Machinery and Equipment Lease Agreement between
             Venture Industries Corporation and Nova Industries, Inc. filed as Exhibit 10.25 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.17   ***  Form of Machinery and Equipment Lease Agreement between
             Venture Industries Corporation and Nova Industries, Inc. filed as Exhibit 10.26 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.18   ***  Indemnification Agreement between the Company and Larry J.
             Winget filed as Exhibit 10.25 to the Registrants' Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference.
10.19   ***  Indemnification Agreement between the Company and Michael G.
             Torakis filed as Exhibit 10.26 to the Registrants' Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference.
10.20   ***  Indemnification Agreement between the Company and A. James
             Schutz filed as Exhibit 10.27 to the Registrants' Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference.
10.21   ***  Indemnity Agreement between Venture Holdings Trust and
             Stephen M. Cheifetz filed as Exhibit 10.31 to the Registrants' Registration Statement on Form S-1, effective February 8, 1994 and incorporated herein by reference.
10.22   ***  Insurance Policies issued by Pompo Insurance & Indemnity
             Company Ltd. to the Registrants and affiliated companies filed as Exhibit 10.32 to the Registrants' Registration Statement on Form S-1, effective February.
10.23   ***  Real Estate Usage Agreement between Venture Real Estate
             Acquisition Company and Venture Industries Corporation dated February 15, 1995.
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

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
EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
10.24   ***  Machinery Usage Agreement between Venture Equipment
             Acquisition Company and Venture Industries Corporation dated
             February 15, 1995.
10.25   ***  Lease between the Director of Development of the State of
             Ohio and Bailey Transportation Products, Inc. dated as of
             July 1, 1992 (Ohio Enterprise Bond Fund Program).
10.26   ***  Loan Agreement between the Director of Development of the
             State of Ohio and Bailey Transportation Products, Inc. dated as of July 29, 1992.
10.27   **   Agreement of Venture Industries Corporation and Affiliates
             to Lease and Sublease the Operating Assets of AutoStyle
             Plastics, Inc., dated June 2, 1996.
10.27.1 ***  Assignment of the AutoStyle Lease Agreement, filed as
             Exhibit 10.27, to Venture Holdings Trust, dated September 1,
             1996.
10.27.2 ***  Assignment of the AutoStyle Lease Agreement, filed as
             Exhibit 10.27, from Venture Holdings Trust to Venture
             Western Michigan, Ltd., dated September 1, 1996.
10.28   ***  Guaranty, by Venture Industries Corporation and its
             affiliated companies, of up to $3.5 million of obligations of Atlantic Automotive Components, L.L.C., dated July 1,
             1996.
10.29   ***  Venture Industries Group Participation Agreement between
             Venture Industries Corporation and Venture Asia Pacific Pty
             Ltd.
10.30   ***  License Agreement as to Proprietary Technologies and
             Processes, dated July 2, 1997, between Larry J. Winget and
             Venture Industries Corporation, Vemco, Inc., Venture Mold &
             Engineering Corporation, Venture Industries Canada Ltd.,
             Vemco Leasing, Inc., Venture Leasing Company,Venture Service
             Company, Venture Holdings Corporation and Venture Holdings
             Trust
10.31   ***  License Agreement as to Patents, dated July 2, 1997, between
             Larry J. Winget and Venture Industries Corporation, Vemco,
             Inc., Venture Mold & Engineering Corporation, Venture
             Industries Canada Ltd., Vemco Leasing, Inc., Venture Leasing
             Company, Venture Service Company, Venture Holdings
             Corporation and Venture Holdings Trust
12.1    **   Statement re Computation of Ratios
21.1    ***  Subsidiaries of the Registrants
23.1    **   Consent of Deloitte & Touche LLP
23.2    ***  Consent of Dykema Gossett PLLC (contained in their opinion filed as Exhibit 5.1)
23.3    **   Consent of KPMG Peat Marwick LLP
24.1    ***  Power of Attorney (included on signature page to this
             Registration Statement)
25.1    ***  Statement of Eligibility of Trustee
27.1    ***  Financial Data Schedule
99.1    ***  Form of Letter of Transmittal
99.2    ***  Form of Notice of Guaranteed Delivery
99.3    ***  Form of Letter to Registered Holders and Depository Trust
             Company Participants
99.4    ***  Form of Letter to Clients
99.5    ***  Form of Instruction to Registered Holder and/or Book Entry
             Transfer Participants from Beneficial Owner
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**  Filed herewith.


*** Previously filed.